                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              NEMATRON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

      Common Stock, no par value ("Common Stock") of Nematron Corporation
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                        3,112,500 shares of Common Stock
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $2,345,641, which is the book value of securities to be received by Registrant in the merger described in the proxy statement, computed as of September 30, 2000
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         $2,345,641
--------------------------------------------------------------------------------

     (5) Total fee paid:

         $469.13
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               [PRELIMINARY COPY]

                              NEMATRON CORPORATION

                              5840 INTERFACE DRIVE
                            ANN ARBOR, MICHIGAN 48103

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



To the Shareholders of Nematron Corporation:

         A Special Meeting of the Shareholders of Nematron Corporation ("Nematron" or the "Company") will be held on December 22, 2000 at 10:00 a.m., Eastern Standard Time, at the offices of Nematron, 5840 Interface Drive, Ann Arbor, Michigan, to act upon a proposal to approve the issuance of shares of common stock, no par value, of Nematron ("Nematron Common Stock") in connection with the Agreement and Plan of Merger, dated as of November 14, 2000, among Nematron, Nematron Acquisition Corp., a wholly owned subsidiary of Nematron ("Merger Sub"), Optimation Technology, Inc. ("Optimation"), William K. Pollock, Timothy A. Lasch, and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust, pursuant to which Merger Sub will be merged with and into Optimation, with Optimation surviving as a wholly owned subsidiary of Nematron (the "Merger"), as more fully described in the attached Proxy Statement.

         As a result of the Merger, each share of common stock, no par value, of Optimation issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 249 shares of Nematron Common Stock. A total of 3,112,500 shares of Nematron Common Stock will be issued to the shareholders of Optimation, which will represent approximately 19.07% of the outstanding shares of Nematron Common Stock immediately after the Merger.

         In connection with the Merger, William K. Pollock, the majority shareholder of Optimation and also its president and a member of its board of directors, will become a director of Nematron.

         Only shareholders of record at the close of business on November 29, 2000 are entitled to notice of and to vote at the meeting and any adjournments thereof.

         A Proxy Statement containing a detailed description of the matters to be considered at the meeting accompanies this notice.

         You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage paid envelope. You may revoke your proxy at any time prior to its exercise, and you may attend the meeting and vote in person, even if you have returned your proxy.

                                     By order of the Board of Directors,

                                     David P. Gienapp
                                     Corporate Secretary

Ann Arbor, Michigan
December  4, 2000

                              NEMATRON CORPORATION

                                 PROXY STATEMENT
             SPECIAL MEETING OF SHAREHOLDERS OF NEMATRON CORPORATION
                          TO BE HELD DECEMBER 22, 2000

         This Proxy Statement is being furnished to you by the Board of Directors of Nematron Corporation, a Michigan corporation ("Nematron" or the "Company"), for use at a Special Meeting of Shareholders of Nematron to be held at Nematron's offices, 5840 Interface Drive, Ann Arbor, Michigan 48103 on December 22, 2000 at 10:00 a.m., Eastern Standard Time, or at any adjournment thereof (the "Special Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about December 4, 2000.

         This Proxy Statement relates to an Agreement and Plan of Merger, dated as of November 14, 2000, among Nematron, Nematron Acquisition Corp., a wholly owned subsidiary of Nematron ("Merger Sub"), Optimation Technology, Inc. ("Optimation"), William K. Pollock, Timothy A. Lasch and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership Plan (the "Agreement and Plan of Merger"), pursuant to which Merger Sub will be merged with and into Optimation, with Optimation surviving as a wholly owned subsidiary of Nematron (the "Merger"). As a result of the Merger, each share of common stock, no par value, of Optimation issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 249 shares of Nematron Common Stock. A total of 3,112,500 shares of Nematron Common Stock will be issued to the shareholders of Optimation, which would represent 19.07% of the outstanding shares of Nematron Common Stock immediately after the Merger.

         Only holders of record of Nematron Common Stock at the close of business on November 29, 2000 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof. On and as of the Record Date, 13,209,616 shares of Nematron Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Shareholders of record on the Record Date are entitled to one vote for each share of Nematron Common Stock held of record on any matter that may properly come before the Special Meeting. Shares cannot be voted at the Special Meeting unless the holder is present in person or represented by proxy. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Special Meeting.

         Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Special Meeting in accordance with the specifications made if the proxy is properly executed and received by Nematron before the Special Meeting. You may revoke your proxy at any time prior to its exercise, and you may attend the meeting and vote in person, even if you have returned your proxy.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED ON THE ACCURACY OR COMPLETENESS OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Proxy Statement is December 4, 2000.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEMATRON SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS



                                                                                                                   Page
                                                                                                                   ----

SUMMARY..................................................................................................................5
   The Companies.........................................................................................................5
      Nematron...........................................................................................................5
      Merger Sub.........................................................................................................5
      Optimation.........................................................................................................5
   The Special Meeting of Shareholders...................................................................................5
      Meeting of Nematron  Shareholders..................................................................................5
      Matter to be Considered............................................................................................5
      Vote Required......................................................................................................5
      Record Date; Shares Entitled to Vote...............................................................................6
      Security Ownership of Management...................................................................................6
      Effect of the Merger...............................................................................................6
      Treatment of Optimation Common Stock...............................................................................6
      Recommendation of the Board of Directors...........................................................................6
      Nematron Board of Directors After the Merger.......................................................................6
      Reasons for the Merger.............................................................................................6
      Risks of the Merger................................................................................................7
      Effective Time of the Merger.......................................................................................7
      Conditions to the Merger...........................................................................................7
      Amendment and Waiver...............................................................................................7
      Termination........................................................................................................7
      Dissenters Rights..................................................................................................7
      Certain Federal Income Tax Consequences............................................................................7
      Accounting Treatment...............................................................................................8
      Interests of Certain Persons in the Merger.........................................................................8
FORWARD-LOOKING STATEMENTS AND RISKS INVOLVED............................................................................9
THE SPECIAL MEETING OF SHAREHOLDERS.....................................................................................10
   General..............................................................................................................10
   Matter to be Considered..............................................................................................10
   Record Date; Shares Entitled to Vote; Quorum.........................................................................10
   Vote Required; Effect of Abstentions and Non-Votes...................................................................10
   Voting and Revocation of Proxies.....................................................................................11
   Solicitation of Proxies; Expenses....................................................................................11
THE MERGER..............................................................................................................12
   General..............................................................................................................12
   The Merger...........................................................................................................12
   Nematron Board of Directors After the Merger.........................................................................12
   Procedures for Exchange of Certificates..............................................................................12
   Legend on Certificates...............................................................................................12
   Reasons for the Merger...............................................................................................13
   Certain Federal Income Tax Consequences..............................................................................14
   Regulatory Approvals.................................................................................................14
   Accounting Treatment.................................................................................................14
INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................................15
   Employee Matters.....................................................................................................15
   Registration Rights Agreement........................................................................................15
CERTAIN PROVISIONS OF THE AGREEMENT AND PLAN OF MERGER..................................................................16
   Representations and Warranties.......................................................................................16
   Certain Covenants -- Conduct Of Business Of Optimation...............................................................17
   Additional Agreements................................................................................................17
   Conditions to the Merger.............................................................................................18
   Amendment And Waiver.................................................................................................18
   Termination..........................................................................................................19
   Expenses.............................................................................................................19
   No Solicitation Of Alternative Transaction...........................................................................19
   Indemnification......................................................................................................19



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........................................................20
FUTURE SHAREHOLDER PROPOSALS............................................................................................21
HOW TO OBTAIN ADDITIONAL INFORMATION....................................................................................21
PRO FORMA FINANCIAL INFORMATION.........................................................................................22
FINANCIAL INFORMATION FOR OPTIMATION....................................................................................27
   Management's Discussion and Analysis.................................................................................27
   Financial Statements.................................................................................................30
FINANCIAL INFORMATION FOR NEMATRON......................................................................................42
   Management's Discussion and Analysis.................................................................................42
   Financial Statements.................................................................................................46


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. This Summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Appendix hereto in their entirety.

                                  THE COMPANIES

NEMATRON Nematron designs, manufactures and markets factory automation products, including computer hardware and software products. Its industrial computers and terminals are called Industrial Control Computers(TM) ("ICCs") and Industrial Workstations (TM) ("IWSs"), which are "ruggedized" computers with built-in displays, keyboards or other forms of operator input. ICCs and IWSs are used by operators in industrial processing and in factory floor environments to monitor and control machine and cell level operations. Nematron's software products are sold to industrial users for direct machine control, supervisory control, operator interface and data acquisition. Through its wholly owned subsidiary A-OK Controls Engineering, Inc., Nematron provides automation control system design, consulting and integration services, primarily to the automotive manufacturing industry. Through its wholly owned subsidiaries in the United Kingdom, it provides sales and support services in the European marketplace. Through its wholly owned Canadian subsidiary, it provides sales solicitation services in Canada.

MERGER SUB                 Merger Sub is a wholly owned subsidiary of Nematron
                           incorporated in New York on November 3, 2000 for the purpose of effectuating the Merger. The principal executive offices of Nematron and Merger Sub are located at 5840 Interface Drive, Ann Arbor, Michigan
                           48103, and the telephone number of both Nematron and Merger Sub is (734) 214-2000.

OPTIMATION                 Optimation is a privately held company incorporated
                           in New York which provides process and mechanical design, control system design, instrumentation and electrical design, system integration, software programming, computer aided drafting and consulting to its customers in various industry segments.
                           Optimation operates out of seven offices in the states of New York and North Carolina. The principal executive offices of Optimation are located at 50
                           High Tech Drive, Rush, New York 14543, and its phone number is (716) 359-0700.


                       THE SPECIAL MEETING OF SHAREHOLDERS

MEETING OF NEMATRON
  SHAREHOLDERS             The Special Meeting of Nematron Shareholders will be
                           held on December 22, 2000 at 10:00 a.m., Eastern
                           Standard Time, at the offices of Nematron at 5840
                           Interface Drive, Ann Arbor, Michigan 48103.

MATTER TO BE
  CONSIDERED               At the Special  Meeting,  shareholders  will be asked
                           to approve the issuance of a total of 3,112,500 shares of Nematron Common Stock pursuant to the Agreement and Plan of Merger, dated as of November
                           14, 2000, among Nematron, Merger Sub, Optimation,
                           William K. Pollock, Timothy A. Lasch, and Pollock and
                           Lasch as Trustees of the Optimation Technology, Inc.
                           Employee Stock Ownership Trust (the "Trustees") which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership
                           Plan, pursuant to which Merger Sub will be merged with and into Optimation, with Optimation surviving as a wholly owned subsidiary of Nematron. The
                           American Stock Exchange rules require shareholder approval to issue the shares of Nematron Common Stock pursuant to the Merger.

VOTE REQUIRED              Assuming a quorum is present at the Special Meeting,
                           the affirmative vote of the holders of a majority of the shares of Nematron Common Stock present in person or represented by proxy and voting on the matter is required for approval of the issuance of shares of Nematron Common Stock pursuant to the Agreement and Plan of Merger.

RECORD DATE;
 SHARES ENTITLED
 TO VOTE Only shareholders of record of Nematron Common Stock at the close of business on November 29, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On that date, there were 13,209,616 shares of Nematron Common Stock outstanding. Holders of Nematron Common Stock are entitled to one vote for each share held.

SECURITY OWNERSHIP
  OF MANAGEMENT            Directors and executive officers of Nematron and
                           their affiliates, who as of the Record Date beneficially owned 38.95% of Nematron Common Stock, have indicated that they intend to vote in favor of the proposal to approve the issuance of shares of Nematron Common Stock pursuant to the Agreement and Plan of Merger.

                                   THE MERGER

EFFECT OF THE MERGER       In the Merger, Merger Sub will merge with and into
                           Optimation. Optimation will be the surviving corporation and will become a wholly owned subsidiary of Nematron.

TREATMENT OF OPTIMA-
  TION COMMON STOCK        In the Merger, each share of Optimation will be
                           converted into the right to receive 249 shares of Nematron Common Stock. A total of 3,112,500 shares of
                           Nematron Common Stock will be issued to the shareholders of Optimation, which would represent
                           19.07% of the outstanding shares of Nematron Common
                           Stock immediately after the Merger.

RECOMMENDATION OF THE
  BOARD OF DIRECTORS       The Board of Directors of Nematron has unanimously
                           determined that the Merger is in the best interest of Nematron and its shareholders and has unanimously approved the Agreement and Plan of Merger. THE BOARD
                           OF DIRECTORS OF NEMATRON UNANIMOUSLY RECOMMENDS THAT
                           ALL NEMATRON SHAREHOLDERS APPROVE THE ISSUANCE OF
                           SHARES OF NEMATRON COMMON STOCK PURSUANT TO THE
                           AGREEMENT AND PLAN OF MERGER.

NEMATRON BOARD OF
  DIRECTORS AFTER THE
  MERGER As of the effective date of the Merger, the Board of Directors of Nematron will be expanded from eight to nine members, and Mr. William K. Pollock, the majority shareholder of Optimation and also its president and a member of its Board of Directors, will become a director of Nematron.

REASONS FOR THE
  MERGER The combination of Nematron and Optimation is expected to result in the following advantages:
                           - The ability of Nematron to better support existing
                             customers with controls consulting, design and integration services.
                           - Increased opportunities to win large, competitively
                             bid programs that require significant post-sale support activities.
                           - The ability of Nematron to identify additional
                             customers and additional markets for its existing industrial automation hardware and software products.
                           - The ability to market a broader range of services
                             to customers.
                           - The opportunity to better identify products and
                             services demanded by the marketplace through in-field consultants and application engineers, and thereby generate better marketing data for use in product planning and development.
                           - The ability of Nematron to expand to the East Coast
                             marketplace and to expand into non-automotive industries and thus create additional revenues.
                           - The opportunities for revenue synergies and, to a
                             lesser extent, cost savings.
                           - The opportunity to develop an operating structure
                             that will allow the creation of additional product lines and a more predictable revenue stream.

RISKS OF THE MERGER        There are certain risks involved in the Merger. See
                           Section entitled "Forward-Looking Statements and
                           Risks Involved."

EFFECTIVE TIME OF
  THE MERGER               The effective time of the Merger will occur within
                           five business days after the last of the conditions to the Merger contained in the Agreement and Plan of Merger has been satisfied or waived, pursuant to the filing of a certificate of merger with the New York
                           Department of State.

CONDITIONS TO THE
   MERGER The obligations of Nematron and Optimation to consummate the Merger are subject to certain conditions, including:
                           - The approval of the requisite shareholders of
                             Nematron.
                           - Consent to the Merger by LaSalle Business Credit,
                             Nematron's lender.
                           - Other conditions customary for transactions of this
                             nature.

AMENDMENT AND WAIVER       The parties may amend the Agreement and Plan of
                           Merger at any time before or after shareholder approval. However, following Nematron shareholder approval, no amendment may be made which by law requires the further approval of shareholders without such required approval.

                           Any party to the Agreement and Plan of Merger may, to the extent legally allowed, extend the time for performance of any of the obligations of the other parties, waive any inaccuracies in any representation and warranties of the other parties, or waive compliance with any of the agreements or conditions contained in the Agreement and Plan of Merger for the benefit of such party.

TERMINATION                The Agreement and Plan of Merger may be terminated
                           at any time prior to the Merger for the following reasons:
                           - By mutual written consent of the Board of Directors
                             of Nematron, Optimation, Merger Sub, and the shareholders and trustees of Optimation.
                           - By Nematron or Optimation if the other party shall
                             have failed to comply in any material respect with any of the covenants or agreements contained in the Agreement and Plan of Merger and such failure shall not have been cured within 15 business days following written notice of the failure.
                           - By Nematron or Optimation if the shareholders of
                             Nematron shall have failed to approve the issuance of the shares of Nematron Common Stock.
                           - By Nematron if litigation is filed that seeks to
                             prevent or prohibit the Merger.
                           - By Nematron or Optimation if the Merger is not
                             consummated within 60 business days from the date of the Agreement and Plan of Merger; however, if Nematron is unable to satisfy any of the conditions precedent enumerated in the Agreement and Plan of Merger, Nematron shall have the right to extend such date for two thirty-business day periods in order to give Nematron additional time to satisfy such conditions.

DISSENTERS RIGHTS          Nematron shareholders will not be entitled to any
                           appraisal or dissenters' rights in connection with the Merger.

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES         It is expected that the Merger will be treated for
                           federal income tax purposes as a tax free reorganization within the meaning of Section
                           368(a)(1)(A) and Section 368(a)(2)(E) of the Internal
                           Revenue Code of 1986, as amended.

                           If the Merger qualifies as a reorganization, no gain or loss will be recognized for federal income tax purposes by Nematron, Merger Sub or Optimation on the transaction contemplated by the Agreement and Plan of Merger.

ACCOUNTING TREATMENT       Nematron will account for the Merger as a purchase in
                           accordance with Accounting Principles Board No. 16,
                           "Business Combinations."

INTERESTS OF CERTAIN
 PERSONS IN THE MERGER     Two executive officers of Optimation,  William K.
                           Pollock and Timothy A. Lasch, have interests in the Merger that are in addition to the interests of Optimation shareholders generally. Pursuant to the Agreement and Plan of Merger, Optimation will enter into employment agreements with

                           Messrs. Pollock and Lasch pursuant to which current salaries and fringe benefits will continue for a period of three years after the Merger for Mr. Pollock and four years after the Merger for Mr. Lasch. Mr. Pollock and Mr. Lasch are also Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust, which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership Plan.

                  FORWARD-LOOKING STATEMENTS AND RISKS INVOLVED


THE STATEMENTS IN THIS PROXY STATEMENT RELATING TO MATTERS THAT ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS CONCERNING THE FUTURE COMPETITIVE POSITION, TAX TREATMENT, STRATEGIC ADVANTAGES, BROADER SERVICE OFFERINGS, SYNERGIES, REVENUES AND REVENUE GROWTH, FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, GENERAL BUSINESS AND FINANCING STRATEGIES, OPERATING AND INDUSTRY TRENDS, ACQUISITION AND COMBINATION ACTIVITIES, AND OPERATIONS OF NEMATRON, OPTIMATION AND THE COMBINED COMPANY AFTER THE MERGER IN THE FUTURE. WHEN USED IN THIS PROXY STATEMENT, WORDS SUCH AS "ANTICIPATE," "BELIEVE," "EXPECT," "PLAN," "INTEND," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," "PREDICT" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO NEMATRON, OPTIMATION OR THE COMBINED COMPANY AFTER THE MERGER, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE AND ARE DEPENDENT UPON CERTAIN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING, WHICH ARE BEYOND THE CONTROL OF NEMATRON, OPTIMATION OR THE COMBINED COMPANY AFTER THE MERGER:

                  - THE DECLINE OF ECONOMIC CONDITIONS IN GENERAL AND CONDITIONS IN THE AUTOMOTIVE MANUFACTURING INDUSTRY IN PARTICULAR;
                  - A REDUCTION IN DEMAND FOR NEMATRON'S OR OPTIMATION'S PRODUCTS AND SERVICES, CANCELLATION OF PURCHASE ORDERS OR CONTRACTS FOR SERVICES PROVIDED BY NEMATRON OR OPTIMATION;
                  - THE INABILITY OF NEMATRON TO SUCCESSFULLY IMPLEMENT ITS STRATEGY TO LEAD THE INDUSTRIAL AUTOMATION MARKET MIGRATION FROM CLOSED ARCHITECTURE PCS TO OPEN ARCHITECTURE PC-BASED SOLUTIONS;
                  -  CHANGES IN NEMATRON'S STRATEGY;
                  -  REDUCTIONS IN PRODUCT LIFE CYCLES;
                  - COMPETITIVE FACTORS (INCLUDING THE INTRODUCTION OR ENHANCEMENT OF COMPETITIVE PRODUCTS);
                  - PRICING PRESSURES WHICH RESULT IN MATERIALLY REDUCED SELLING PRICES FOR NEMATRON'S OR OPTIMATION'S PRODUCTS;
                  -  RAW MATERIAL PRICE INCREASES;
                  - DELAYS IN INTRODUCTION OF PLANNED HARDWARE AND SOFTWARE PRODUCTS;
                  - SOFTWARE DEFECTS AND LATENT TECHNOLOGICAL DEFICIENCIES IN NEW PRODUCTS;
                  -  CHANGES IN OPERATING EXPENSE;
                  -  FLUCTUATIONS IN FOREIGN EXCHANGE RATES;
                  - THE INABILITY TO ATTRACT OR RETAIN SALES AND/OR ENGINEERING TALENT; AND
                  - CHANGES IN CUSTOMER REQUIREMENTS AND EVOLVING INDUSTRY STANDARDS.

                       THE SPECIAL MEETING OF SHAREHOLDERS

GENERAL

         This Proxy Statement is being furnished to Nematron shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Nematron (the "Nematron Board") for use at the Special Meeting to be held on December 22, 2000 at the time and place specified under "Summary - The Special Meeting of Shareholders", and at any adjournment thereof.

MATTER TO BE CONSIDERED

         At the Special Meeting, shareholders of Nematron will be asked to consider and vote upon a proposal to approve the issuance of 3,112,500 shares of Nematron Common Stock pursuant to the Agreement and Plan of Merger (the "Nematron Proposal").

         THE NEMATRON BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT NEMATRON SHAREHOLDERS VOTE "FOR" APPROVAL OF THE NEMATRON PROPOSAL.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

         The Nematron Board has fixed the close of business on November 29, 2000 as the Record Date for determination of the Nematron shareholders entitled to receive notice of and to vote at the Special Meeting. On and as of the Record Date, 13,209,616 shares of Nematron Common Stock, held by approximately 840 holders of record, were issued and outstanding and entitled to vote at the Special Meeting. Each outstanding share of Nematron Common Stock is entitled to one vote on all matters coming before the Special Meeting. The presence, either in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Nematron Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting.

VOTE REQUIRED; EFFECT OF ABSTENTIONS AND NON-VOTES

         Approval of a majority of the votes cast by holders of Nematron Common Stock is required to approve the Nematron Proposal. Under the rules of the AMEX, such approval is required because the number of shares of Nematron Common Stock to be issued in the Merger pursuant to the Agreement and Plan of Merger will result in an increase in Nematron Common Stock outstanding of 20% or more.

         The inspector of elections will treat shares of Nematron Common Stock represented by proxies that reflect abstentions as shares that are present, entitled to vote and voting for purposes of determining the presence of a quorum at the Special Meeting and for purposes of determining the outcome of any question submitted to the shareholders for a vote. The inspector of elections will treat "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but with respect to which the broker does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of establishing a quorum. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, abstentions will have the same effect as votes against the Nematron Proposal and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote for approval.

         As of the Record Date, directors and executive officers of Nematron and their affiliates beneficially owned 38.95% of the outstanding shares of Nematron Common Stock. The directors and executive officers of Nematron have indicated that they intend to vote all such shares of Nematron Common Stock for approval of the Nematron Proposal.

VOTING AND REVOCATION OF PROXIES

         Shares of Nematron Common Stock represented by properly executed proxies received at or prior to the Special Meeting, and which have not been revoked, will be voted at the Special Meeting, or any adjournment thereof, in accordance with the instructions on such proxies. If a proxy is properly executed and returned by a shareholder of Nematron without indicating any voting instructions, the shares of Nematron Common Stock represented by such proxy will be voted at the Special Meeting FOR approval of the Nematron Proposal.

         A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised either by executing and delivering a later-dated proxy to the Secretary of Nematron or by delivering a duly executed written revocation of such proxy to the Secretary of Nematron. A shareholder may attend the Special Meeting and vote in person, even if such shareholder has returned his or her proxy.

SOLICITATION OF PROXIES; EXPENSES

         In connection with the Special Meeting, proxies are being solicited by, and on behalf of, the Nematron Board. Nematron will bear the cost of this solicitation of proxies from its shareholders. In addition to the solicitation of proxies by use of mail, directors, officers and employees of Nematron may solicit proxies from shareholders personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses, banks, fiduciaries and other custodians for the forwarding of solicitation material to the beneficial owners of Nematron Common Stock held of record by such persons, and Nematron will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

                                   THE MERGER

GENERAL

         Nematron, Optimation, Merger Sub, William Pollock, Timothy Lasch, and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership Plan have entered into the Agreement and Plan of Merger, which provides that, subject to the satisfaction of the conditions thereof (see "Certain Provisions of the Agreement and Plan of Merger
- Conditions to the Merger"), the Merger will be effected. THE DESCRIPTION OF THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT AND PLAN OF MERGER, A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY REFERENCE.

THE MERGER

         The Agreement and Plan of Merger provides for the merger of Merger Sub with and into Optimation. Optimation will be the surviving corporation and will become a wholly owned subsidiary of Nematron at the effective time of the Merger. In the Merger, each share of Optimation Common Stock outstanding immediately prior to the effective time will be converted automatically into the right to receive 249 shares of Nematron Common Stock (the "Merger Consideration"). A total of 3,112,500 shares of Nematron Common Stock will be issued to the shareholders of Optimation, which would represent 19.07% of the outstanding shares of Nematron Common Stock immediately after the Merger. The shareholders of Optimation will not receive any special voting, dividend or preemptive rights in connection with the 3,112,500 shares of Nematron Common Stock issued in connection with the Merger.

         The closing of the Merger will occur simultaneously with the filing of a certificate of merger with the New York Department of State, which will occur within five (5) business days after the last of the conditions to the Merger contained in the Agreement and Plan of Merger has been satisfied or waived.

         Pursuant to the Agreement and Plan of Merger, the Certificate of Incorporation and the Bylaws of Optimation will be the Certificate of Incorporation and the Bylaws, respectively, of the surviving corporation of the Merger (the "Surviving Corporation"). At the closing, William K. Pollock, Timothy A. Lasch, Diane Trentini, Anthony Sovenitti and Paul Kelly (the "Optimation Designated Directors"), and Matthew Galvez and James R. Thomas (the "Nematron Designated Directors"), shall be appointed to the Board of Directors of the Surviving Corporation. For a period of three years following the closing, in the event there is a vacancy among the Optimation Designated Directors, whether due to the expiration of a term or otherwise, it shall be filled by designation of the remaining Optimation Designated Directors.

NEMATRON BOARD OF DIRECTORS AFTER THE MERGER

         At the effective date of the Merger, the Nematron Board will be expanded from eight to nine members, and William K. Pollock, who is currently the President and a member of the Board of the Directors of Optimation, will become a member of the Nematron Board.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

         At the closing of the Merger, the three shareholders of Optimation will deliver to the Surviving Corporation certificates evidencing all of the Optimation common stock owned by them, endorsed in blank or accompanied by executed stock powers. Upon surrender of such certificates, each holder of the Optimation common stock evidenced by such certificates will be entitled to receive 249 shares of Nematron Common Stock for each share of Optimation common stock. The certificates evidencing Optimation common stock will then be cancelled.

         After the effective date of the Merger, the stock transfer books of Optimation will be closed and thereafter there will be no further registration of transfers of Optimation common stock on the records of Optimation. From and after the effective date of the Merger, the holders of Optimation common stock outstanding immediately before the effective date of the Merger will cease to have any rights with respect to such Optimation common stock except as otherwise provided by law.

LEGEND ON CERTIFICATES

         The shares of Nematron Common Stock to be issued pursuant to the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws in reliance on exemptions therefrom.

Consequently, the Optimation shareholders will bear the economic risk of investment in the Nematron Common Stock received indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The certificates representing the Nematron Common Stock issued in the Merger will bear the following legend:

         "The shares represented by this certificate are 'Restricted Securities'. As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel are acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

REASONS FOR THE MERGER

         The Nematron Board believes that the terms of the Merger are fair to, and in the best interests of, Nematron and its shareholders, has unanimously approved the Agreement and Plan of Merger and unanimously recommends that Nematron shareholders vote FOR approval of the Nematron Proposal.

         In reaching its conclusions, the Nematron Board considered, among other factors:

         - The combined company will be strategically positioned to provide design and integration services and field support to existing Nematron customers. Nematron customers traditionally require field support concerning the adoption of and operation of PC-based direct machine control products. The addition of Optimation's application engineers and other trained personnel will increase the capability of the combined companies to provide such support.
         - The combined company will have a better opportunity to win programs and contracts that are competitively bid, especially when such bids require in-field service and support activities. Nematron has noted with increasing frequency that manufacturers are requiring turnkey solutions to their factory automation contract awards. Nematron has been at a disadvantage with its current staff to effectively and realistically bid on large products requiring project management, field service and ongoing support activities. When such projects were won in the past, Nematron was often required to subcontract a portion of these activities to third parties. The combined company will be better positioned to secure turnkey projects than Nematron on a stand-alone basis.
         - The combined company will be better able to identify additional customers and additional markets for PC-based direct machine control products. With its staff of control engineers, application engineers and other support personnel that are knowledgeable of its customers' automation requirements, Optimation is in a position to identify additional customers and markets for Nematron's existing PC-based direct machine control products.
         - The combined company will be able to offer a broad range of services and products, and there is no significant overlap between the current businesses of the two companies.
         - The combined company will be better positioned to identify products and technologies demanded by the marketplace. With its staff of in-the-field engineers who consult with, design and develop automation controls systems, Optimation is in a unique position to understand market demands for control products. Nematron believes that this will translate into a better understanding of the controls marketplace and an ability to bring new and better products to market.
         - The combined company will increase its geographic presence on the East Coast and amount of non-automotive-based customers. Optimation's existing customer base is diverse and includes significant customers in the food, packaging and other process industries, whereas Nematron's customer base includes a heavy concentration of automotive industry customers.
         - The combined company's capital structure, management abilities, product and service offerings, and customer revenue bases will be able to interest other companies in vertical integration activities. The combined company will have consulting, design and integration capabilities and operations, in addition to Nematron's traditional activities of designing and manufacturing industrial automation control hardware and software products. Nematron believes that the capabilities of the combined entity will appeal to other entities in the automation marketplace so that joint ventures and other affiliations, including possible mergers, may result.
         - The combined company may be able to achieve benefits of revenue synergies and, to a lesser extent, cost savings that will, if realized, create additional value to Nematron shareholders.

         - The combined company will allow the creation of additional product lines and alternative product structuring, including the creation of an automation service provider product line that could generate monthly service and maintenance fees greater than either of the separate companies could generate on its own.
         -   The combined company will include seasoned and experienced managers in addition to those which Nematron has on a stand-alone basis.
         -   The combined company should realize a more predictable and steady revenue stream than Nematron has experienced in recent years, as Nematron's revenues have fluctuated with the success of obtaining major program business. The combined company should experience fewer fluctuations in quarterly revenues and operating results than Nematron has experienced on a stand-alone basis. This should increase its ability to budget for activities such as software development, hardware research and development efforts.
         - The combined company presents opportunities for improved financial performance, an improved financial position, and increased revenue prospects.
         - The combined company should experience improved cash flow as compared to Nematron on a stand-alone basis.
         - Nematron and Optimation are believed to have compatible corporate cultures and compatible employee groups.

         In determining that the Merger was fair to, and in the bests interest of, Nematron shareholders, the Nematron Board considered the factors above as a whole and did not assign specific or relative weights to those factors. The Nematron Board believes that the Merger is an opportunity for Nematron's shareholders to participate in a combined enterprise that has significantly greater business and financial resources than Nematron would have absent the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a description of the material federal income tax consequences of the Merger to Nematron, Merger Sub and Optimation.

         Neither Nematron nor Optimation has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger.

         It is the intention of the parties to the Merger that, under present United States federal income tax law, and based upon the assumptions that the Merger and related transactions will take place as described in the Agreement and Plan of Merger, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

         As a tax-free reorganization, neither Nematron, Merger Sub nor Optimation will recognize any gain or loss on the transactions contemplated by the Agreement and Plan of Merger.

         THE DISCUSSION SET FORTH ABOVE IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS.

REGULATORY APPROVALS

         There are no U.S. federal or state regulatory approvals, including antitrust clearance, required to consummate the Merger.

ACCOUNTING TREATMENT

         Nematron will account for the Merger as a purchase in accordance with the accounting standards promulgated under Accounting Principles Board No. 16, "Business Combinations" ("APB-16") and relevant AICPA Interpretations, Accounting Research Bulletins, FASB Statements, Interpretations and Technical Bulletins which serve as amendments to APB-16.

         Representatives of Grant Thornton LLP are expected to be present at the Special Meeting to be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


         The two individual shareholders of Optimation have interests in the Merger that are in addition to the interests of Optimation shareholders generally. Messrs. Pollock and Lasch are executive officers and directors of Optimation and will continue on the Board of the Surviving Corporation after the Merger. Mr. Pollock will also be appointed to the Nematron Board.

EMPLOYEE MATTERS

         William K. Pollock currently serves as President and a member of the Board of Optimation. Upon completion of the Merger, he will enter into an employment agreement with Optimation to continue as President of Optimation. The employment agreement will provide for (i) a three year term; (ii) the payment of a specified base salary computed on an hourly rate; (iii) a prohibition against Mr. Pollock's disclosure of confidential information both during the term of the employment agreement and thereafter; (iv) a noncompetition agreement during the term of the employment agreement and for a period of three years thereafter; and
(v) payment of an amount equal to 100% of Mr. Pollock's base salary under the employment agreement for the remainder of the three year term or twelve months, whichever is longer, if Mr. Pollock is terminated by Optimation without cause.

         Timothy A. Lasch currently serves as Vice President of Optimation. Upon completion of the Merger, he will enter into an employment agreement with Optimation to continue as Vice President of Optimation. The employment agreement will provide for (i) a four year term; (ii) the payment of a specified base salary computed on an hourly rate; (iii) a prohibition against Mr. Lasch's disclosure of confidential information both during the term of the employment agreement and thereafter; (iv) a noncompetition agreement during the term of the employment agreement and for a period of three years thereafter; and (v) payment of an amount equal to 100% of Mr. Lasch's base salary under the employment agreement for the remainder of the four year term or twelve months, whichever is longer, if Mr. Lasch is terminated by Optimation without cause.

         Mr. Pollock and Mr. Lasch also serve as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust, which is a shareholder of Optimation.

REGISTRATION RIGHTS AGREEMENT

         The shares of Nematron Common Stock to be issued pursuant to the Merger have not been registered under the Securities Act or any state securities laws. Consequently, the Optimation shareholders will bear indefinitely the economic risk of investment in Nematron Common Stock received in the Merger, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The certificates representing the Nematron Common Stock will bear a legend described under "Legend on Certificates" above.

         Upon completion of the Merger, Nematron will enter into a Registration Rights Agreement with the Optimation shareholders, which will provide the Optimation shareholders the right to register the shares of Nematron Common Stock received by such shareholders in the Merger at any time Nematron undertakes to register any of its common stock, subject to certain limitations set forth in the Registration Rights Agreement.

             CERTAIN PROVISIONS OF THE AGREEMENT AND PLAN OF MERGER

         The detailed terms of and conditions of the Merger are contained in the Agreement and Plan of Merger, which is included in full as Appendix A to this Proxy Statement and incorporated herein by reference. The following summary description of certain provisions of the Agreement and Plan of Merger is subject to the more complete information set forth in the Agreement and Plan of Merger.

REPRESENTATIONS AND WARRANTIES

         The Agreement and Plan of Merger contains various representations, warranties and agreements by Optimation, the shareholders of Optimation and the Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust relating to, among other things:

         - the organization, good standing and foreign qualification of Optimation;
         - Optimation's capital structure and share ownership;
         - authorization, execution, delivery and enforceability of the Agreement and Plan of Merger;
         - the absence of conflicts with, violations of or defaults under the certificate of incorporation or bylaws of Optimation, or any material agreement or applicable law;
         - required consents;
         - compliance with laws and material agreements
         - Optimation's financial statements and the accuracy of the information contained therein;
         - the absence of certain changes or events;
         - the absence of litigation against Optimation;
         - contracts;
         - retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;
         - labor matters;
         - tangible property, real property and leases;
         - intellectual property matters;
         - tax matters;
         - environmental matters;
         - brokerage and similar fees;
         - transactions with management;
         - books and records;
         - full disclosure;
         - investment representations;
         - trustee authorization concerning the employee stock ownership trust and plan;
         - employees;
         - vehicles;
         - customers;
         - bank accounts; and
         - accounts receivable.


         The Agreement and Plan of Merger contains various representations, warranties and agreements by Nematron relating to, among other things:

         - the organization, good standing and foreign qualification of Nematron;
         - authorization, execution, delivery and enforceability of the Agreement and Plan of Merger;
         - the absence of conflicts with, violations of or defaults under the articles of incorporation or bylaws of Nematron, or any material agreement or applicable law;
         - required consents; and
         - full disclosure.

CERTAIN COVENANTS -- CONDUCT OF BUSINESS OF OPTIMATION

         Optimation has agreed (except as contemplated by the Agreement and Plan of Merger or to the extent that Nematron has otherwise consented in writing) that, prior to the effective time of the Merger, it will, among other things:

         - conduct its business in the ordinary course in substantially the same manner as previously conducted;
         - use its reasonable efforts to preserve its business organizations, keep available the services of its officers and employees and maintain satisfactory business relationships;
         - not amend its certificate of incorporation or by-laws;
         - not issue, sell, pledge, dispose of, grant, encumber or authorize any shares of its capital stock;
         - not grant any new options, warrants convertible securities or other rights not existing on the date of the Agreement and Plan of Merger to acquire shares of its capital stock;
         - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock;
         - not acquire any corporation, partnership, other business organization or any division thereof or substantially all the assets of a business,
         - not incur any indebtedness for borrowed money nor issue any debt securities nor assume or guaranty any obligations of any person except in the ordinary course of business;
         - not enter into any contracts or agreements except in the ordinary course of business;
         - not terminate, cancel or request a material change in any of its material contract except in the ordinary course of business;
         - not authorize capital expenditures which are in the aggregate in excess of $5,000;
         - not enter into or amend any contract, agreement, commitment or arrangement except in the ordinary course of business;
         - not increase the compensation or benefits payable to, or enter into or amend any employment agreement with, any officer, director or employee, except as consistent with past practice;
         - not adopt any new employee benefit plan or materially amend any existing employee benefit plan;
         - not change any material accounting principle or procedures or practice except as required by a change in law or generally accepted accounting principles;
         - not make or rescind any material tax election, settle or compromise any material tax liability or materially change its methods of reporting income or deductions for federal income tax purposes except as may be required by applicable law;
         - not pay, discharge or satisfy any claim, liability or obligation other than in the ordinary course of business;
         - not form any subsidiary; and
         - not announce an intention, enter into any formal agreement or otherwise make a commitment to do any of the foregoing prohibited actions.

ADDITIONAL AGREEMENTS

         Pursuant to the Agreement and Plan of Merger, Nematron and Optimation have agreed, among other things, to:

         - consult with the other parties and mutually agree upon any press releases and other announcements regarding the Merger;
         - promptly notify the other party of (A) any situation that would cause any representation in the Agreement and Plan of Merger to be untrue or inaccurate and (B) the failure to comply with any covenant, condition or agreement to be complied with or satisfied; and
         - take all reasonable efforts to consummate and make effective the Merger.

         Pursuant to the Agreement and Plan of Merger, Nematron has agreed, among other things, to call the Special Meeting to consider and vote upon the issuance of shares of Nematron Common Stock pursuant to the Merger.

         Pursuant to the Agreement and Plan of Merger, Optimation has agreed, among other things, to:

         - afford Nematron access to its officers, properties, records, files and other information as Nematron may reasonably request; and
         - not solicit or encourage an offer from any person relating to any acquisition or purchase of any material portion of Optimation's assets or any equity interest in Optimation.

         Immediately after the Closing, Optimation shall permanently discontinue its contributions to the Optimation Employee Stock Ownership Plan (the "OTI ESOP") and freeze participation in the OTI ESOP so that no additional employees shall be eligible to participate in the OTI ESOP and all present participants in the OTI ESOP will be fully vested in their accounts.

CONDITIONS TO THE MERGER

         Conditions of Each Party's Obligation to Effect The Merger

         The respective obligations of Nematron, Merger Sub, Optimation and the Optimation shareholders to complete the Merger are subject to satisfaction of the following conditions:

         - the issuance of the shares of Nematron Common Stock pursuant to the Merger must have been approved by the Nematron shareholders;
         - all consents, permits and authorizations required to be obtained must have been obtained;
         - each party must have performed in all material respects its covenants and agreements required under the Agreement and Plan of Merger and all representations and warranties of the other party contained in the Agreement and Plan of Merger must have been true and correct in all material respects on the date of the Agreement and Plan of Merger and on the closing date; and
         - each party shall have received an opinion as to certain legal matters from the other party's legal counsel.

         Additional Condition to Obligations of Optimation Shareholders to Effect the Merger

         The obligations of Optimation shareholders to complete the Merger are subject to satisfaction or waiver of the additional condition that, as of the effective time of the Merger, Mr. William K. Pollock must have been elected to the Nematron Board of Directors.

         Additional Conditions to Obligations of Nematron and Merger Sub to Effect the Merger

         The obligations of Nematron and Merger Sub to complete the Merger are subject to satisfaction of the following additional conditions:

         - No litigation must be pending which seeks to prevent or prohibit consummation of the Merger;
         - Nematron must be satisfied with the results of its due diligence investigation of Optimation;
         - Nematron must have obtained the consent to the Merger of LaSalle Business Credit, its lender, and must have executed amendments to its existing financing agreements;
         - Mr. Pollock and Mr. Lasch must have entered into noncompetition agreements with Nematron and Optimation; and
         - Mr. Pollock and Mr. Lasch must have entered into employment agreements with Optimation.


AMENDMENT AND WAIVER

         The Agreement and Plan of Merger may be amended by Nematron, Merger Sub and Optimation, by action taken or authorized by their respective Boards of Directors, and by the Optimation shareholders, at any time before or after approval of the matters presented in connection with the Merger by the Nematron shareholders, but after any such approval, no amendment may be made which by law requires further approval by the Nematron shareholders without obtaining such further approval.

         At any time prior to the effective time of the Merger, each party may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Agreement and Plan of Merger or in any document delivered pursuant thereto; and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Agreement and Plan of Merger.

TERMINATION

         The Agreement and Plan of Merger may be terminated at any time before the Merger:

         - by the mutual written consent of Nematron, Optimation and Merger Sub, and by the shareholders of Optimation;
         - by either Nematron or Optimation if the other party fails to comply in any material respect with its covenants or agreements contained in the Agreement and Plan of Merger which has not been cured within fifteen days after notice of noncompliance;
         - by either Nematron or Optimation if the shareholders of Nematron have not approved issuance of the shares of Nematron Common Stock in the Merger by the requisite vote at the Special Meeting;
         - by Nematron if any litigation is pending which seeks to prohibit or prevent the Merger;
         - by either Nematron or Optimation if the Merger does not become effective within 60 business days after November 14, 2000, but if Nematron is unable to satisfy any of the conditions to the effectiveness of the Merger by such date, Nematron has the right to extend the date for two thirty-business-day periods in order to give Nematron additional time to satisfy the conditions.

EXPENSES

         Optimation has agreed that it will not incur legal fees in connection with the Merger in excess of $25,000 without the consent of Nematron.

         If Optimation enters into an agreement for a merger or consolidation of Optimation, a sale of all or a substantial part of its assets, or any other business combination to any person other than Nematron or Merger Sub, then Optimation must, within two days after the first such event, pay Nematron an amount equal to Nematron's out-of-pocket expenses incurred in connection with the Agreement and Plan of Merger.

NO SOLICITATION OF ALTERNATIVE TRANSACTION

         Optimation has agreed that neither it nor any of its officers, directors, nor its shareholders shall solicit, initiate or knowingly encourage any inquiry, proposal or offer with respect to a purchase of its capital stock, or any merger, asset sale or similar transaction involving, Optimation (any such proposal, offer or transaction being referred to as an "Alternative Transaction") or participate or engage in any discussions or negotiations concerning an Alternative Transaction; except as may be required by law, Optimation shall not disclose information relating to it or provide access to its property or records in connection with any proposed Alternative Transaction.

         Optimation is required to disclose to Nematron the existence or occurrence of any proposal, contract or contact which Optimation may receive with respect to any proposed Alternative Transaction.


INDEMNIFICATION

         The shareholders of Optimation and the Trustees indemnify Nematron and its affiliates, directors, officers and employees from any claim or liability relating to (a) any misrepresentation or breach of warranty by any of the shareholders in the Agreement and Plan of Merger, (b) any failure of the shareholders or the Trustees to perform or observe any covenant in the Agreement or Plan of Merger, (c) any guaranty to which Optimation is a party which guarantees amounts payable by or obligations of the shareholders, the Trustees or their affiliates, (d) any liability of Optimation under any agreement and other dealings by the shareholders or the Trustees with any third party regarding a sale of capital stock or business of Optimation, (e) any liability for taxes of Optimation, the shareholders or the Trustees that is based upon the income of Optimation, the shareholders or the Trustees for any period up to and including the effective time, (f) any liability for taxes of the shareholders or the Trustees based on income for any post-closing period, (g) any liability of Optimation, the shareholders or the Trustees for taxes resulting from transactions contemplated by the Agreement and Plan of Merger.

         Nematron indemnifies the shareholders and the Trustees from any damages relating to any misrepresentation or breach of warranty by Nematron or failure of Nematron to perform or observe any covenant under the Agreement and Plan of Merger. The amount of damages for which indemnification is provided will be computed net of any insurance proceeds received by the indemnified party in connection with such damages, reduced by all related costs and expenses and any premium increase or decrease resulting therefrom. The amount of damages for which indemnification is provided by the shareholders and the Trustees will be reduced to the extent such damages relate to and do not exceed any applicable reserve or accrual with respect to such damages provided for in Optimation's 1999 balance sheet.

                        SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information as of November 17, 2000 and after giving effect to the Merger with respect to the beneficial ownership of Nematron Common Stock by each director and each executive officer of Nematron, all current directors and executive officers as a group and all other persons known by Nematron to beneficially own more than 5% of its outstanding Common Stock. Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.




------------------------------------ ------------------------------------ --------------------------------------
                                               PRIOR TO MERGER                        AFTER MERGER
------------------------------------ ------------------------------------ --------------------------------------
               NAME                    NUMBER OF SHARES     PERCENTAGE      NUMBER OF SHARES      PERCENTAGE
------------------------------------ --------------------- -------------- --------------------- ----------------

------------------------------------ --------------------- -------------- --------------------- ----------------
James A. Nichols                         1,823,155 (1)         13.80%         1,823,155 (1)         11.17%
------------------------------------ --------------------- -------------- --------------------- ----------------
Michael L. Hershey                       1,536,460 (2)         11.62          1,536,460 (2)          9.40
------------------------------------ --------------------- -------------- --------------------- ----------------
J. Eric May,                             1,493,425 (3)         11.31          1,493,425 (3)          9.15
Under Declaration of Trust
------------------------------------ --------------------- -------------- --------------------- ----------------
Stephen E. Globus                        1,240,735 (4)          9.39          1,240,735 (4)          7.60
------------------------------------ --------------------- -------------- --------------------- ----------------
Matthew S. Galvez                          860,100 (5)          6.11            860,100 (5)          5.01
------------------------------------ --------------------- -------------- --------------------- ----------------
Hugo E. Braun                              648,449 (6)          4.85            648,449 (6)          3.94
------------------------------------ --------------------- -------------- --------------------- ----------------
David P. Gienapp                            97,793 (7)           .74             97,793 (7)           .60
------------------------------------ --------------------- -------------- --------------------- ----------------
Garnel F. Graber                            63,966 (8)           .48             63,966 (8)           .39
------------------------------------ --------------------- -------------- --------------------- ----------------
Joseph J. Fitzsimmons                       19,108 (9)           .14             19,108 (9)           .12
------------------------------------ --------------------- -------------- --------------------- ----------------
William K. Pollock                                                            1,563,471 (11)         9.58
------------------------------------ --------------------- -------------- --------------------- ----------------
Timothy A. Lasch                                                                614,283 (11)         3.76
------------------------------------ --------------------- -------------- --------------------- ----------------
OTI ESOP Plan                                                                   934,746 (11)         5.73
------------------------------------ --------------------- -------------- --------------------- ----------------
All directors and executive              6,289,766 (10)        43.82
officers as group (9 persons)
------------------------------------ --------------------- -------------- --------------------- ----------------
All directors and executive
Officers as a group (11 persons)                                              9,402,266             53.83
------------------------------------ --------------------- -------------- --------------------- ----------------

------------------------------------ --------------------- -------------- --------------------- ----------------


(1) The shares shown in the table for Mr. Nichols include (i) 1,618,704 shares owned outright, and (ii) 204,451 shares owned by an investment club of which Mr. Nichols is a member. Mr. Nichols' address is 3707 West Maple Road, Bloomfield Hills, MI 48301.

(2) The shares shown in the table for Mr. Hershey include (i) the 1,493,425 shares owned by J. Eric May, Trustee Under Declaration of Trust (over which Mr. Hershey may exercise voting and investment power), (ii) 25,371 shares owned outright by Mr. Hershey; and (v) options to purchase 17,664 shares of Common Stock under the Directors Option Plan which are currently exercisable or are exercisable within sixty days. Mr. Hershey's address is c/o Landis Associates, Inc., 400 West Ninth Street, Suite 100, Wilmington, DE 19801.

(3) The shares shown in the table for Mr. May include (i) 1,493,425 shares owned by J. Eric May, Trustee Under Declaration of Trust, over which Mr. Hershey may exercise voting and investment power. Mr. May's address is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

(4) The shares shown in the table for Mr. Globus include (i) 265,062 shares owned outright by Mr. Globus; (ii) 622,358 shares owned by companies and partnerships over which Mr. Globus exercises voting and investment power; (iii) 343,315 shares owned by certain relatives of Mr. Globus over which Mr. Globus exercises beneficial ownership. Mr. Globus' address is 44 West 24th Street, New York, NY 10010.

 (5) The shares shown in the table for Mr. Galvez include (i) 100 shares owned outright; and (ii) non-qualified options to purchase 860,000 shares which are currently exercisable or are exercisable within sixty days. Mr. Galvez's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(6) The shares shown in the table for Mr. Braun include (i) 500,000 shares owned by Access Ventures, of which Mr. Braun is a partner; (ii) options to purchase 16,664 shares under the Directors Stock Option Plan which are currently exercisable or are exercisable within sixty days; and (iii) currently exercisable warrants to purchase 131,785 shares of Common Stock pursuant to a Term Loan and Warrant Purchase Agreement dated November 7, 1995 between Nematron and Onset BIDCO, Inc., of which Mr. Braun is an officer. If such warrants were exercised, Mr. Braun would have sole voting rights and shared investment power with respect to the underlying shares. Mr. Braun's address is 206 South Fifth Avenue, Suite 550, Ann Arbor, MI 48104.

(7) The shares shown in the table for Mr. Gienapp include (i) 44,460 shares owned outright; and (ii) options to purchase 53,333 shares under the 1993 Stock Option Plan which are currently exercisable or are exercisable within sixty days.

(8) The shares shown in the table for Mr. Graber include (i) 14,302 shares owned outright; and (ii) options to purchase 49,664 shares of Common Stock under the Directors Stock Option Plan and non-qualified option awards which are currently exercisable or are exercisable within sixty days.

(9) The shares shown in the table for Mr. Fitzsimmons include (i) 4,000 shares of Common Stock owned outright; and (ii) options to purchase 16,664 shares of Common Stock under the Directors Stock Option Plan which are currently exercisable or are exercisable within sixty days.

(10) The shares shown in the table for all current directors and executive officers as a group include the shares described in footnotes (1) through (9).

(11) The address for Mr. Pollock, Mr. Lasch and the OTI ESOP Plan is 50 High Tech Drive, Rush, New York 14543.

         For purposes of calculating the percentage of Common Stock beneficially owned by each person, the shares issuable upon exercise of options and warrants held by such person are considered outstanding and added to the shares of Common Stock actually outstanding.


                          FUTURE SHAREHOLDER PROPOSALS

         The 2001 annual meeting of the shareholders of Nematron is scheduled to occur on or about May 18, 2001. Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders which are eligible for inclusion in Nematron's Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by Nematron not later than December 20, 2000 if they are to be included in Nematron's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at Nematron's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in Nematron's bylaws.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

         Nematron is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information may be inspected and copied at the public reference facilities that the SEC maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-732-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information filed electronically by Nematron with the SEC that can be accessed over the Internet at http://www.sec.gov.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited proforma financial statements were prepared to give effect to the Merger. The accompanying pro forma balance sheet as of September 30, 2000 and the pro forma statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 present the financial position and the results of operations of Nematron Corporation and Consolidated Subsidiaries ("Nematron" or the "Company") giving effect to the acquisition of Optimation Technology, Inc. The purchase price is estimated to be $4,020,000 based on the closing price of Nematron's common stock as traded on the American Stock Exchange on the day immediately prior to the date of the proxy statement. The pro forma consolidated financial statements are presented for informational purposes only, and are not necessarily indicative of the financial position or results of operations that would have occurred if the Merger had been consummated as of the date indicated. In addition, the pro forma consolidated financial statements are not necessarily indicative of future financial condition or operating results.

                      NEMATRON CORPORATION AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000


                                                                                        Pro Forma Adjustments
                                                                        Optimation      ---------------------      Pro Forma
                                                      Nematron          Technology        Amount       Note         Amount
                                                      --------          ----------        ------       ----         ------
               Assets
 Current Assets:
      Cash and cash equivalents                     $   129,443        $   322,040                              $    451,483
      Accounts receivable, net of allowance
        for doubtful accounts:
          Billed                                      4,683,386          1,815,537         (406,000)     (1)       6,092,923
          Unbilled                                    1,146,533          1,332,788                                 2,479,321
      Inventories                                     2,314,230                  -                                 2,314,230
      Prepaid expenses and other current assets         248,556             72,896                                   321,452
                                                    -----------        -----------                              ------------
          Total Current Assets                        8,522,148          3,543,261                                11,659,409

 Property and Equipment, net of accumulated
   depreciation                                       2,709,658            781,757                                 3,491,415
 Other Assets:
      Capitalized software development costs,
        net of accumulated amortization               3,457,847                  -                                 3,457,847
      Goodwill and other intangible assets,
        net of accumulated amortization               3,070,789                  -        2,080,359      (2)       5,151,148
                                                    -----------        -----------                              ------------
          Net Other Assets                            6,528,636                  -                                 8,608,995
                                                    -----------        -----------                              ------------
          Total Assets                              $17,760,442        $ 4,325,018                              $ 23,759,819
                                                    ===========        ===========                              ============

          Liabilities and Stockholders' Equity
 Current Liabilities:
      Notes payable to bank                         $ 2,813,163        $         -                              $  2,813,163
      Accounts payable                                1,580,136            124,071                                 1,704,207
      Deferred revenue and accrued liabilities        1,922,000            431,203                                 2,353,203
      Income taxes payable                                    -            294,103                                   294,103
      Deferred income taxes                                   -          1,076,000                                 1,076,000
      Current maturities of long-term debt            4,228,374             36,000                                 4,264,374
                                                    -----------        -----------                              ------------
          Total Current Liabilities                  10,543,673          1,961,377                                12,505,050
 Long-Term Debt, less current maturities                                    18,000                                    18,000
 Deferred Tax Liability                                 102,600                  -                                   102,600
                                                    -----------        -----------                              ------------
          Total Liabilities                          10,646,273          1,979,377                                12,625,650
 Stockholders' Equity:

      Common Stock                                   29,977,838            184,076         (184,076)     (2)      33,997,838
                                                                                          4,020,000      (2)
      Foreign Currency Translation Adjustment           (26,979)                 -                                   (26,979)

      Retained Earnings (Accumulated Deficit)                            2,174,175       (2,174,175)     (2)
                                                    (22,836,690)                                                 (22,836,690)
      Less Treasury Stock, at cost                                         (12,610)          12,610      (2)               -
                                                    -----------        -----------                              ------------
          Total Stockholders' Equity                  7,114,169          2,345,641                                11,134,169
                                                    -----------        -----------                              ------------
          Total Liabilities and Stockholders'
          Equity                                    $17,760,442        $ 4,325,018                              $ 23,759,819
                                                    ===========        ===========                              ============

                      NEMATRON CORPORATION AND SUBSIDIARIES
       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999



                                                                                     Pro Forma Adjustments
                                                                  Optimation         ---------------------      Pro Forma
                                               Nematron           Technology          Amount         Note         Amount
                                               --------           ----------          ------         ----         ------
 Net revenue                                 $ 29,772,129        $ 10,393,979                                 $ 40,166,108
 Cost of revenues                              19,991,704                            6,651,224        (3)       26,642,928
                                             ------------                                                     ------------
 Gross profit                                   9,780,425                                                       13,523,180
 Operating expenses:
   Product development costs                      794,207                                                          794,207
   Cost of equipment sold and
     reimbursable expenses                                            820,806         (820,806)       (3)                -
   Salaries and wages                                               5,495,172       (5,495,172)       (3)                -
   Payroll taxes                                                      415,488         (415,488)       (3)                -
   Subcontract engineering and
     fabrication                                                      468,550         (468,550)       (3)                -
   Selling, general and
     administrative expenses                    6,471,046           2,022,625          946,212        (3)        9,543,901
                                                                                       104,018        (4)
   Depreciation                                                       397,420         (397,420)       (3)                -
                                                                 ------------
               Total operating expenses         7,265,253           9,620,061                                   10,338,108
                                             ------------        ------------                                 ------------
 Operating income                               2,515,172             773,918                                    3,185,072
 Interest expense                                (523,839)            (47,288)                                    (571,127)
 Sundry income (expense)                          (25,883)             36,312                                       10,429
                                             ------------        ------------                                 ------------
                    Income before taxes         1,965,450             762,942                                    2,624,374
 Income tax benefit (expense)                      43,200            (324,412)         324,412        (5)           43,200
                                             ------------        ------------                                 ------------
 Net income                                  $  2,008,650        $    438,530                                 $  2,667,574
                                             ============        ============                                 ============
 Net earnings per share:
   Basic                                     $       0.19                                                     $       0.19
   Diluted                                   $       0.18                                                     $       0.18
 Weighted average number of
 common shares outstanding:
   Basic                                       10,753,844                            3,112,500        (6)       13,866,344
   Diluted                                     11,321,512                            3,112,500        (6)       14,434,012


 See notes to pro forma consolidated condensed statements.

                      NEMATRON CORPORATION AND SUBSIDIARIES
       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                                                     Pro Forma Adjustments
                                                                  Optimation         ---------------------     Pro Forma
                                              Nematron            Technology           Amount        Note        Amount
                                              --------            ----------           ------        ----        ------

 Net revenue                                $ 15,345,568         $ 8,080,883                                  $ 23,426,451
 Cost of revenues                             11,193,431                            $  5,224,774       (3)      16,418,205
                                            ------------                                                      ------------
 Gross profit                                  4,152,137                                                         7,008,246
 Operating expenses:
   Product development costs                     486,957                                                           486,957

   Cost of equipment sold and
     reimbursable expenses                                           961,762            (961,762)      (3)               -
   Salaries and wages                                              4,029,781          (4,029,781)      (3)               -
   Payroll taxes                                                     331,664            (331,664)      (3)               -
   Subcontract engineering and
     fabrication                                                     362,621            (362,621)      (3)               -
   Selling, general and
     administrative expenses                   4,810,485           1,497,328             688,304       (3)       7,074,131
                                                                                          78,013       (4)
   Depreciation and amortization                                     227,250            (227,250)      (3)               -
                                            ------------         -----------                                  ------------
              Total operating expenses         5,297,442           7,410,406                                     7,561,088
                                            ------------         -----------                                  ------------
 Operating income (loss)                      (1,145,305)            670,477                                      (552,841)
 Interest expense                               (352,712)             (7,957)                                     (360,669)
 Sundry income (expense)                         404,212              63,517                                       467,729
                                            ------------         -----------                                  ------------
            Income (loss) before taxes        (1,093,805)            726,037                                      (445,781)
 Income tax benefit (expense)                     17,217            (317,000)            317,000       (5)          17,217
                                            ------------         -----------                                  ------------
 Net income (loss)                          $ (1,076,588)        $   409,037                                  $   (428,564)
                                            ============         ===========                                  ============

 Net loss per share:
   Basic                                    $      (0.08)                                                     $      (0.03)
   Diluted                                  $      (0.08)                                                     $      (0.03)
 Weighted average number of
 common shares outstanding:
   Basic                                      12,857,425                               3,112,500       (6)      15,969,925
   Diluted                                    12,857,425                               3,112,500       (6)      15,969,925


 See notes to pro forma consolidated condensed statements.

               NEMATRON CORPORATION AND CONSOLIDATED SUBSIDIARIES
         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION


The accompanying pro forma balance sheet as of September 30, 2000 and the pro forma statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 present the financial position and the results of operations of Nematron Corporation and Consolidated Subsidiaries ("Nematron" or the "Company") giving effect to the acquisition of Optimation Technology, Inc. The purchase price is estimated to be $4,020,000 based on the closing price of the Company's common stock as traded on the American Stock Exchange on the day immediate prior to the date of the proxy statement.

Pro forma adjustments to the Pro Forma Unaudited Consolidated Condensed Balance Sheet as of September 30, 2000, giving effect to the transaction as if it occurred on September 30, 2000, are as follows:

    (1) Adjust for the agreed-upon distribution of two accounts receivable totaling $406,000 to former Optimation Technology shareholders prior to the effective date of the acquisition.
    (2) Adjust for the acquisition of Optimation Technology equal to the estimated purchase price of $4,020,000 and for the recording of goodwill equal to the excess of the purchase price over the fair value of the net assets acquired.

Pro forma adjustments to the Pro Forma Unaudited Consolidated Condensed Statements of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, assuming the transaction occurred as of the earliest date presented, are as follows:

    (3) Reclassify costs and expenses into classifications utilized by Nematron.
    (4) Adjust for goodwill amortization based on the cost of the business acquired, using an amortization period of twenty years.
    (5) Adjust for the utilization of Nematron's available net operating loss carryforward to eliminate the income tax expense of Optimation Technology.
    (6) Adjust for the number of shares exchanged in the acquisition of Optimation Technology.

                      FINANCIAL INFORMATION FOR OPTIMATION



MANAGEMENT'S DISCUSSION AND ANALYSIS



Nine-Month Period Ended September 30, 2000 Compared with the Nine-Month Period Ended September 30, 1999

         Net revenues for the nine-month periods ended September 30, 2000 increased $306,000 (3.9%) to $8,081,000 compared to the same period last year. The revenue increase is primarily attributable to a more efficient utilization of staff in providing engineering services to customers, as well as an increase in equipment sold and reimbursable expenses incurred on the engineering services provided during the period. In addition, there were fewer write-offs as a result of project overruns during the period. Management expects that net revenues for the fourth quarter of 2000 will also increase compared to the year earlier period, based on existing scheduled work under the current backlog.

         Cost of equipment sold and reimbursable expenses for the nine-month period ended September 30, 2000 increased $296,000 (44.5%) to $962,000 compared to the same period last year. The amount of equipment sold varies depending upon the nature of the engineering services provided and the equipment specified by the customer.

         Salaries and wages for the nine-month period ended September 30, 2000 decreased $36,000 (0.9%) to $4,030,000 compared to the same period last year. The slight decrease is primarily attributable to a change in compensation methods to salaried employees, effective January 1, 2000, and also an increase in subcontract engineering and fabrication services.

         Payroll taxes for the nine-month period ended September 30, 2000 increased $18,000 (5.9%) to $332,000 compared to the same period last year. Payroll taxes as a percentage of salaries and wages increased to 8.2% for the nine-month period ended September 30, 2000 from 7.7% for the same period last year. The increase is primarily attributable to the effect of additional employees not reaching the statutory limits where tax rates are reduced.

         Subcontract engineering and fabrication expenses for the nine-month period ended September 30, 2000 increased $83,000 (29.5%) to $363,000 compared to the same period last year. The increase is primarily attributable to the varying nature of work performed for customers during the current period compared to the year earlier period.

         Selling, general and administrative expenses for the nine-month period ended September 30, 2000 decreased $178,000 (10.6%) to $1,497,000 compared to the comparable period last year. The decrease in selling, general and administrative expenses in the current period resulted from less business expansion and practice development activities during the current period compared to the year earlier period. Management expects that selling, general and administrative expenses will increase moderately in the fourth quarter of 2000 compared to the current quarter because of costs associated with its proposed merger with Nematron Corporation and because of business expansion activities currently under way.

         Interest and other income for the nine-month period ended September 30, 2000 increased $41,000 (183.8%) to $64,000 compared to $22,000 for the comparable period last year. The increase in the current period is primarily attributable to changes in revenues from non-operating activities such as Optimation's in-house day care center, as well as income from sundry and miscellaneous transactions and activities.

         Interest expense for the nine-month period ended September 30, 2000 decreased $30,000 (79.1%) to $8,000 compared to $38,000 for the comparable period last year. The decrease in the current period results primarily from decreased utilization of Optimation's line of credit as its cash flow has been sufficient to fund current period expenses as such expenses became due and payable.

         Income tax expense for the nine-month period ended September 30, 2000 increased $127,000 (66.8%) to $317,000 compared to $190,000 for the comparable period last year. The effective income tax rate for the nine month period ended September 30, 2000 increased to 43.7% from 42.4% for the nine-month period ended September 30, 1999 primarily because of higher non-deductible expenses as a percentage of pre-tax income in the current period compared to the year earlier period. Income taxes include both federal and state income tax provisions.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

         Net revenues for the year ended December 31, 1999 increased $2,743,000 (35.9%) to $10,394,000 compared to year ended December 31, 1998. The revenue increase was primarily attributable to the success of Optimation's marketing and business development efforts in late 1998 and early 1999, primarily with several larger long-time customers that had reduced their outsourcing of engineering projects in the prior year. Additionally, Optimation opened satellite offices in New York and North Carolina and offered a closer presence to certain new customers.

         Cost of equipment sold and reimbursable expenses for the year ended December 31, 1999 increased $109,000 (15.4%) to $821,000 compared to year ended December 31, 1998. The amount of equipment sold varies depending upon the nature of the engineering services provided and the equipment specified by the customer.

         Salaries and wages for the year ended December 31, 1999 increased $842,000 (18.1%) to $5,495,000 compared to year ended December 31, 1998. The increase was primarily attributable to increasing the size of the professional staff in order to complete expanded contracted services in the year ended December 31, 1999.

         Payroll taxes for the year ended December 31, 1999 increased $58,000 (16.3%) to $415,000 compared to year ended December 31, 1998. Payroll taxes, which closely parallel labor changes, decreased to 7.6% of salaries and wages for the year ended December 31, 1999 from 7.7% for the year ended December 31, 1998. The increase was primarily attributable to the effect of additional employees not reaching the statutory limits where tax rates are reduced.

         Subcontract engineering and fabrication expenses for the year ended December 31, 1999 increased $98,000 (26.3%) to $469,000 compared to year ended December 31, 1998. The increase was primarily attributable to the varying nature of work performed for customers during the current year compared to last year.

         Selling, general and administrative expenses for the year ended December 31, 1999 decreased $121,000 (5.6%) to $2,023,000 compared to year ended December 31, 1998. The decrease in selling, general and administrative expenses in the current year resulted from less business expansion and practice development activities during the current year compared to the year earlier period.

         Interest and other income for the year ended December 31, 1999 increased $32,000 to $36,000 compared to year ended December 31, 1998. The increase in the current period was primarily attributable to changes in revenues from non-operating activities such as Optimation's in-house day care center, as well as income from sundry and miscellaneous transactions and activities.

         Interest expense for the year ended December 31, 1999 increased $27,000 (137.8%) to $47,000 compared to year ended December 31, 1998. The increase in the current period resulted primarily from a higher average utilization of Optimation's line of credit during the current year compared to the year earlier period.

         Income tax expense for the year ended December 31, 1999 increased $738,000 (178.4%) to $324,000 compared to year ended December 31, 1998. The effective income tax rate for the year ended December 31, 1999 increased to 42.5% from 39.5% for the year ended December 31, 1998 primarily because of higher non-deductible expenses as a percentage of pre-tax income in the current period compared to the year earlier period. Income taxes include both federal and state income tax provisions.


LIQUIDITY AND CAPITAL RESOURCES

         Optimation's primary sources of liquidity are cash generated from operations and Optimation's line of credit. Optimation's operations generated $1,067,000 of cash in the nine-month period ended September 30, 2000, including the effect of changes in working capital items.

         Optimation has available a $1.3 million bank line of credit secured by equipment with interest at prime plus .75%. In addition, Optimation has an available $100,000 lease line of credit which can be used to lease certain equipment. No amounts are outstanding under either line of credit at September 30, 2000.

         Based upon existing cash balances, available lines of credit and anticipated cash generated from current operations, management believes that it has sufficient liquidity to satisfy Optimation's liabilities as they become due.

Uncertainties Relating to Forward Looking Statements

         Optimation's Management's Discussion and Analysis contains certain "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, which are based on current management expectations. Actual results could differ materially from the forward-looking statements due to a number of uncertainties, including, but not limited to the decline of economic conditions in general and conditions in manufacturing industries in particular, a reduction in demand for Optimation's services, the inability of Optimation to attract and retain new and existing customers, changes in Optimation's strategy, competitive factors, pricing pressures which result in materially reduced contract prices for Optimation's services, changes in operating expenses, the inability to attract or retain executive and/or engineering talent, changes in customer requirements, the ability to consummate the merger of Optimation with Nematron Corporation, and the ability to successfully integrate Optimation's operations into the operations of Nematron subsequent to the contemplated merger. See generally the section entitled "Forward-Looking Statements and Risks Involved".

FINANCIAL STATEMENTS


THE FOLLOWING FINANCIAL INFORMATION IS PROVIDED BELOW FOR OPTIMATION: (1) AUDITED BALANCE SHEET FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND UNAUDITED INTERIM BALANCE SHEET FOR THE PERIOD ENDED SEPTEMBER 30, 2000; AND (2) AUDITED STATEMENTS OF INCOME, CASH FLOWS AND CHANGES IN SHAREHOLDERS' EQUITY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND UNAUDITED INTERIM STATEMENTS OF INCOME AND CASH FLOWS FOR THE PERIOD ENDED SEPTEMBER 30, 2000 AND THE COMPARABLE PERIOD IN THE PRECEDING FISCAL YEAR.



                           OPTIMATION TECHNOLOGY, INC.
                              FINANCIAL STATEMENTS
                                       AND

                          INDEPENDENT AUDITORS' REPORT

              DECEMBER 31, 1999 and SEPTEMBER 30, 2000 (UNAUDITED)


                          INDEPENDENT AUDITORS' REPORT




President and Board of Directors
Optimation Technology, Inc.

We have audited the accompanying balance sheet of Optimation Technology, Inc. as of December 31, 1999, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optimation Technology, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



  /s/  Mengel, Metzger, Barr & Co. LLP
--------------------------------------

Rochester, New York
September 1, 2000

                           OPTIMATION TECHNOLOGY, INC.

                                 BALANCE SHEETS

              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)


                       ASSETS
                                                                             December 31,       September 30,
                                                                                 1999               2000
                                                                             ------------       -------------
                                                                                                  (Unaudited)
CURRENT ASSETS
   Cash                                                                       $      361         $   322,040
     Accounts receivable, net of allowance for doubtful
       accounts of $25,000:
         Billed                                                                2,336,873           1,815,537
         Unbilled                                                                759,825           1,332,788
   Refundable income taxes                                                       123,537                   -
   Prepaid expenses                                                              121,960              49,364
   Deposits                                                                       46,371              23,532
                                                                              ----------         -----------
                                                  TOTAL CURRENT ASSETS         3,388,927           3,543,261

FIXED ASSETS
Office equipment                                                               1,523,417           1,647,609
Leasehold improvements                                                           180,000             183,000
Furniture, fixtures and computer equipment                                       905,610             910,422
                                                                              ----------         -----------
                                                                               2,609,027           2,741,031
Less accumulated depreciation and amortization                                 1,739,284           1,959,274
                                                                              ----------         -----------
                                                                                 869,743             781,757

                                                                              ----------         -----------
                                                                              $4,258,670         $ 4,325,018
                                                                              ==========         ===========


The accompanying notes are an integral part of the financial statements.

                   LIABILITIES AND SHAREHOLDERS EQUITY


                                                                             December 31,        September 30,
                                                                                 1999                2000
                                                                            --------------       -------------
                                                                                                  (Unaudited)
CURRENT LIABILITIES
   Line of Credit                                                            $   582,500          $        -
         Current portion of long-term debt                                        36,000              36,000
   Cash overdraft                                                                192,905                   -
   Accounts payable                                                               26,757             124,071
   Accrued payroll and employee benefits                                         376,904             431,203
   Income taxes payable                                                        1,065,000             294,103
   Deferred income taxes                                                       1,065,000           1,076,000
                                                                             -----------          ----------
                                                  TOTAL CURRENT ASSETS         2,280,066           1,961,377

LONG-TERM DEBT                                                                    42,000              18,000


SHAREHOLDERS' EQUITY
Common stock, no par value:
     Authorized, 27,500 shares
     Issued, 12,597 shares                                                       184,076             184,076
     Retained earnings                                                         1,765,138           2,174,175
                                                                             -----------          ----------
                                                                               1,949,214           2,358,251
Less:
     Treasury stock, 97 shares, at cost                                           12,610              12,610
                                                                             -----------          ----------
                                                                               1,936,604           2,345,641
                                                                             -----------          ----------
                                                                             $ 4,258,670          $4,325,018
                                                                             ===========          ==========

                           OPTIMATION TECHNOLOGY, INC.

                              STATEMENTS OF INCOME

                        YEAR ENDED DECEMBER 31, 1999 AND

            NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)



                                                                    December 31,      September 30,     September 30,
                                                                        1999              2000              1999
                                                                    ------------      ------------      ------------
                                                                                       (Unaudited)       (Unaudited)
Revenues:
   Net sales                                                        $10,393,979       $ 8,080,883       $ 7,775,173

Costs and expenses:
   Cost of equipment sold and reimbursable expenses                     820,806           961,762           665,655
   Salaries and wages                                                 5,495,172         4,029,781         4,065,355
   Payroll taxes                                                        415,488           331,664           313,315
   Subcontract engineering and fabrication                              468,550           362,621           279,941
   Selling, general and administrative                                2,022,625         1,497,328         1,675,601
   Depreciation and amortization                                        397,420           227,250           311,850
                                                                    -----------       -----------       -----------
                                                                      9,620,061         7,410,406         7,311,717
                                                                    -----------       -----------       -----------
                                       INCOME FROM OPERATIONS           773,918           670,477           463,456

Other income (expense):
     Interest and other income                                           36,312            63,517            22,380
     Interest expense                                                   (47,288)           (7,957)          (38,129)
                                                                    ------------      ------------      ------------
                                                                        (10,976)           55,560           (15,749)
                                                                    ------------      -----------       ------------
                                   INCOME BEFORE INCOME TAXES           762,942           726,037           447,707

Income tax expense                                                      324,412           317,000           190,000
                                                                    -----------       -----------       -----------
                                                   NET INCOME       $   438,530       $   409,037       $   257,707
                                                                    ===========       ===========       ===========



The accompanying notes are an integral part of the financial statements.

                           OPTIMATION TECHNOLOGY, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1999

                NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)




                                      Common          Retained           ESOP           Treasury
                                      Stock           Earnings          Shares           Stock            Total
                                      ------          --------          ------          --------          -----

Balance at January 1, 1999          $  184,076       $ 1,330,182      $  (95,385)      $ (12,610)      $ 1,406,263

Net income                                   -           438,530               -               -           438,530

Release of stock in employee
  stock ownership plan                       -            (3,574)         95,385               -            91,811
                                    ----------       -----------      ----------       ---------       -----------

                      BALANCE,
             DECEMBER 31, 1999         184,076         1,765,138               -         (12,610)        1,936,604
                                    ----------       -----------

Net income (Unaudited)                       -           409,037               -               -           409,307
                                    ----------       -----------      ----------       ---------       -----------

                      BALANCE,
            SEPTEMBER 30, 2000
                   (Unaudited)      $  184,076       $ 2,174,175               -       $ (12,610)      $ 2,345,641
                                    ==========       ===========      ----------       =========       ===========

The accompanying notes are an integral part of the financial statements.

                           OPTIMATION TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                        YEAR ENDED DECEMBER 31, 1999 AND

            NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)


                                                               December 31,       September 30,     September 30,
                                                                   1999               2000              1999
                                                               ------------       -------------     -------------
                                                                                   (Unaudited)       (Unaudited)
CASH FLOWS - OPERATING ACTIVITIES
  Net income                                                  $     438,530         $  409,037        $  257,707
  Adjustments to reconcile net income to net
    cash provided from operating activities:
      Depreciation and amortization                                 397,420            227,250           311,850
      Bad debts                                                      10,000                  -                 -
      Deferred income taxes                                         375,000             11,000          (393,976)
      ESOP compensation expense                                      91,811                  -            95,385
      Changes in operating assets and liabilities:
        Accounts receivable                                     (1,121,847)           (51,627)          (192,442)
        Refundable income taxes                                    (50,310)            123,537            73,227
        Prepaid expenses                                              (401)             72,596            29,676
        Deposits                                                    (3,455)             22,839            25,080
        Cash overdraft                                              120,388          (192,905)           (29,450)
        Accounts payable                                          (170,181)             97,314          (157,433)
        Accrued payroll and employee benefits                       152,318             54,299           225,003
        Income taxes payable                                                           294,103                 -
        Deferred revenue                                            (3,466)                  -                 -
                                                              ------------          ----------        ----------
           NET CASH PROVIDED FROM OPERATING ACTIVITIES             235,807           1,067,443           274,627

CASH FLOW - INVESTING ACTIVITIES
  Purchases of fixed assets                                       (184,186)          (139,264)          (141,921)
                                                              ------------          ----------        ----------
                NET CASH USED FOR INVESTING ACTIVITIES            (184,186)          (139,264)          (141,921)

CASH FLOWS - FINANCING ACTIVITIES
  Net borrowing under line of credit agreement                       68,000          (582,500)           (21,400)
  Principal payments on long-term debt                            (131,385)           (24,000)          (122,385)
                                                              ------------          ----------        ----------
                NET CASH USED FOR FINANCING ACTIVITIES             (63,385)          (606,500)          (143,785)
                                                              ------------          ----------        ----------

                                  NET DECREASE IN CASH             (11,764)            321,679           (11,079)

Cash at beginning of period                                         12,125                361             12,125
                                                              ------------          ----------        ----------
                                 CASH AT END OF PERIOD        $        361          $ 322,040         $    1,046
                                                              ============          =========         ==========

                           OPTIMATION TECHNOLOGY, INC.

                        YEAR ENDED DECEMBER 31, 1999 AND

            NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)




                                                                          December 31,    September 30,   September 30,
                                                                             1999             2000            1999
                                                                             -----            ----            ----
                                                                                          (Unaudited)     (Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid (received) during the period for:
    Interest                                                               $ 42,288        $    7,957       $ 38,129
                                                                           ========        ==========       ========

    Income taxes                                                           $   (278)       $ (111,640)      $  (278)
                                                                           ========        ==========       =======



The accompanying notes are an integral part of the financial statements.

NOTE A:  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Unaudited Interim Financial Statements
     In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company's financial position at September 30, 2000 and results of operations and cash flows for the nine month period ended September 30, 2000. The financial statements as of September 30, 2000 and for the nine months then ended are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     The Company
     The Company provides consulting services in engineering for the design of industrial manufacturing systems. In addition, the Company provides turn key products engineering which includes the purchase of equipment. The client base is made up primarily of Fortune 500 companies located throughout the world.

     Revenue recognition
     Revenues are recognized when services are performed under cost plus contracts. Customers are billed on a bi-weekly basis or at project completion. Unbilled accounts receivable represent revenues earned and billable in the following bi-weekly period as well as revenues earned but billable at completion. When billed, these amounts are included in billed accounts receivable.

     Concentration of credit risk
     Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and trade receivables. The Company maintains its cash account in one commercial bank located in New York State. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

     Concentration of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. Credit is extended on an evaluation of the customer's financial condition and generally collateral is not required. Credit losses consistently have been within management's expectations.

     Fixed assets
     Fixed assets are stated at cost, less accumulated depreciation and amortization. Property is depreciated or amortized using straight-line and accelerated methods over the estimated useful lives of the assets, which range from 5 to 15 years.

     Expenditures for renewals and betterments are capitalized while repairs and maintenance are charged to operations as incurred. Upon sale or retirement, the related cost and accumulated depreciation or amortization are removed from the accounts and the related gain or loss is reflected in operations.

     Income taxes
     Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The principal types of temporary differences between assets and liabilities for financial statement and tax return purposes are detailed in Note D.

     Advertising
     Advertising costs are expensed as costs are incurred and approximated $29,000 and $15,000 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

     Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B:  LINE OF CREDIT

     The Company has available an $1,300,000 bank line of credit secured by equipment with interest at prime plus .75% (9.25% at December 31, 1999). The balance outstanding at December 31, 1999 and September 30, 2000 was $582,500 and $-0-, respectively. In addition, the Company has an available $100,000 lease line of credit which can be used to lease certain equipment. No amount was outstanding relating to this line at December 31, 1999 or September 30, 2000.

NOTE C:  LONG-TERM DEBT

     Long-term debt consisted of the following:


                                                                                  December 31,      September 30,
                                                                                     1999               2000
                                                                                    -----               ----
                                                                                                     (Unaudited)
         Note payable to bank, unsecured, in monthly installments
         of $3,000 plus interest at prime plus .75% (9.25% at
         December 31, 1999) due February, 2002                                    $  78,000          $  54,000

         Less current maturities                                                     36,000             36,000
                                                                                  ---------          ---------

                                                                                  $  42,000          $  18,000
                                                                                  =========          =========




     Maturities of long-term debt are as follows:


              Year ending December 31,                                 Amount
                                                                      --------
                        2000                                          $ 36,000
                        2001                                            36,000
                        2002                                             6,000
                                                                      --------
                                                                      $ 78,000
                                                                      ========

NOTE D:  INCOME TAXES

     The provision for income taxes includes the following:


                                                                                                        Nine Months
                                                                                     Year Ended            Ended
                                                                                   Dec. 31, 1999       Sept. 30, 2000
                                                                                   --------------     ---------------
                                                                                                        (Unaudited)
         Currently (refundable) payable:
           Federal                                                                   $  (51,918)         $  248,000
           State                                                                          1,330              58,000
                                                                                     ----------          ----------
                                                                                        (50,588)            306,000

         Deferred tax expense:
           Federal                                                                      300,000               1,000
           State                                                                         75,000              10,000
                                                                                     ----------          ----------
                                                                                        375,000              11,000
                                                                                     ----------          ----------
                                                                                     $  324,412          $  317,000
                                                                                     ==========          ==========


     A reconciliation between income taxes at the Company's Federal statutory rate of 35% and the amount provided is as follows:


                                                                                                        Nine Months
                                                                                     Year Ended            Ended
                                                                                   Dec. 31, 1999       Sept. 30, 2000
                                                                                   --------------     ---------------
                                                                                                       (Unaudited)
         Computed at Federal rate                                                    $  267,030          $  254,113
         State taxes, net of Federal income tax effect                                   49,615              44,200
         Non-deductible expenses                                                         10,516              10,460
         Other                                                                           (2,749)              8,227
                                                                                     ----------          ----------
                                                                                     $  324,412          $  317,000
                                                                                     ==========          ==========




     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and are due primarily to the Company using the cash basis of accounting for income tax reporting and the accrual basis for financial statement purposes and as of December 31, 1999, $175,000 federal and $290,000 state net operating loss carryforwards which expire in 2019. The net operating loss carry forwards were utilized in the current tax provision in the nine months ended September 30, 2000. The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:


                                                                                                        Nine Months
                                                                                     Year Ended            Ended
                                                                                   Dec. 31, 1999       Sept. 30, 2000
                                                                                  --------------       --------------
                                                                                                         (Unaudited)
         Deferred tax liabilities:
           Accrual versus cash reporting                                           $  1,154,000         $   1,076,000
           Net operating loss carryforwards                                             (89,000)                    -
                                                                                   ------------         -------------
                                                                                   $  1,065,000         $   1,076,000
                                                                                   ============         =============


NOTE E:  LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company has entered into two lease agreements with related parties for office space. The first lease provides for base annual rent of $160,200 plus expenses through August 31, 2012. The second lease currently requires annual base rent of $160,200 plus expenses through January 31, 2002.

     The Company also leases office space in seven other locations currently requiring annual payments of approximately $16,100 to $108,000 through May 2004.

     Total minimum lease payments required at December 31, 1999 are as follows:


                Year Ending                       Amount
                -----------                       ------
                December 31, 2000               $  571,217
                December 31, 2001                  541,927
                December 31, 2002                  398,903
                December 31, 2003                  338,098
                December 31, 2004                  219,571
                    Thereafter                   1,228,200
                                                ----------
                                                $3,297,916
                                                ==========

     The rent expense was $571,410 and $444,736 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

     The Company has guaranteed the debt of a related party. The outstanding balance of the guaranteed debt was approximately $700,000 and $677,000 at December 31, 1999 and September 30, 2000, respectively.

NOTE F:  RETIREMENT PLAN

     The Company maintains a 401(k) retirement plan covering substantially all employees. The plan provides for matching contributions by the Company up to 3% of each covered employee's salary. The retirement plan expense was $97,265 and $81,315 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

NOTE G:  EMPLOYEE STOCK OWNERSHIP PLAN

     Effective January 1, 1994 the Company's Board of Directors approved an employee stock ownership plan (ESOP) that covers all eligible employees. The Company transferred 2,103 shares at fair market value of $97.50 per share, which were held in treasury, to the ESOP in exchange for the ESOP's assumption of a note payable to an individual. In addition on December 18, 1996, the Company sold 1,651 shares of common stock valued at $53.81 per share to the ESOP in exchange for a one year promissory note. In 1998 the ESOP purchased 250.849 shares at fair market value from former employees at $507 per share in exchange for a note payable to a bank. The Company makes annual contributions to the ESOP equal to the ESOP's debt service. The ESOP shares are pledged as collateral for its debt. As the debt is repaid, shares are released from collateral based on the proportion of debt service paid in the year and allocated to participating employees. The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the debt of the ESOP was recorded as a liability of the Company and the shares pledged as collateral were reported as unearned ESOP shares in the shareholders' equity section of the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current fair market value of the shares. ESOP compensation expense for the year ended December 31, 1999 was $91,811 (188.137 shares at $488 per share).

     The ESOP shares as of December 31, 1999 were as follows:


         Allocated shares - beginning of year
                                                                                               3,566

         Shares released for allocation
                                                                                                 188
                                                                                              ------
                                                                                               3,754
                                                                                              ======

         Unreleased shares
                                                                                                   -
         Carrying value of unearned shares at end of year                                     $    -
                                                                                              ======



NOTE H:  MAJOR CUSTOMERS

     The Company had two customers that accounted for more than 10% of revenues. Sales to these customers amounted to $3,875,565 and $3,840,142 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively. In addition, accounts receivable from these customers were approximately $859,000 and $718,000 as of December 31, 1999 and September 30, 2000, respectively.

NOTE I:  SUBSEQUENT EVENT

     On June 20, 2000 the Company's shareholders signed a letter of intent whereby 100% of the shares of the Company's outstanding stock will be acquired by Nematron Corporation, a publicly traded company, and the Company would become a wholly-owned subsidiary of Nematron. Management expects the transaction to be completed by December 31, 2000.

                       FINANCIAL INFORMATION FOR NEMATRON


MANAGEMENT'S DISCUSSION AND ANALYSIS

         Nematron Acquisition Corp. ("Merger Sub") is a wholly owned subsidiary of Nematron incorporated in New York on November 3, 2000 for the purpose of effectuating the Merger. Merger Sub does not have any operations. Therefore no financial information is provided for Merger Sub and it is not included in the discussion below about Nematron.

         Nematron acquired 100% of the outstanding equity of A-OK Engineering Controls, Inc. ("A-OK Controls") effective at the close of business on June 30, 2000. The results of operations of A-OK Controls are consolidated with Nematron beginning July 1, 2000.

Three-And Nine-Month Periods Ended September 30, 2000 Compared With The Three- And Nine-Month Periods Ended September 30, 1999

         Net revenues for the three- and nine-month periods ended September 30, 2000 decreased $4,231,000 (40.4%) and $6,889,000 (31.0%), respectively, to
$6,249,000 and $15,346,000, respectively, compared to the same periods last year. The revenue decreases are primarily attributable to decreases in sales of bundled Industrial Control Computers under a significant automation controls supply program with a major automotive company (the "major controls program"), and to a lesser extent, to decreases in sales of hardware and software through the Nematron's non-automotive sales and distribution channel. These decreases were partially offset by higher sales of repair and integration services, including $2,374,000 of service revenue from A-OK Controls for the three- and nine-month periods ended September 30, 2000. Management expects that net revenues for the fourth quarter of 2000 will also decrease compared to the year earlier period, based on existing scheduled production releases, expected shipments under the major supply contract and the current backlog.

         Gross profit for the three- and nine-month periods ended September 30, 2000 decreased $1,665,000 (51.6%) and $2,790,000 (40.2%), respectively, to
$1,564,000 and $4,152,000, respectively, compared to the same periods last year. Gross profit as a percentage of net revenues for the three- and nine-month periods ended September 30, 2000 was 25.0% and 27.1%, respectively, compared to 30.8% and 31.2% in the same periods last year. The decreases in gross profit percentage resulted from the effect of fixed cost on lower revenues in the current periods and from a lower percentage of sales of higher margin bundled hardware/software products under the major controls program in the current periods compared to the same periods last year. Management expects that gross profit margins will remain relatively constant throughout the year as the mix of sales in the fourth quarter of 2000 is expected to be similar to the sales mix experienced in the third quarter of 2000, based on the current backlog and forecasts.

         Product development expenses for the three- and nine-month periods ended September 30, 2000 decreased $11,000 (4.5%) and $136,000 (21.8%), respectively, to $229,000 and $487,000, respectively, compared to the same periods last year. The decrease is attributable to a smaller development staff and a shift in staff's efforts in the current periods compared to a year ago. Management expects that product development expenses will increase slightly in the fourth quarter of 2000 as staff and development efforts are planned to increase above current levels to develop and release new products in the near term.

         Selling, general and administrative expenses for the three- and nine-month periods ended September 30, 2000 decreased $324,000 (17.2%) and increased $407,000 (9.2%) to $1,563,000 and $4,810,000, respectively, compared to the comparable periods last year. The decrease in selling, general and administrative expenses in the current three-month period resulted from lower commissions and other sales costs, increased cost controls and staff reductions in response to lower revenues in the current period. The increase in selling, general and administrative expenses in the current nine-month period resulted primarily from increases in sales and marketing efforts during the first half of the year, offset in part by slightly reduced staff levels and sales commissions on lower revenue levels. Management expects that selling, general and administrative expenses will increase moderately in the fourth quarter of 2000 compared to the current quarter because of an anticipated increase in marketing and sales activities.

         Interest expense for the three- and nine-month periods ended September 30, 2000 increased $120,000 (140.7%) and decreased $81,000 (18.7%), respectively, to $205,000 and $353,000, respectively, compared to $85,000 and $434,000, respectively, for the comparable periods last year. The increase in the current three-month period results primarily from increased interest rates and new borrowings during the current period, arising primarily from funds borrowed to acquire A-OK Controls. The decrease in the current nine-month period resulted from lower average borrowing levels.

         Sundry income (expense) for the three- and nine-month periods ended September 30, 2000 was $26,000 and $404,000 that resulted primarily from the sale of idle assets during the periods. Sundry expenses for the three- and nine-month periods ended September 30, 1999 were not significant.

Year Ended December 31, 1999 Compared To Year Ended September 30, 1998

         Net revenues increased to $29,772,000 in fiscal 1999 compared to $16,829,000 in fiscal 1998. This represents an increase of $12,943,000, or 76.9%, compared to the fiscal 1998 level. Revenues increased primarily because of sales to original equipment manufacturers ("OEMs") under the major controls program that specified Nematron's bundled products and other hardware products to the OEMs. Revenues under this major controls program totaled $13,200,000 compared to $500,000 in fiscal 1998. Revenues have been recorded net of deferred revenue which will be recognized as Nematron provides the post sales support specified in the underlying agreement. Revenues derived from all other customers decreased approximately $1.5 million stemming from a lower order intake early in fiscal 1999 that resulted from Nematron's inability to secure component parts and assembled products in a timely manner and the corresponding increase in quoted delivery times. Nematron solved this operating issue beginning in May 1999 by employing subcontractors to purchase and assemble products, by raising cash in the April 1999 capital infusion and from profitable operations. Foreign revenues increased to $11,999,000 in fiscal 1999 compared to $5,225,000 in fiscal 1998 primarily because of sales made to foreign-based OEMs under the major program discussed above. Domestic revenues increased in fiscal 1999 to $17,773,000 compared to $11,605,000 in fiscal 1998 also because of sales made to domestic-based OEMs under the same program.

         Cost of revenues includes costs related to raw materials and component parts, direct labor, overhead, amortization of capitalized software costs, provisions for warranty costs on products sold and provisions for excess and obsolete inventory. Cost of revenues decreased to 67.1% of revenues in fiscal 1999 compared to 83.1% in fiscal 1998. The decrease resulted primarily from the increased margin on bundled hardware/software products sold in 1999 and from a $900,000 lower provision for obsolete inventory. The cost of revenue from bundled products is significantly lower than on hardware only products because of the low cost of reproduction of the software that is loaded on the hardware product. Also, improved inventory management resulted in a decrease in provisions for possible obsolete inventory, and Nematron's use of subcontractors relieved it of significant purchasing and storage responsibilities, in turn reducing Nematron's exposure to inventory obsolescence. Although the cost of purchasing complete units from subcontractors was higher than the cost of assembling similar units in house, the increased percentage of total revenue attributable to sales of higher margin software and services offset the increased component cost.

         Product development expenses decreased to $794,000 in fiscal 1999 compared to $1,318,000 in fiscal 1998. This represents a decrease of $525,000, or 39.8%, over the fiscal 1998 level. The decrease resulted a combination of decreases in total development costs pursuant to the closing at the end of fiscal 1998 of three software development offices and the elimination of significant overhead costs associated with those operations, offset in part by a decrease in the amounts of software development costs capitalized in fiscal 1999.

         Selling, general and administrative expenses in fiscal 1999 decreased to $6,471,000 compared to $8,926,000 in fiscal 1998. This represents a decrease of $2,455,000, or 27.5%, over the fiscal 1998 level. The decrease resulted from the closing of three offices at the end of fiscal 1999, a reduction in staff, lower discretionary spending for marketing and advertising and sales activities, and decreases in professional fees because of the completion of all significant litigation against Nematron in early fiscal 1999.

         Other operating expenses in fiscal 1999 decreased to $-0- compared to $1,670,000 in fiscal 1998. Other operating expenses in fiscal 1998 included a write-down of purchased intangible assets, including goodwill recorded at the acquisition of Intec Controls Corp. totaling $1,320,000 and a provision of $350,000 for payroll and other costs related to the closing of three satellite offices at the end of fiscal 1998. The write-down of intangible assets was required because of personnel changes and changes in software development, operating and marketing strategies.

         Interest expense in fiscal 1999 decreased to $524,000 compared to $735,000 in fiscal 1998. This represents a decrease of $211,000, or 28.7%, over the fiscal 1998 level. The decrease resulted from significantly lower average borrowing levels made possible by the application of cash to outstanding debt levels which became available from the $4 million capital infusion completed in April 1999, and from cash generated from the profitable 1999 operations.

Three-Months Ended December 31, 1998 Compared To Three Month Ended December 31, 1997 (Unaudited)

         Net revenues for the three months ended December 31, 1998 decreased to $3,187,000 compared to $4,351,000 in the year earlier period. This represents a decrease of $1,164,000, or 26.8%, over the year earlier period. The decrease is attributable to reduced sales of Industrial Workstations and Industrial Control Computers caused by component parts shortages resulting from Nematron's working capital deficiency during the three months ended December 31, 1998.

         Gross profit for the three months ended December 31, 1998 decreased to $1,102,000 compared to $1,314,000 in the year earlier period. This represents a decrease of $212,000, or 16.1%, compared to the year earlier period. However, gross profit as a percentage of revenues in the three months ended December 31, 1998 was 34.6% compared to 30.2% in the same period last year. The improvement in gross profit percentage resulted primarily from a higher percentage of sales of higher margin bundled hardware/software products in 1998 compared to the same period in 1997.

         Product development expenses for the three months ended December 31, 1998 decreased to $132,000 compared to $209,000 in the year earlier period. This represents a decrease of $77,000, or 36.9%, compared to the year earlier period. The decrease resulted primarily from a decrease in the number of product development employees and reduced development efforts in the current period compared to the same period last year.

         Selling, general and administrative expenses for the three months ended December 31, 1998 decreased to $1,324,000 compared to $2,301,000 in the year earlier period. This represents a decrease of $977,000, or 42.5%, compared to the year earlier period. As a percentage of net revenue, such expenses decreased to 41.5% in the three months ended December 31, 1998 from 52.9% in the same period last year. The decrease resulted from lower staff levels, the effects of closing of three satellite offices as of September 30, 1998 and the effects of cost controls initiated as of September 30, 1998.

         Interest expense on borrowed funds for the three months ended December 31, 1998 increased to $159,000 compared to $143,000 in the year earlier period. This represents an increase of $16,000, or 11.2%, compared to the year earlier period and resulted from higher average borrowing levels. Interest expense from the December 1998 issuance of convertible promissory was $3,000,000, representing the charge to operations (with the offsetting increase in shareholders' equity) to reflect the beneficial conversion feature of the promissory notes allowing the note holders to convert such notes into 4,000,000 shares of common stock. That amount was calculated at the date of issuance as the difference between the conversion price ($0.25 per share) and the quoted market price of the common stock into which the promissory notes are convertible ($1.00 per share), multiplied by 4,000,000 shares of common stock into which the promissory notes were convertible.

Liquidity And Capital Resources

         Nematron's primary sources of liquidity are cash generated from operations and its lines of credit. Nematron's operations generated $894,000 of cash in the nine-month period ended September 30, 2000, including the effect of changes in working capital items.

         Nematron is a party to two loan and security agreements (the "Agreements") with a bank. The Agreements provide for two lines of credit totaling $9.0 million, a $2.9 million term loan and a $1.5 million special accommodation note used for Nematron's acquisition of A-OK Controls. The Agreements are for a term through November 12, 2002, and may be extended for an additional one-year period at the option of Nematron, unless the lender gives prior notice of termination.

         The amounts available under the lines of credit are limited by borrowing formulas that allow for advances up to an amount equal to 85% of eligible accounts receivable, less any amount of outstanding letters of credit issued by Nematron. Amounts borrowed under the lines of credit facilities by Nematron totaled $2,813,163 at September 30, 2000. Based upon the specified borrowing formulas, approximately $500,000 was eligible for additional advances under the lines of credit at September 30, 2000. Although Nematron was not in compliance with the tangible net worth covenant contained in one of the Agreements as of September 30, 2000, the bank has issued a forebearance letter to Nematron concerning this covenant violation. However, in such letter, the bank has specifically reserved it right to take any action permitted under the Agreements in the future without any notice to Nematron. The bank and management are in the process of revising the Agreements which, among other things, change the tangible net worth covenant contained therein. As a condition of the bank making this change, Nematron will be required by the bank to raise additional equity, and Nematron has agreed to do so.

         Amounts borrowed under the lines of credit bear interest at the prime rate plus 1.5% (11.0% at September 30, 2000). The lines of credit and the term loan are collateralized by substantially all assets of Nematron and a mortgage on Nematron's Ann Arbor facility. Nematron financed the cash portion of the purchase price for A-OK Controls on June 30, 2000 through borrowings under the lines of credit and refinanced A-OK Controls' existing long-term debt with a term loan from the line of credit bank. Nematron has determined, however, that it is in the best interests of Nematron to decrease its credit line borrowings by raising additional equity capital. Accordingly, Nematron has entered into agreements with three investors to purchase approximately 800,000 newly issued shares of Nematron's common stock at a price of $1.25 per share. Management expects that these shares will be sold by November 29, 2000. Based upon Nematron's existing working capital of approximately $1,165,000, the proceeds from the anticipated private placement, currently forecasted revenue and expense levels and the funds available under Nematron's lines of credit, management believes that it will have sufficient cash resources to satisfy its liquidity needs in both the short and long term.

Uncertainties Relating to Forward Looking Statements

         Nematron's Management's Discussion and Analysis contains certain "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, which are based on current management expectations. Actual results could differ materially from the forward-looking statements due to a number of uncertainties, including, but not limited to the decline of economic conditions in general and conditions in the automotive manufacturing industry in particular, a reduction in demand for Nematron's products and services, the inability of Nematron to successfully implement its strategy to lead the industrial automation market migration from closed architecture PLCs to open architecture PC-based solutions, changes in Nematron strategy, reductions in product life cycles, competitive factors (including the introduction or enhancement of competitive products), pricing pressures which result in materially reduced selling prices for Nematron's products, raw material price increases, delays in introduction of planned hardware and software products, software defects and latent technological deficiencies in new products, changes in operating expenses, the ability of Nematron to effectively integrate the operations of acquired companies, fluctuations in foreign exchange rates, the inability to attract or retain sales and/or engineering talent, changes in customer requirements, evolving industry standards and the ability to consummate the merger with Optimation Technology, Inc., and the ability to successfully integrate Optimation's operations into the operations of

Nematron subsequent to the contemplated merger. See generally the section entitled "Forward-Looking Statements and Risks Involved".



FINANCIAL STATEMENTS


THE FOLLOWING FINANCIAL INFORMATION IS INCLUDED FOR NEMATRON: (1) AUDITED BALANCE SHEETS AT DECEMBER 31, 1999 AND DECEMBER 31, 1998, AND UNAUDITED INTERIM BALANCE SHEET FOR THE FISCAL PERIOD ENDED SEPTEMBER 30, 2000; AND (2) AUDITED STATEMENTS OF INCOME, CASH FLOWS AND CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND DECEMBER 31, 1999 AND THE THREE MONTHS ENDED DECEMBER 31, 1998, AND UNAUDITED INTERIM STATEMENTS OF INCOME AND CASH FLOWS FOR THE PERIOD ENDED SEPTEMBER 30, 2000 AND THE COMPARABLE PERIOD IN THE PRECEDING FISCAL YEAR.



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS
Nematron Corporation:

We have audited the accompanying consolidated balance sheets of Nematron Corporation and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1998 and December 31, 1999 and the three months ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nematron Corporation and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the years ended September 30, 1998 and December 31, 1999 and the three months ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

February 25, 2000
Detroit, Michigan

                      NEMATRON CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999



                             Assets (NOTES 5 AND 8)                                           December 31
                                                                                        1998              1999
                                                                                        ----              ----
Current assets:
   Cash and cash equivalents                                                        $   106,730       $   356,668
   Accounts receivable, net of allowance for doubtful accounts of
      $368,000 in 1998 and $122,000 in 1999                                           1,999,900         5,014,028
   Inventories (Note 4)                                                               1,884,335         1,671,648
   Prepaid expenses and other current assets                                            305,310           163,895
                                                                                     ----------       -----------

      Total current assets                                                            4,296,275         7,206,239

Property and equipment:
   Land                                                                                 117,000           117,000
   Building and improvements                                                          2,287,970         2,287,970
   Equipment                                                                          6,624,572         6,121,875
                                                                                    -----------       -----------

   Less accumulated depreciation                                                      9,029,542         8,526,845
                                                                                     (5,685,402)       (6,129,373)
                                                                                     ----------       -----------
         Net property and equipment                                                   3,344,140         2,397,472

Other assets:
   Software and related development costs, net of accumulated  amortization
     of $2,557,639 in 1998 and $1,853,660 in 1999 (Note 3)                            3,880,284         3,617,553
   Other intangible assets,  net of accumulated  amortization of $2,225,842
     in 1998 and $2,282,167 in 1999 (Note 3)                                            942,158           861,375
                                                                                    -----------        ----------

         Net other assets                                                             4,822,442         4,478,928
                                                                                    -----------       -----------

         Total assets and equipment                                                 $12,462,857       $14,082,639
                                                                                    ===========       ===========

Current liabilities:
   Note payable to bank (Note 5)                                                    $ 2,715,457       $         -
   Accounts payable                                                                   1,409,645         1,757,381
   Trade notes payable (Note 6)                                                       1,123,956                --
   Deferred revenue and other accrued liabilities                                     1,387,403         2,281,176
   Convertible promissory notes payable (Note 7)                                      1,000,000                --
   Current maturities of long-term debt (Note 8)                                      1,576,492           232,811
                                                                                    -----------       -----------


         Total current liabilities                                                    9,212,953         4,271,368
Long-term debt, less current maturities (Note 8)                                      2,182,783         2,706,668
Deferred tax liability (Note 10)                                                        178,200           135,000
                                                                                     ----------       -----------

         Total liabilities                                                           11,573,936         7,113,036

Commitments and contingencies (Note 14)                                                      --                --
Shareholders' equity (notes 7, 12 and 13)
   Common stock, no par value; 15,000,000 shares authorized and 5,353,316 shares outstanding at December 31, 1998; 30,000,000 shares authorized and
     12,605,430 shares outstanding at December 31, 1999
   Accumulated comprehensive income (loss)                                           24,664,809        28,727,838
   Accumulated deficit                                                                   (7,134)            1,869
                                                                                    (23,768,754)      (21,760,104)
                                                                                    -----------       -----------
                                                                                        888,921         6,969,603
                                                                                                      -----------
         Total liabilities and stockholders' equity                                 $12,462,857       $14,082,639
                                                                                    ===========       ===========

See accompanying notes to consolidated financial statements.

                      NEMATRON CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND DECEMBER 31, 1999 AND
                      THREE MONTHS ENDED DECEMBER 31, 1998



                                                                                     Three
                                                             Year Ended            Months Ended            Year Ended
                                                        September 30, 1998       December 31, 1998    December 31, 1999
                                                        ------------------       -----------------    -----------------

Net revenues (Notes 15 and 16)                              $  16,829,334         $ 3,186,910              $ 29,772,129
Cost of revenues (Note 9)                                      13,986,019           2,084,915                19,991,704
                                                             ------------         -----------              ------------

         Gross profit                                           2,843,315           1,101,995                 9,780,425

Operating expenses:

   Product development costs                                    1,318,894             131,987                   794,207
   Selling, general and administrative
     expenses                                                   8,926,090           1,323,945                 6,471,046
   Other charges (Note 9)                                       1,669,698                  --                        --
                                                              -----------         -----------               -----------

         Total operating expenses                              11,914,682           1,455,932                 7,265,253
                                                              -----------         -----------               -----------

         Operating income (loss)                               (9,071,367)           (353,937)                2,515,172

Other income (expense):

     Interest expense                                            (735,256)           (158,804)                 (523,839)
     Interest expense - issuance of
       convertible promissory notes  (Note 7)                          --          (3,000,000)                       --
     Foreign currency gain                                          2,900                  --                     2,929
     Sundry expense, net                                          (17,105)             (1,208)                  (28,812)
                                                              ------------        ------------             -------------

         Total operating expenses                                (749,461)         (3,160,120)                 (549,722)
                                                              ------------        ------------             -------------

         Income (loss) before income tax benefit               (9,820,828)         (3,513,949)                1,965,450

Income tax benefit (Note 10)                                      811,000              10,800                    43,200
                                                              ------------        ------------             -------------

         Net income (loss)                                   $ (9,009,828)        $(3,503,149)              $ 2,008,650
                                                             =============        ============              ===========

Income (loss) per share (Note 11):


    Basic                                                    $      (1.69)        $     (0.65)              $      0.19
                                                             =============        ============              ===========

    Diluted                                                  $      (1.69)        $     (0.65)              $      0.18
                                                             =============        ============              ===========



See accompanying notes to consolidated financial statements.

                      NEMATRON CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND DECEMBER 31, 1999 AND
                      THREE MONTHS ENDED DECEMBER 31, 1998



                                                                 Common Stock
                                                                 ------------
                                                                                        Accumulated
                                                                                       Comprehensive
                                                                                          Income       Accumulated
                                                         Shares           Amount        Adjustment       Deficit          Total
                                                         ------           ------        ----------       -------          -----

   Balance, October 1, 1997                               5,329,938      $21,589,413   $    (7,571)   $(11,255,777)     $10,326,065
   Exercise of options, net of 850
    shares redeemed                                          11,050           27,250                                         27,250
   Exercise of warrants                                      12,328           48,146                                         48,146
   Comprehensive loss:
    Net loss for the year ended September 30, 1998                                                      (9,009,828)      (9,009,828)
    Foreign currency translation adjustment                                                  1,491                           (1,491)
                                                                                       -----------  --------------     ------------
      Total comprehensive loss                                                               1,491      (9,009,828)      (9,008,337)
                                                          ---------      -----------   -----------  --------------     ------------

Balance, September 30, 1998                               5,353,316       21,664,809        (6,080)   $(20,265,605)     $ 1,393,124
  Additions to equity for the beneficial conversion
   feature of convertible promissory notes issued
   (Note 7)                                                                3,000,000                                      3,000,000
  Comprehensive Loss:
   Net loss for the period ended December 31, 1998                                                      (3,503,149)      (3,503,149)
   Foreign currency translation adjustment                                                  (1,054)                          (1,054)
                                                                                        ----------   -------------      -----------
     Total comprehensive loss                                                               (1,054)     (3,503,149)      (3,504,203)
                                                          ---------      -----------   -----------  --------------     ------------

Balance, December 31, 1998                                5,353,316       24,664,809        (7,134)    (23,768,754)         888,921
Conversion of convertible promissory notes and
   accrued interest thereon to common stock (Note 7)      4,092,114        1,023,029                                      1,023,029
Private placement of common stock (Note 7)                3,080,000        3,020,000                                      3,020,000
Exercise of options (Note 7)                                 80,000           20,000                                         20,000
Comprehensive income:
   Net income for the year ended December 31, 1999                                                       2,008,650        2,008,650
   Foreign currency translation adjustment                                                   9,003                            9,003
                                                                                        ----------   -------------      -----------
     Total comprehensive income                                                              9,003       2,008,650        2,017,653
                                                                                        ----------   -------------      -----------
BALANCE, DECEMBER 31, 1999                               12,605,430      $28,727,838    $    1,869   $(21, 760,104)     $ 6,969,603
                                                         ==========      ===========    ==========   =============      ===========





See accompanying notes to consolidated financial statements.

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                                       50

                      NEMATRON CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND
           DECEMBER 31, 1999 AND THREE MONTHS ENDED DECEMBER 31, 1998



                                                                   Year Ended          Three Month Ended         Year Ended
                                                               September 30, 1998      December 31, 1988      December 31, 1999
                                                               ------------------      -----------------      -----------------
Cash flows from operating activities:
  Net income (loss)                                                 $ (9,009,828)          $ (3,503,149)            $ 2,008,650
  Adjustments to reconcile net income (loss) to net cash
    flows provided by (used in) operating activities:
    Depreciation and amortization                                       3,944,397                544,013              2,178,187
    Loss on disposal of property and equipment                             54,711                    ---                 61,094
    Interest expense for beneficial conversion feature
      (Note 7)                                                                ---              3,000,000                    ---
    Deferred income tax benefit                                         (811,000)               (10,800)               (43,200)
    Changes in assets and liabilities that provided
(used)
      cash:
      Accounts receivable                                               1,690,456                514,841            (3,014,128)
      Inventories                                                       2,295,992                219,099                212,687
      Prepaid expenses and other current assets                           233,150                (9,989)                141,415
      Accounts payable                                                  1,490,242                (4,772)                347,736
      Deferred revenue and other accrued liabilities                       48,228              (444,468)                908,617
                                                                    -------------           ------------             ----------

        Net cash provided by (used in) operating
activities                                                               (63,652)                304,775              2,801,058

Cash flows from investing activities:
  Additions to capitalized software development costs                 (2,017,384)              (180,382)              (603,688)
  Additions to property and equipment                                   (271,067)                (8,723)              (175,325)
  Proceeds from disposals of property and equipment                        60,921                 12,795                 19,316
                                                                    -------------           ------------             ----------

        Net cash used in investing activities                         (2,227,530)              (176,310)              (759,697)

Cash flows from financing activities:
  Proceeds from issuance of common stock and
    subscriptions                                                            ----                   ----              3,020,000
  Borrowings under long-term debt agreements                                 ----                   ----              2,900,000
  Proceeds from exercise of options and warrants                           75,396                   ----                 20,000
  Proceeds from issuance of convertible promissory
    notes                                                                    ----              1,000,000                   ----
  Repayments of long-term debt                                          (702,164)              (157,862)            (3,673,544)
  Net borrowings (repayments) under bank line of credit                 2,373,000              (798,543)            (2,715,457)
  Repayments of trade notes payable                                     (241,805)              (422,000)            (1,123,956)
  Additions to deferred financing fees                                       ----                   ----              (227,469)
                                                                    -------------           ------------             ----------


        Net cash provided by (used in) financing
activities                                                              1,504,427              (378,405)            (1,800,426)
Foreign currency translation effect on cash                                 1,491                (1,054)                  9,003
                                                                    -------------           ------------             ----------

Net increase (decrease) in cash and cash equivalents                    (785,264)              (250,994)                249,938
Cash and cash equivalents at beginning of period                        1,142,988                357,724                106,730
                                                                    -------------           ------------             ----------

Cash and cash equivalents at end of period                          $     357,724           $    106,730            $   356,668
                                                                    =============           ============            ===========
Non-Cash Financing and Investing Activities:

  Conversion of accounts payable to notes payable                      $1,787,761              $    ----              $    ----
  Acquisition of equipment under capital leases
    (Notes 8 and 15)                                                      342,692                   ----                   ----
  Increase in common stock - issuance of convertible                         ----              3,000,000                   ----
    Promissory notes (Note 7)
  Conversion of stock subscriptions to common stock                          ----                   ----              1,500.000
  Conversion of promissory notes and accrued interest
    to common stock (Note 7)                                                 ----                   ----              1,023,029
  Decrease in debt and equipment for purchase
    price adjustment                                                         ----                   ----                 46,252
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest                                                  687,023                142,255                508,885
  Cash paid for income taxes                                                 ----                   ----                   ----


See accompanying notes to consolidated financial statements.

                      NEMATRON CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 September 30, 1998, December 31, 1998 and 1999

(1) BUSINESS

    Nematron Corporation (the "Company") designs, manufactures, and markets environmentally ruggedized computers and computer displays known as industrial workstations, and designs, develops, and markets software for worldwide use in factory automation and control and in test and measurement environments.

(2) CHANGE IN FISCAL YEAR END

    Effective December 31, 1998, the Company changed its fiscal year end from September 30 to December 31. Accordingly, the Company is presenting its balance sheets as of December 31, 1998 and 1999 and its statements of operations, stockholders' equity and cash flows for the year ended September 30, 1998, the three-month transition period ended December 31, 1998, and the year ended December 31, 1999.

(3) SUMMARY OF ACCOUNTING PRINCIPLES

    Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Nematron Limited, a United Kingdom corporation; Nematron Canada, Inc., a Canadian corporation formed in 1999; NemaSoft, Inc. ("NemaSoft") and Imagination Systems, Inc. ("ISI"), Michigan corporations formed in 1995 and 1996, respectively. All significant intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications have been made to the September 30, 1998 financial statements to conform with the classifications used in subsequent periods.

    Cash Equivalents

    The Company considers all highly liquid debt instruments with original maturities of three months or less at the date of purchase to be cash equivalents.

    Inventories

    Inventories are carried at the lower of cost or market. Cost is determined by the first in, first out method. Provision is made to reduce inventories (including demonstration units) to net realizable value for excess and/or obsolete inventories based upon an item-by-item review of quantities on hand compared to estimated future usage for sales and service.

    Property and Equipment

    Property and equipment are stated at cost. Capital leases are recorded at the present value of future minimum lease payments and are amortized over their primary term. Depreciation is provided over the estimated useful lives of the assets, ranging from 3 years for certain factory and office equipment to 33 years for the Company's Ann Arbor, Michigan headquarters and assembly facility. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods, for tax reporting purposes.

    Software and Related Development Costs

    Certain computer software development costs, primarily salaries, wages and other payroll costs, and purchased software technology have been capitalized. Capitalization of computer software development costs begins upon establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technology. The Company continually reviews the recoverability of capitalized software costs based on estimated cash flows. Software costs are written off, as amortization expense, at the time a determination has been made that the amounts are not recoverable.

    Amortization of capitalized computer software development costs is provided on a product-by-product basis using the greater of the amount computed using
    (a) the ratio that current gross revenues for each product bear to the total of current and anticipated future gross revenues for that product, or (b) the straight-line method over the remaining estimated economic lives of the respective products, ranging from two to five years.

    A summary of capitalized software and related development costs for the periods presented are as follows:

                                            Year ended          Three Months Ended          Year ended
                                        September 30, 1998      December 31, 1998        December 31, 1999
                                        ------------------      -------------------      -----------------
    Balance at beginning of period            $2,724,819                 $3,942,695            $3,880,284
    Additions                                  1,987,803                    180,382               603,688
    Amortization                                (769,927)                  (242,793)             (866,429)
                                        ----------------         ------------------   -   ---------------

       Balance at end of period               $3,942,695                 $3,880,284            $3,617,553
                                        ================         ==================       ===============


    Intangible Assets

    Other intangible assets, which consist primarily of acquired intangible assets, are carried at cost less accumulated amortization, which is calculated on a straight-line basis over the estimated useful lives of the assets, ranging from five to ten years.

    The carrying value of intangible assets is periodically reviewed, and impairments are recognized when the expected future cash flows derived from such intangible assets are less than their carrying value.

    A summary of intangible assets for the periods presented are as follows:


                                                Year ended        Three Months Ended     Year ended
                                          September 30, 1998      December 31, 1998    December 31, 1999
                                          ------------------      -----------------    -----------------
    Balance at beginning of period              $3,008,547               $1,002,225            $942,158
    Additions                                       29,581                   -0-                227,470
    Amortization, including impairment
    provision of $1,319,700 in the year
    ended September 30, 1998 (Note 9)           (2,035,903)                 (60,067)           (308,253)
                                          ----------------        -----------------    -----------------

       Balance at end of period                 $1,002,225               $  942,158            $861,375
                                          ================        =================    =================


    Stock Option Plan

    The Company adheres to the guidance of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), which permits entities to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No.

    25 and provide for pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 (See Note
    12).

    Foreign Currency Translation

    The assets and liabilities of the Company's foreign subsidiaries, Nematron Limited and Nematron Canada, Inc., denominated in foreign currencies, are translated at exchange rates in effect on the balance sheet date, and revenue and expenses are translated using a weighted average exchange rate during the periods presented. Gains or losses resulting from translating foreign currency financial statements are recorded as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income (loss).

    Revenue Recognition

    Revenues from hardware product sales are recognized upon delivery and when collection is probable. Revenues from service and repair of computers are recognized as the services are performed. Revenues from software and engineering development are recognized as the Company performs the services, in accordance with the contract terms. Revenues from extended warranty agreements covering software are recognized ratably over the terms of the agreement with the customer.

    Revenues from software license agreements and from bundled products (hardware products pre-loaded with software covered by applicable license agreements) and from systems sales (bundled products accompanied by post sale support activities) are deferred until all conditions in Statement of Position 97-2, Software Revenue Recognition, are met. Such conditions include the delivery of the product, the performance of all obligations so that remaining obligations are no longer significant, and collectibility is probable. The Company has established programs which, under specified terms and limited conditions, enable its distributors to return limited amounts of product. The effect of these programs, which is not a material amount, is estimated, and current period revenues and cost of revenues are reduced accordingly.

    Research and Development Costs

    Research and development costs are expensed when incurred. These costs, representing hardware and software engineering wages, fringe benefits, and a portion of the Company's overhead, are included in the accompanying consolidated statements of operations as components of cost of revenues and product development costs. Research and development costs were approximately $1,287,000, $291,000 and $1,514,000 for the year ended September 30, 1998 and the three months ended December 31, 1998, and the year ended December 31, 1999, respectively.

    Warranty Costs

    The Company provides for estimated warranty costs as products are shipped. Estimated warranty reserves are adjusted currently based upon projected levels of warranty repairs and estimated costs of materials, labor, and overhead costs to be incurred in meeting warranty obligations.

    Income Taxes

    Income taxes are accounted for under the asset-and-liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized.

    Income (Loss) Per Share

    Income (loss) per share is calculated using the weighted average number of common shares outstanding during the period, adjusted for the assumed conversion of dilutive stock options and warrants. Since net losses were incurred in the year ended September 30, 1998 and the three months ended December 31, 1998, no conversion of dilutive stock options and warrants was assumed in the loss per share calculation in either period, as the effect would be anti-dilutive.

    Fair Value

    Financial instruments of the Company, consisting principally of cash, accounts receivable, accounts payable, and debt, are recorded at estimated fair value. The estimated fair value amounts have been determined by the Company, using available market information and available valuation methodologies.

    Use of Estimates

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates are used in the determination of the allowance for doubtful accounts, obsolete and slow moving inventory, capitalized software and related development costs, intangible assets, warranty costs, returns and allowances, and deferred tax assets and liabilities.

(4) INVENTORIES

    Inventories are summarized as follows:

                                                                                       December 31,
                                                                                       ------------
                                                                             1998                         1999
                                                                             ----                         ----
         Purchased parts and accessories                                  $1,142,431                 $1,238,980
         Work in process                                                     307,762                     24,008
         Finished goods, demo units and service stock                        434,142                    408,660
                                                                             -------                    -------

             Total inventories                                            $1,884,335                 $1,671,648
                                                                          ==========                 ==========



(5) NOTE PAYABLE TO BANK

    In November 1999, the Company entered into a Loan and Security Agreement (the "Agreement") with a bank. The Agreement provides for an $8.0 million line of credit and a $2.9 million term loan. The Agreement is for a three-year term and may be extended for an additional one-year period at the option of the Company, unless the lender gives prior notice of termination. See Note 8 for additional information concerning the Agreement.

    The amount available under the line of credit is limited by a borrowing formula that allows for advances up to a maximum of the sum of 85% of eligible domestic and foreign accounts receivable, less the amount of outstanding letters of credit issued by the Company. Based upon such borrowing formula, approximately $3,500,000 of the available line is eligible for advance at December 31, 1999, less $2,163,000 of outstanding letters of credit (see Note 14). No amounts have been borrowed under the line of credit facility since the line became available. Any amounts borrowed will bear interest at the prime rate plus 1.0%. The line of credit and the term loan (see Note 8) are collateralized by substantially all assets of the Company and a mortgage on the Company's Ann Arbor facility.

    Prior to closing on the current Agreement, the Company had a credit agreement with another bank providing for a term note, two equipment notes and revolving credit notes. The revolving credit note provided for maximum borrowing by the Company of $4,000,000. The credit facility with the former senior lender has expired.

(6) TRADE NOTES PAYABLE

    Trade notes payable consisted of short-term notes payable to certain of the Company's creditors. The notes arose from the conversion in the year ended September 30, 1998 of $1,787,761 of trade accounts payable. The trade notes, which ranged in terms from six to twelve months in duration with interest generally at 12% per annum, have been repaid in their entirety.

(7) CONVERTIBLE PROMISSORY NOTES PAYABLE AND COMMON STOCK

    In December 1998, the Company issued convertible promissory notes (the "Notes") in the aggregate principal amount of $1 million with investors (collectively, the "Note Holders") pursuant to a private placement as the first stage of a capital transaction, under which the Company raised a total of $4,023,029. The Notes bore interest at seven percent (7%) per annum, were due and payable, with accrued interest, on the later of March 31, 1999 or 5 days following the date of shareholder approval of the capital transaction. The Notes were not transferable without the Company's consent. The Notes and accrued interest thereon were convertible by the Note Holders into Common Stock at $.25 per share (the "Conversion Price"). In February and March 1999, certain Note Holders converted $169,863 of Notes and received 679,450 shares of Common Stock. Following shareholder approval of the capital transaction on April 6, 1999, the remaining $830,137 of Notes and $23,029 of accrued interest thereon were converted into 3,412,664 shares Common Stock. As a result of the completion of the first stage of the capital transaction, the Company issued a total of 4,092,114 shares of Common Stock.

    On April 6, 1999 the Company's shareholders approved the issuance of shares pursuant to the two stage capital transaction. Stage one included the issuance of $1,000,000 of Notes, as described above, and stage two included the exercise of options included in such Notes and the private placement of additional shares of common stock. On April 7, 1999 the Company completed the second stage of the capital transaction and issued a total of 3,080,000 shares of Common Stock at $1.00 per share upon the exercise of the options and the private placement. The Company recorded the second stage of the transaction net of $60,000 of costs associated with the private placement.

    The Notes were convertible by the Note Holders into Common Stock at $.25 per share (the "Conversion Price"). On the December 1, 1998, the closing sale price of the Company's common stock on the Nasdaq National Market was $1.00 per share. The Company was not required to issue more than 1,070,000 shares in connection with the payment and/or conversion of the Notes unless the issuance of any additional shares had been approved by the Company's shareholders to the extent required by applicable law, the Company's organizational documents or the rules of the Nasdaq Stock Market.

    At the date the Notes were issued, the Company's common stock was traded on the Nasdaq National Market under which rules the Company was subject. Under such rules, the Company was precluded from issuing common stock in excess of 20% of the outstanding shares of common stock unless the issuance was approved by the Company's shareholders. Because of this requirement, the Company structured the capital transaction as a sale of convertible promissory notes rather than the sale of common stock so that the Company could receive the Notes proceeds on December 1, 1998 and postpone the issuance of common stock until it had received the required shareholder approval.

    Accounting for the issuance of the Notes was governed by the SEC's Emerging Issues Task Force pronouncement D-60, Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature, ("EITF D-60"). EITF D-60 requires that a beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid - in capital. That amount is calculated at the date of issue as the difference between the conversion price and the fair value (determined solely by reference to the quoted per share market price) of the common stock into which the Notes are convertible, multiplied by the number of shares into which the Notes are convertible. EITF D-60 further requires that if the common stock is traded in a public market, the quoted market price is the best measure of the common stock's fair value. Additionally, EITF D-60 requires that any discount resulting from an allocation of the proceeds to a beneficial conversion feature increases the effective interest rate of the Notes and is a charge to interest expense. Pursuant to EITF D-60, the Company has recorded interest expense of $3,000,000 on the date of issuance of the Notes to reflect the beneficial conversion feature of $0.75 per share for each of the 4,000,000 shares the Note Holders could have received upon conversion of the Notes into common stock; this represents the difference between the $0.25 per share conversion price compared to the quoted market price of $1.00 per share on the closing date of the transaction.

    On April 6, 1999, the Company's shareholders also approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

(8) LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                               December 31,
                                                                                           1998              1999
                                                                                           ----              ----
  Mortgage loan payable to a bank,  interest at 9.5% per annum;  payable in monthly installments  of $29,900  through  September  2001,  at which time the  remaining principal  and any  interest  thereon  was due.  The loan was repaid in  November
  1999.                                                                              $   1,956,474      $      -

  Term note payable to a bank, interest at LIBOR plus 2.5% per annum, payable in monthly installments of $30,000 plus interest through January 31, 1999. The
  note was repaid in November 1999.                                                      1,170,000             -


Term loan payable to a bank, interest at prime plus 1.5% per annum (10.0% at
  December 31, 1999), payable in monthly installments of $16,111 through
  November 2002, at which time the remaining principal and any interest thereon is due. The term loan is collateralized by substantially all assets of the
  Company and a mortgage on the Company's Ann Arbor facility.                                -             2,900,000

  Capitalized lease obligations and other notes                                            632,801            39,479
                                                                                       -----------      ------------
           Total long-term debt                                                          3,759,275         2,939,479

  Less current maturities                                                               (1,576,492)         (232,811)
                                                                                       -----------     -------------

           Total long-term debt, less current maturities                                $2,182,783        $2,706,668
                                                                                       ===========     =============


    The Loan and Security Agreement (the "Agreement"), under which the Company has the line of credit (see Note 5) and the $2.9 million term loan, contains several financial covenants, including specified levels of tangible net worth, interest coverage and debt service coverage. The terms of the Agreement also prohibit the payment of dividends, limits the amount of annual capital expenditures and includes other restrictive covenants. The Company was in compliance with the covenants in the Agreement as of December 31, 1999.

    The aggregate amounts of long-term debt maturities at December 31, 1999, are as follows:

                                   Year ended December 31,

                                         2000                                         $  232,811
                                         2001                                            193,332
                                         2002                                          2,513,336
                                                                                      ----------

                                         Total                                        $2,939,479
                                                                                      ==========


(9) WRITE-DOWNS AND OTHER CHARGES

    Following analyses and other decisions reached by Company management in the fourth quarter of the year ended September 30, 1998, the Company took the following charges:

                                                                                                 Year ending
                                                                                              September 30, 1998
                                                                                              ------------------
    Charged to cost revenues - write down of obsolete inventory                                  $ 1,001,742
    Charged to operating expenses:
         Write down of acquired intangible assets                                                  1,319,698
         Provision for losses upon closing of three U.S. offices                                     350,000
           Total charged to operating expenses                                                     1,669,698
                                                                                                 -----------

                  Total                                                                          $ 2,671,440
                                                                                                 ===========

    In conjunction with the Company's 1998 strategic planning process, analyses were prepared to determine if any asset impairment existed as a result of changes to the Company's long-term strategic plans. These analyses indicated impairment existed due to lower or no planned revenues from certain products, and accordingly, inventories and certain acquired intangible assets related to these products were written off. Also, the Company wrote down certain purchased parts and accessories and finished goods inventories related to discontinued product models, pursuant to results of the Company's strategic planning process. Additionally, in the fourth quarter, the Company determined to close its software development offices in Virginia, Ohio and California and to consolidate the software development activities in its Massachusetts office. A provision for closing costs was recorded in connection with costs expected to occur resulting from such office closings.

(10) TAXES ON INCOME

    The following reconciles the statutory federal income tax rate to the Company's effective tax rate:


                                                                                Three months
                                                          Year ended               Ended               Year Ended
                                                      September 30, 1998     December 31, 1998     December 31, 1999
                                                      ------------------     -----------------     -----------------
    Income tax expense (benefit) based
      on the federal statutory rate                        (34.0)%               (34.0)%                 34.0%
    Generation (utilization) of net
      operating loss carry forwards                         34.0%                 34.0%                 (34.0)%
    Effect of impairment and
      amortization of intangible assets                     (8.3)%                (0.3)%                 (8.3)%
                                                            ------                                       ------

       Effective tax rate                                   (8.3)%                (0.3)%                 (8.3)%
                                                            ======                ======                 ======

    The domestic and foreign components of income (loss) before taxes on income are as follows:

                                                                 Three months
                                            Year ended              ended              Year ended
                                            September 30,        December 31,          December 31,
                                                 1998                1998                 1999
                                            -----------         --------------      -------------

    Domestic income (loss)                  $(9,879,752)        $(3,535,904)           $2,156,308
    Foreign income (loss)                        58,924              21,955              (190,858)
                                            -----------         --------------      -------------

     Total income (loss) before tax
     benefit                                $(9,820,828)        $(3,513,949)           $1,965,450
                                            ===========         ==============      =============


    Deferred income taxes result from temporary differences in the recognition of income and expenses for financial and income tax reporting purposes.

    Temporary differences and net operating loss carryforwards, which give rise to the net deferred tax position as of December 31, 1998 and 1999, are as follows:


                                                                           December 31,
                                                              -----------------------------------------
                                                                    1998                  1999
                                                                    ----                  ----

    Deferred tax assets:

      Inventory valuation allowance                           $    844,000               $    394,000
      Accounts receivable allowance for
      doubtful accounts                                            124,000                     42,000
      Property and equipment, principally depreciation             120,000                    178,000
      Accrued expenses deductible when paid                         89,000                    118,000
      Net operating loss carryforward                            6,678,800                  6,323,000
                                                              ------------             --------------

      Total deferred tax assets                                  7,855,800                  7,055,000
    Less valuation allowance against deferred tax assets        (6,418,000)                (5,731,000)
                                                              ------------             --------------

      Net deferred tax assets                                    1,437,800                  1,324,000
    Deferred tax liabilities - capitalized software
    development costs and other intangible assets               (1,616,000)                (1,459,000)
                                                              ------------             --------------

    Net deferred tax position                                 $   (178,200)             $    (135,000)
                                                              ============             ==============


    The valuation allowance against deferred tax assets increased (decreased) by $2,112,000, $134,000 and $(687,000) during the year ended September 30,
    1998, the three months ended December 31, 1998 and the year ended December 31, 1999, respectively.

    At December 31, 1999, the Company has net operating loss carryforwards of approximately $18,000,000, which expire at various dates between 2004 and 2019. Utilization of these carryforwards is subject to annual limitations under current IRS regulations. The Company has established a valuation allowance for the estimated amount of the total limitation on the utilization of the net operating loss carryforwards. Realization of net deferred tax assets associated with the net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration.

(11) EARNINGS PER SHARE

     Income (loss) per share ("EPS") is as follows:

                                                   Income            Income
                                                   (Loss)            Shares             (Loss)
                                                   (Numerator)       (Denominator)      Per Share
                                                   -----------       -------------      ---------

     Year ended September 30, 1998:
      Basic EPS:
       Net loss                                    $(9,009,828)          5,345,889      $    (1.69)
       Effect of dilutive securities                      -0-              -0-                0.00
                                                   ------------      -------------      -----------

     Diluted EPS                                   $(9,009,828)          5,345,889      $    (1.69)
                                                   ============      =============      ===========

     Three months ended December 31, 1998:
       Basic EPS:
       Net loss                                    $(3,503,149)          5,353,316      $    (0.65)
     Effect of dilutive securities                        -0-              -0-                0.00
                                                   ------------       -------------     -----------

     Basic EPS:
       Net income                                  $ 2,008,650          10,753,844      $     0.19
       Effect of dilutive securities:
         Options                                        24,946             567,668           (0.01)
                                                   ------------       -------------     -----------

     Diluted EPS:
      Income available to common
      shareholders plus assumed
      conversion                                   $ 2,033,596         $11,321,512      $    (0.18)
                                                   ============       ============      ===========

    For the year ended September 30, 1998, 913,120 options and 322,676 warrants were outstanding but were not included in the computation of diluted loss per share because to do so would have been antidilutive. The options expire on various dates between 2003 and 2009, and the warrants expire between February 2000 and October 2002.

    For the three months ended December 31, 1998, 1,428,894 options and 322,676 warrants were outstanding but were not included in the computation of diluted loss per share because to do so would have been antidilutive. The options expire on various dates between 2003 and 2009, and the warrants expire between February 2000 and October 2002.

    For the year ended December 31, 1999, 799,037 options and 322,676 warrants were outstanding but were not included in the computation of diluted earnings per share because the exercise prices of the excluded options and warrants were greater than the average market price of the common shares during the period. The options expire on various dates between 2003 and 2009, and the warrants expire between February 2000 and October 2002.


(12) EMPLOYEE BENEFIT PLANS

    1993 Stock Option Plan

    The Company's 1993 Stock Option Plan (the "1993 Plan") provides for the granting of options to purchase a total of 950,000 shares of common stock to key employees. The exercise price for each option granted under the 1993 Plan cannot be less than the fair market value of the common stock on the date of the grant. The 1993 Plan gives the Compensation Committee of the Board of Directors latitude in deciding the vesting period. Options generally vest one-third immediately and one-third on each successive anniversary date of the award, or are exercisable at the rate of one-third per year beginning on the day after the first anniversary of the date of the award. Under provisions of the 1993 Plan, shares subject to an option award will become immediately exercisable upon a change in control of the Company. Options remaining unexercised on the tenth anniversary of the date of the grant will expire. No options may be granted after February 26, 2003. As of December 31, 1999, no options are available for award under the 1993 Plan.

    Long-Term Incentive Plan

    The Company's Long-Term Incentive Plan (the "Incentive Plan"), adopted in April 1999, provides for the granting of awards to purchase a total of 1,250,000 shares of common stock to key employees and others. Awards may be made by the Compensation Committee of the Board of Directors in the form of incentive stock options, non-qualified stock options, restricted stock or performance shares, provided that the Committee may not grant options to any salaried employee during any three-year period to purchase more than 500,000 shares

    The exercise price for each option granted under the Incentive Plan cannot be less than the fair market value of the common stock on the date of the grant. The Incentive Plan gives the Committee latitude in deciding the vesting and exercise periods. Options shall vest as the Committee determines and will generally have a term of ten years.

    The Incentive Plan authorizes the Committee to grant restricted stock awards pursuant to which shares of Common Stock will be awarded, subject to restrictions on transfer that lapse over a period of time or upon achievement of performance goals, as determined by the Committee. Participants who receive restricted stock grants are entitled to dividend and voting rights on the awarded shares prior to the lapse of restrictions on such awards.

    The Committee is also authorized to grant performance share awards under the Incentive Plan that are payable at the discretion of the Committee in cash, shares of Common Stock, or a combination of each, upon achievement of performance goals established by the Committee. The Committee will determine the terms and conditions of restricted stock and performance share awards, including the acceleration or lapse of any restrictions or conditions of such awards. No options have been awarded under the Incentive Plan as of December 31, 1999. Awards to purchase an additional 1,250,000 shares of common stock may be made.

    Directors Option Plan

    The Company's 1993 Directors Stock Option Plan (the "Directors Option Plan") provides for the granting of options to purchase a total of 120,000 shares of common stock. The exercise price for each option granted beginning April 1997 under the Directors Option Plan is equal to 110 percent of the closing price of the stock on the grant date. The exercise price for options granted prior to April 1997 was the greater of the fair market value or book value of the Company's common stock on the date of the grant.

    The Directors Option Plan provides that beginning April 1997, each qualified director will be granted an option to purchase 4,500 shares of common stock every three years. Prior to April 1997, each qualified director was granted annually an option to purchase 1,000 shares of common stock. Options granted in April 1997 or thereafter will be exercisable in one-third increments beginning on the date of the grant. Options granted prior to April 1997 are exercisable at any time beginning six months after the date of the grant. Options expire five years from the date of the grant. As of December 31, 1999, an additional 42,344 options may be issued under the Directors Option Plan.

    Special Option Grants During the three months ended December 31, 1998 and the year ended December 31, 1999, the Board of Directors awarded special option grants to certain key employees. The awards were made separate from the plans described above.

    Information with respect to options under the plans and the special awards for the year ended September 30, 1998, the three-months ended December 31, 1998 and the year ended December 31, 1999, is as follows:


                                    Outstanding                                    Exercisable
                            -----------------------------        -------------------------------------------------
                                                 Weighted                            Weighted
                                                 Average                              Average              Number
                              Number             Exercise           Number           Exercise            Available
                            Outstanding           Price          Exercisable           Price             For Grant
                            -----------          --------        -----------         --------            ---------
    Balance,
    October 1, 1997            855,044            $5.48             227,994            $5.05               151,099
    Granted                    269,700            $3.39                                                   (269,700)
    Exercisable                                                     251,507            $5.59
    Exercised                  (11,900)           $2.70             (11,900)           $2.70
    Forfeited                 (199,684)           $5.45              (8,187)           $5.45               199,684
                             ---------            -----           ---------                              ---------
    Balance,
    Sept. 30, 1998             913,120            $4.89             459,414            $5.24                81,083
    Granted                    833,438            $0.75
    Exercisable                                                     674,002            $0.84
    Exercised                        -                -                   -                -
    Forfeited                 (317,664)           $5.26            (233,498)           $5.13               317,664
                             ---------                                                                   ---------
    Balance,
    Dec. 31, 1998            1,428,894            $2.39             899,917            $2.00               225,309
    Adoption of                                                                                          1,250,000
    The Long Term
    Incentive Plan
    Granted                  1,143,435            $2.35                                                   (783,435)
    Exercisable                                                     473,396
    Exercised                  (80,000)           $0.25             (80,000)           $0.25
    Forfeited                 (564,673)           $3.44            (161,140)           $3.44               564,673
                             ---------                            ---------                              ---------
    Balance,
    Dec. 31, 1999            1,927,656            $2.18           1,132,173            $1.76             1,256,547
                             =========                            =========                              =========

    Information concerning outstanding options at December 31, 1999 is as follows:



                                              Options Outstanding                              Options Exercisable
                               ---------------------------------------------------             -------------------
                                Number of          Weighted               Weighted         Number of          Weighted
                                 Options            Average               Average           Options           Average
    Range of                   Outstanding         Remaining              Exercise        Exercisable         Exercise
    Exercise Prices            at 12-31-99      Contractual Life           Price          at 12-31-99          Price
    ---------------            -----------      ----------------           -----          -----------          -----
    $0.75 to $1.00                740,000           8.8 years               $0.78            740,000            $0.78
    $1.01 to $2.00                108,200             8.6                   $2.00             38,567            $2.00
    $2.01 to $3.00                950,000             9.6                   $2.69            250,000            $2.60
    $4.01 to $7.00                107,406             7.4                   $6.15             81,406            $6.07
    $7.01 to $8.75                 22,000             6.3                   $8.75             22,000            $8.75
                                ---------                                                  ---------

    Total                       1,927,656             9.1                   $2.18          1,132,173            $1.76
                                =========                                                  =========

    The Company applies APB Opinion 25 in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the Company's financial statements. Had compensation cost been determined based on the fair value of such awards at the date of grant consistent with the provisions of SFAS No. 123, the Company's total and per share net income (loss) would have been as follows:


                                Year ended                   Three months ended           Year ended
                                September 30, 1998           December 31, 1998            December 31, 1999
                                ------------------           -----------------            -----------------
    Net income (loss):
    As reported                 $(9,009,828)                 $(3,503,149)                 $2,008,650
    Pro forma                   $(9,570,278)                 $(4,055,915)                 $1,062,196
    Net income (loss)
    per share:
    As reported                 $(1.69)                      $(0.65)                      $0.19
    Pro forma                   $(1.79)                      $(0.76)                      $0.10

The fair values of options granted during periods presented were determined using the Black-Scholes option-pricing model based on the following assumptions:



                                                                               Three months           Three months
                                                  Year ended                       Ended                  Ended
                                              September 30, 1998             December 31, 1998      December 31, 1999
                                              ------------------             -----------------      -----------------
    Risk Free interest rate                          5.80%                         4.96%                  6.17%
    Dividend yield                                   0.00%                         0.00%                  0.00%
    Expected life                                    3 to 6 years              3 to 6 years           3 to 6 years
    Expected volatility                             74.10%                       147.23%                111.59%


    401(k) Plan and Trust

    The Company has established a defined-contribution retirement plan for all eligible employees. Participants may make basic contributions of up to 15 percent of their compensation, pursuant to section 401(k) of the Internal Revenue Code. Under terms of the 401(k) plan, the Company may make a basic matching contribution and a discretionary contribution to the 401(k) plan. The Company matching contribution is 100% of a specified percentage of each employee's contribution limited to the first 5% of the employee's base salary. Company matching contributions were 5% from January 1998 to March 1998, 3% from April 1998 to May 1998, -0-% from June 1998 to May 1999, and 2% from June 1999 to December 1999. A 401(k) plan participant becomes vested in the Company's contribution on his or her behalf at a rate of 20 percent for each year of service, and will be fully vested in the Company's contributions in the event of death, disability or normal retirement. The Company's contributions to the 401(k) plan were $38,000, $-0- and $31,000 for the year ended September 30, 1998, the three months ended December 31, 1998 and the year ended December 31, 1999, respectively.

(13) WARRANTS

    The Company has outstanding warrants for the purchase of its common stock. The warrants were issued in connection with acquisitions made in 1995 and 1997 and in connection with issuing subordinated debt in 1995. Information with respect to such warrants is as follows:


                                      ISI              UAI          Subordinated          Intec
                                  Acquisition      Acquisition          Debt           Acquisition         Total
                                  -----------      -----------          ----           -----------         -----
    Exercise price                   $2.50             $4.81             $4.00             $6.73
    Expiration date               03-03-98          11-20-97          10-31-02          02-20-00
    Balance,
    October 1, 1997                  4,928           137,000           197,678           124,998          464,604
    Exercised                       (4,828)           (7,500)              -0-               -0-          (12,328)
    Expired                           (100)         (129,500)              -0-               -0-         (129,600)
                                  --------        ----------          --------          --------         --------

    Balance, Sept. 30, 1998,
    Dec. 31, 1998 and 1999             -0-               -0-           197,678           124,998          322,676
                                  ========        ==========          ========          ========         ========

(14) COMMITMENTS AND CONTINGENCIES

    The Company leases its Massachusetts and the United Kingdom facilities, as well as certain office equipment, under operating leases. The leases on the facilities expire at various dates through July 2001, and the equipment operating leases expire at various dates through January 2003.

    The Company leases certain computer equipment under a capital lease from a finance company. The lease has an initial term of three years beginning December 1997 and requires monthly payments, including interest, of $3,898 through December 2000. The unpaid balance of this capital lease totaled $39,479 at December 31, 1999 (Note 8). The net book value of equipment leased under the capital lease is $-0- at December 31, 1999.

    A summary of commitments under noncancelable leases as of December 31, 1999, is as follows:


                                                                Operating
                                         Capital Lease            Leases               Total
                                         -------------            ------               -----
         Year ending December 31,
                     2000                    $42,874             $ 97,095            $ 139,969
                     2001                        -0-             $ 49,474            $  49,474
                     2002                        -0-             $  4,152            $   4,152
                     2003                        -0-                  346                  346
                                             -------             --------            ---------
         Total minimum lease obligations     $42,874             $151,067            $ 193,941
                                                                 ========            ========
    Less amount representing interest          3,395
                                             -------
    Present value of minimum lease
      Payments                               $39,479
                                             =======


    Total rental expense was $245,000, $8,000 and $75,000 for the year ended September 30, 1998, the three months ended December 31, 1998 and the year ended December 31, 1999, respectively.

    As of December 31, 1999, the Company has issued letters of credit totaling $2,163,000 to two suppliers as conditions of the supply agreements. A $2,000,000 letter of credit expired in January 2000, and a $163,000 letter of credit was terminated in February 2000.

(15) SEGMENT INFORMATION

    The Company operates in one market segment - factory automation. Net revenues include export sales to various countries. A summary of both foreign and domestic revenues is as follows:


                                                              Three months              Year
                                      Year ended              ended                     ended
                                      September 30,           December 31,              December 31,
                                      1998                    1998                      1999
                                      --------------          ------------              ------------
     Foreign:
       France                           $1,795,275            $    368,700              $ 1,899,142
       Germany                             252,864                  43,022                7,892,954
       Other countries                   3,176,439                 361,811                2,206,728
                                       -----------            ------------              -----------
         Total foreign revenue           5,224,578                 773,533               11,998,824
     United States                      11,604,756               2,413,377               17,773,305
                                       -----------            ------------              -----------

     Total revenue                     $16,829,334            $  3,186,910              $29,772,129
                                       ===========            ============              ===========

    Long-lived assets include property and equipment, capitalized software development costs and other intangible assets. A summary of both foreign and domestic long-lived assets at depreciated or amortized cost is as follows:


                                                             December 31
                                                             -----------
                                                 1998                            1999
                                                 ----                            ----
    Foreign countries                         $   60,908                     $   45,429
    United States                              8,105,674                      6,830,971
                                              ----------                     ----------
                                              $8,166,582                     $6,876,400
                                              ==========                     ==========

(16) SIGNIFICANT CUSTOMERS

    The Company conducts its business through distributors, end users and other entities under purchase orders, supply contracts and other agreements. Information with respect to significant customers is as follows:


                                                                Revenues                       Accounts
                                                                  From                       Receivable at
                                                               Customer(s)                   End of Period
                                                               -----------                   -------------
       Year ended September 30, 1998:
         One significant customer                              $1,795,000                       $442,000

       Three months ended December 31, 1998:
         Two significant customers                             $  876,000                       $636,000

       Year ended December 31, 1999:
         One significant customer                              $8,931,000                       $748,000

    The Company derived approximately $512,000, $771,000 and $13,200,000, of revenues under a single supply agreement from a company in the automotive industry for the year ended September 30, 1998, the three months ended December 31, 1998 and the year ended December 31, 1999, respectively. These revenues were derived from sales to certain machine tool builders and distributors, including certain significant customers included in the table above, that ordered Nematron products that the automotive company had specified to those companies for its major automation programs.

THE FOLLOWING CONDENSED COMPARATIVE BALANCE SHEETS INCLUDE FINANCIAL INFORMATION FROM THE AUDITED BALANCE SHEET AS OF DECEMBER 31, 1999 INCLUDED ELSEWHERE HEREIN.


                      NEMATRON CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999


                                                                               SEPTEMBER 30,          DECEMBER 31,
                                                                                  2000                   1999
                                                                               (UNAUDITED)             (AUDITED)
                                                                               -----------             ---------
                                     ASSETS
Current Assets:
     Cash and cash equivalents                                                 $    129,443          $     356,668
     Accounts receivable, net of allowance for doubtful
         accounts of $50,000 at September 30, 2000, and
         $122,000 at December 31, 1999                                            5,829,919              5,014,028
     Inventories (Note 3)                                                         2,314,230              1,671,648
     Prepaid expenses and other current assets                                      248,556                163,895
                                                                               ------------          -------------
              Total Current Assets                                                8,522,148              7,206,239
Property and Equipment, net of accumulated depreciation
         of $6,566,241 at September 30, 2000 and $6,129,373
         at December 31, 1999                                                     2,709,658              2,397,472
Other Assets:
     Software and related development costs, net of amortization of $2,567,611 at September 30,2000, and $1,853,660
         at December 31, 1999                                                     3,457,847              3,617,553
     Goodwill and other intangible assets, net of amortization
         of $2,485,467 at September 30, 2000 and $2,282,167
         at December 31,1999                                                      3,070,789                861,375
                                                                               ------------          -------------
              Net Other Assets                                                    6,528,636              4,478,928
                                                                               ------------          -------------
              Total Assets                                                     $ 17,760,442          $  14,082,639
                                                                               ============          =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Notes payable to bank (Note 4)                                            $  2,813,163          $         -0-
     Accounts payable                                                             1,580,136              1,757,381
     Deferred revenue and other accrued expenses                                  1,922,000              2,281,176
     Current maturities of long-term debt (Note 4)                                4,228,374                232,811
                                                                                -----------          -------------
              Total Current Liabilities                                          10,543,673              4,271,368
Long-Term Debt, less current maturities (Note 4)                                        -0-              2,706,668
Deferred Tax Liability                                                              102,600                135,000
                                                                               ------------          -------------
              Total Liabilities                                                  10,646,273              7,113,036
Stockholders' Equity:
     Common Stock, no par value, 30,000,000 shares authorized;
         shares issued and outstanding: 13,209,616 at September 30,
         2000 and 12,605,430 and at December 31, 1999                            29,977,838             28,727,838
     Foreign currency translation adjustment                                        (26,979)                 1,869
     Accumulated deficit                                                        (22,836,690)           (21,760,104)
                                                                               ------------          -------------
              Total Stockholders' Equity                                          7,114,169              6,969,603
                                                                               ------------          -------------
              Total Liabilities and Stockholders' Equity                       $ 17,760,442          $  14,082,639
                                                                               ============          =============


                      NEMATRON CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE THREE-AND NINE-MONTH PERIODS
                        ENDED SEPTEMBER 30, 2000 AND 1999



                                 THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                 --------------------------------        -------------------------------
                                      2000              1999                  2000             1999
                                   (UNAUDITED)       (UNAUDITED)           (UNAUDITED)      (UNAUDITED)

Net Revenues                       $ 6,249,149       $10,479,734          $ 15,345,568      $22,234,769

Cost of Revenues                     4,685,406         7,250,587            11,193,431       15,292,275
                                   -----------       -----------          ------------      -----------

              Gross Profit           1,563,743         3,229,147             4,152,137        6,942,494
Operating Expenses:
     Product development costs         228,613           239,471               486,957          622,916
     Selling, general and
       administrative expenses       1,562,866         1,886,933             4,810,485        4,403,326
                                   -----------       -----------          ------------      -----------
     Total Operating Expenses        1,791,479         2,126,404             5,297,442        5,026,242
                                   -----------       -----------          ------------      -----------
Operating Income (Loss)               (227,736)        1,102,743            (1,145,305)       1,916,252
Other Income (Expense):
     Interest expense                 (205,087)          (85,202)             (352,712)        (433,690)
     Sundry income (expense)            26,043           (16,813)              404,212          (14,291)
                                   -----------       -----------          ------------      -----------
     Total Other Income (Expense)     (179,044)         (102,015)               51,500         (447,982)
                                   -----------       -----------          ------------      -----------
Income (Loss) Before Taxes            (406,780)        1,000,728            (1,093,805)       1,468,270
Income Tax Benefit
     (Expense) (Note 5)                 (4,383)           10,800                17,217           32,400
                                   -----------       -----------          ------------      -----------

Net Income (Loss)                  $  (411,163)      $ 1,011,528          $(1,076,588)      $ 1,500,670
                                   ===========       ===========          ===========       ===========

Per Share Amounts (Note 6):
     Basic                         $     (0.03)      $      0.08          $     (0.08)      $      0.15
                                   ===========       ===========          ===========       ===========
     Diluted                       $    ( 0.03)      $      0.08          $     (0.08)      $      0.14
                                   ===========       ===========          ===========       ===========
Weighted Average Shares
  Outstanding (Note 6):
     Basic                          13,209,616        12,547,169           12,857,425        10,111,991
                                   ===========        ==========           ==========       ===========
     Diluted                        13,209,616        13,240,687           12,857,425        10,624,599
                                   ===========        ==========           ==========       ===========


                      NEMATRON CORPORATION AND SUBSIDIARIES
        CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) FOR THE THREE-AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999


                                   THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                   --------------------------------        -------------------------------
                                       2000             1999                  2000             1999
                                    (UNAUDITED)      (UNAUDITED)           (UNAUDITED)      (UNAUDITED)
Net income (loss)                   $(411,163)       $1,011,528          $(1,076,588)      $1,500,670
Other comprehensive income -
    equity adjustment from
    foreign translation                (9,591)            8,148              (28,848)           8,803
                                    ---------        ----------          -----------       ----------
Comprehensive income (loss)         $(420,754)       $1,019,676          $(1,105,436)      $1,509,473
                                    =========        ==========          ===========       ==========


                      NEMATRON CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999

                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  2000             1999
                                                                               (UNAUDITED)      (UNAUDITED)
Cash Flows From Operating Activities:
     Net income (loss)                                                       $(1,076,588)       $1,500,670
     Adjustments to reconcile net income (loss) to net cash flows from operating activities:
         Depreciation and amortization                                         1,394,828         1,782,729
         Deferred income tax benefit                                             (32,400)          (32,400)
         Loss (gain) on disposal of property                                      (3,681)           53,200
         Changes in assets and liabilities that provided (used) cash, net of effects of acquisition:
              Accounts receivable                                              2,246,715        (3,516,155)
              Inventories                                                       (642,581)          451,709
              Prepaid expenses and other current assets                           56,068            98,114
              Accounts payable                                                  (245,372)        2,115,655
              Deferred revenue and other accrued expenses                       (803,284)        1,161,406
                                                                              ----------        ----------
                  Net Cash Provided By Operating Activities                      893,705         3,614,928
                                                                              ----------        ----------
Cash Flows From Investing Activities:
     Acquisition of A-OK Controls, net of cash acquired (Note 2)              (2,851,722)               -0-
     Additions to capitalized software development costs                        (554,244)         (347,081)
     Additions to property and equipment, net of minor disposals                (160,347)         (101,958)
     Proceeds from disposals of property and equipment                             2,749            19,317
                                                                              ----------        ----------
                  Net Cash Used In Investing Activities                       (3,563,564)         (429,722)
                                                                              ----------        ----------
Cash Flows From Financing Activities:
     Proceeds from long-term debt agreement                                    1,500,000                -0-
     Net proceeds from sale of Common Stock and subscriptions                         -0-        3,020,000
     Increase (decrease) in note payable to bank                               1,393,048        (2,715,457)
     Payment of trade notes payable                                                   -0-       (1,123,956)
     Payments of long-term debt                                                 (336,247)         (689,041)
     Payment of deferred financing fees                                          (85,319)         (102,000)
     Proceeds from exercise of stock options                                          -0-           20,000
                                                                               ----------      -----------
                  Net Cash Provided By (Used In) Financing Activities          2,471,482        (1,590,454)
                                                                               ----------      -----------
Foreign Currency Translation Effect on Cash                                      (28,848)            8,803
                                                                               ----------      -----------
Net Decrease (Increase) In Cash and Cash Equivalents                            (227,225)        1,603,555
Cash and Cash Equivalents at Beginning of Period                                 356,668           106,730
                                                                               ---------       -----------
Cash and Cash Equivalents at End of Period                                     $ 129,443        $1,710,285
                                                                               =========       ===========

Non-Cash Financing and Investing Activities:
     Fair value of assets acquired from A-OK Controls, including goodwill     $6,072,722
     Less liabilities assumed                                                 (1,977,000)
     Less Common Stock issued                                                 (1,250,000)
                                                                              ----------
         Net cash paid for A-OK Controls (Note 2)                             $2,851,722
                                                                              ==========
     Conversion of stock subscriptions to Common Stock                                          $1,500,000
     Conversion of promissory notes to Common Stock                                              1,023,029
     Long-term debt and property decrease from purchase price adjustment                            55,534
Supplemental Disclosures of Cash Flow Information:
     Cash paid for income taxes                                                  $15,183
     Cash paid for interest                                                       69,280           441,755


                      NEMATRON CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
     FOR THE THREE-AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999

NOTE 1 -- BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of Nematron Corporation (the "Company") and its wholly-owned subsidiaries, Nematron Ltd., a United Kingdom corporation, Nematron Canada, Inc., a Canadian corporation, and NemaSoft, Inc., Imagination Systems, Inc. and A-OK Controls Engineering, Inc. ("A-OK Controls"), each of which is a Michigan corporation. All significant intercompany transactions and balances have been eliminated in consolidation. The Company acquired 100% of the outstanding equity of A-OK Controls effective at the close of business on June 30, 2000, and the results of operations of A-OK Controls are consolidated with Nematron beginning July 1, 2000 through the date of this report.

In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial statements for the interim periods have been included. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 1999.

The results of operations for the three- and nine-month periods ended September 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.


NOTE 2 -- ACQUISITION OF A-OK CONTROLS

On June 30, 2000, the Company completed its acquisition of A-OK Controls, a control systems design and integration company located in Auburn Hills, Michigan. Under the terms of the Stock Purchase Agreement, the Company acquired 100% of the outstanding shares of A-OK Controls in exchange for cash plus 604,186 shares of Nematron Common Stock issued to A-OK Controls' shareholder. These shares represent 4.6% of the total shares of Nematron Common Stock outstanding immediately after the acquisition.

The purchase price for A-OK Controls, including expenses incurred in connection with the acquisition, was approximately $4,165,000. The acquisition of A-OK Controls has been accounted for as a purchase and approximately $2,328,000 of goodwill, on a preliminary basis, has been recorded. A-OK Controls' former president and sole shareholder has entered into a three-year employment agreement to continue as president of A-OK Controls, and he has entered into an agreement not to compete with Nematron for the subsequent two-year period.

In addition to the cash required for a portion of the total purchase price, the Company also agreed to repay, on the acquisition date, A-OK Controls' long-term debt and accrued interest thereon as of the acquisition date. Accordingly, the Company advanced funds to A-OK Controls in the amount of approximately $2,436,000, and A-OK Controls extinguished its outstanding long-term debt and accrued interest thereon. The Company funded the cash requirements by borrowing under its lines of credit and a new long-term agreement, and by utilizing its existing cash reserves.

The allocation of the total purchase price to assets acquired and liabilities assumed as of the June 30, 2000 acquisition date were, on a preliminary basis, as follows:

                  Cash                                          $    64,000
                  Other current assets                            3,139,000
                  Equipment                                         611,000
                  Intangible assets, including goodwill           2,328,000
                  Current notes payable                          (1,420,000)
                  Other current liabilities                        (448,000)
                  Long-term debt                                   (109,000)
                                                                -----------
                        Total purchase price                    $ 4,165,000
                                                                ===========

The following unaudited pro forma summary presents the Company's consolidated results of operations as if the acquisition of A-OK Controls had occurred on January 1, 1999. The following summary does not purport to be indicative of either what would have occurred had the acquisition of A-OK Controls actually been consummated at that date nor the Company's future results of operations:

                                            Three Months Ended                 Nine Months Ended
                                               September 30,                     September 30,
                                               -------------                     -------------
                                          2000            1999                2000           1999
                                          ----            ----                ----           ----

     Revenues                          $6,249,000     $13,231,000        $20,344,000    $30,392,000
     Net income (loss)                   (411,000)        916,000           (979,000)     1,988,000
     Income (loss) per share, diluted       (0.03)           0.07              (0.07)          0.18


NOTE 3 -- INVENTORIES

Inventories consist of the following at September 30, 2000 and December 31, 1999:

                                                 September 30, 2000          December 31, 1999
                                                 ------------------          -----------------

      Purchased parts and accessories                $1,860,880                 $1,238,980
      Work in process                                    72,482                     24,008
      Finished goods, demonstration units
         and service stock                              380,868                    408,660
                                                     ----------                 ----------

          Total Inventory                            $2,314,230                 $1,671,648
                                                     ==========                 ==========


NOTE 4 -- SHORT-TERM AND LONG-TERM DEBT

The Company and its subsidiaries, are parties to two loan and security agreements (the "Agreements") with a bank. The Agreements provide for two lines of credit totaling $9.0 million, a $2.9 million term loan and a $1.5 million special accommodation note used for the Company's acquisition of A-OK Controls. The Agreements are for a three-year term and may be extended for an additional one-year period at the option of the Company, unless the lender gives prior notice of termination.

The amounts available under the lines of credit are limited by borrowing formulas that allow for advances up to a maximum of the sum of 85% of eligible accounts receivable, less any amount of outstanding letters of credit issued by the Company. Amounts borrowed under the lines of credit facilities by the Company and its subsidiaries total $2,813,163 at September 30, 2000. Based upon the specified borrowing formulas, approximately $500,000 of the available lines is eligible for additional advances at September 30, 2000.

Amounts borrowed under the lines of credit bear interest at the prime rate plus 1.5% (11.0% at September 30, 2000). The lines of credit and the term loan are collateralized by substantially all assets of the Company and a mortgage on the Company's Ann Arbor facility.

The Agreements contain several financial covenants, including specified levels of tangible net worth, interest coverage and debt service coverage. The terms of the Agreements also prohibit the payment of dividends, limit the amount of annual capital expenditures and include other restrictive covenants. Although the Company was not in compliance with the tangible net worth covenant contained in one of the Agreements as of September 30, 2000, the bank has issued a forbearance letter to the Company concerning this covenant violation. However, in such letter, the bank has specifically reserved it right to take any action permitted under the Agreements in the future without any notice to the Company. The bank and management are in the process of revising the Agreements which, among other things, change the tangible net worth covenant contained therein. As a condition of the bank making this change, the Company will be required by the bank to raise additional equity, and the Company has agreed to do so.

Long-term debt includes the following debt instruments at September 30, 2000 and December 31, 1999:

                                                                        September 30,     December 31,
                                                                            2000              1999
                                                                            ----              ----
      Term note payable to a bank, interest rate at prime plus
        1.50%, payable in monthly installments of $16,111                 $2,755,000      $ 2,900,000
      Special accommodation advance to a bank, interest at prime
        plus 3.00%, payable in monthly installments of $62,500             1,375,000               -0-
      Capitalized lease obligations and other notes                           98,374           39,479
                                                                       -------------     ------------
          Total long-term debt                                             4,228,374        2,939,479
      Less current maturities                                                    -0-         (232,811)
                                                                       -------------     ------------

      Long-term debt, less current maturities                             $4,228,374       $2,706,668
                                                                       =============     ============

NOTE 5 -- TAXES ON INCOME

The current tax benefit (expense) for the three- and nine-month periods ended September 30, 2000 and 1999 reflects the tax benefit associated with the amortization of non-deductible goodwill and other intangible assets during the periods, offset in the three-month period ended September 30, 2000 by a provision for income taxes related to the alternative minimum tax.

The Company has net operating loss carryforwards ("NOLs") of approximately $18,000,000, which expire at various dates between 2004 and 2019. Utilization of these NOLs is subject to annual limitations under current IRS regulations. The Company has established a valuation allowance for the estimated amount of the total limitation on the utilization of the NOLs. Realization of net deferred tax assets associated with the NOLs is dependent upon generating sufficient taxable income prior to their expiration.

NOTE 6 -- EARNINGS PER SHARE

Earnings per share ("EPS") for the three- and nine-month periods ended September 30, 2000 and 1999 is as follows:


                                          For the Three-Month Period Ended September 30,
                                          ----------------------------------------------
                                            2000                                    1999
                           ------------------------------------     ------------------------------------
                              Income                       Per          Income                      Per
                              (Loss)        Shares        Share         (Loss)       Shares        Share
                            (Numerator)  (Denominator)   Amount       (Numerator) (Denominator)   Amount


BASIC EPS:
Net income (loss)            $(411,163)  13,209,616      $(0.03)      $1,011,528    12,547,169     $0.08
EFFECT OF DILUTIVE
SECURITIES:
Options                             -0-         -0-        0.00              -0-       693,518      0.00
                             ----------  ----------      -------      ----------    ----------   -------
DILUTED EPS:
Net income (loss) available
to common shareholders       $(411,163)  13,209,616      $(0.03)      $1,011,528    13,240,687     $0.08
                             ==========  ==========      =======      ==========    ==========   =======



                                           For the Nine-Month Period Ended September 30,
                                           ---------------------------------------------
                                             2000                                    1999
                            -----------------------------------    -------------------------------------
                              Income                       Per          Income                      Per
                              (Loss)        Shares        Share         (Loss)       Shares        Share
                            (Numerator)  (Denominator)   Amount       (Numerator) (Denominator)   Amount

BASIC EPS:
Net income (loss)           $(1,076,588)    12,857,425    $(0.08)       $1,500,670    10,111,991    $ 0.15
EFFECT OF DILUTIVE
SECURITIES:
Convertible promissory
notes                                                                       24,946                   (0.00)
Options                             -0-            -0-      0.00               -0-       512,607     (0.01)
                            -----------   -------------  ---------     -----------    ----------    ------
DILUTED EPS:
Net income (loss) available
to common shareholders      $(1,076,588)    12,857,425    $(0.08)      $ 1,500,670    10,624,599    $ 0.14
                            ===========   ============   ========      ===========    ==========    ======


For the three-month period ended September 30, 2000, 2,234,156 options and 197,678 warrants were outstanding but were not included in the computation of diluted EPS because the inclusion of these securities would have an antidilutive effect on loss per share during the period. These options expire on various dates between 2003 and 2010, and the warrants expire on October 2002. For the three-month period ended September 30, 1999, 204,370 options and 322,676 warrants were outstanding but were not included in the computation of diluted EPS because the exercise prices of the excluded options and warrants were greater than the average market price of the common shares during the period. These options expire on various dates between 2003 and 2009, and the warrants expire between February 2000 and October 2002.

For the nine- month period ended September 30, 2000, 2,234,156 options and 197,678 warrants were outstanding but were not included in the computation of diluted EPS because the inclusion of these securities would have an antidilutive effect on loss per share during the period. These options expire on various dates between 2003 and 2010, and these warrants expire in October 2002. For the nine-month period ended September 30, 1999, 803,346 options and 322,676 warrants were outstanding but were not included in the computation of diluted EPS because the exercise prices of the excluded options and warrants were greater than the average market price of the common shares during the period. These options expire on various dates between 2003 and 2009, and the warrants expire between February 2000 and October 2002.

Appendix A        Agreement and Plan of Merger

                                                                      APPENDIX A







                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2000, (this "Agreement"), among Nematron Corporation., a company organized under the laws of Michigan ("Parent"), Nematron Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Sub"), Optimation Technology, Inc., a New York corporation (the "Company"), William Pollock ("Pollock"), Timothy Lasch ("Lasch") (individually, Pollock and Lasch are each referred to as a "Shareholder" and collectively as "Shareholders") and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust, which has been established in connection with the Optimation Technology, Inc. Employee Stock Ownership Plan ("OTI ESOP") (collectively, the "Trustees").

                                    RECITALS

                Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. As of the date hereof, the authorized capital stock of Sub consists of 200 shares of Common Stock of which 100 shares are issued and outstanding and owned by Parent.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. As of the date hereof, the authorized capital stock of the Company consists of 27,500 shares of Common Stock (the "Shares"); and as of the date hereof 12,500 Shares were issued and outstanding.

                Shareholders are officers and directors of the Company and the Shareholders and the OTI ESOP are the sole shareholders of the Company.

                The respective Boards of Directors of the Company, Parent and Sub deem it advisable and in the best interests of the Company and Sub and in the best interests of the respective shareholders of said corporations that Sub be merged with and into the Company (the "Merger") on the terms and conditions hereinafter set forth in accordance with the provisions of the New York Business Corporation Law (the "New York Law").

                The Company, the Parent and the Sub intend that the Merger shall qualify as a reorganization within the meaning of ss. ss. 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of ss. 368 of the Code.

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VI, and in accordance with the New York Law, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to be governed by the laws of the State of New York.

                SECTION 1.02 Effective Time; Closing. As promptly as practicable, but within five (5) business days after the satisfaction or, if permissible, waiver of the last of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the New York Department of State, in such form as is required by, and executed in accordance with the relevant provisions of, the New York Law (the date and time of such filing being the "Effective Time"). Simultaneous with such filing, a closing (the "Closing") shall be held at the offices of Dickinson Wright PLLC, 101 N. Main, Suite 430, Ann Arbor, MI 48104, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI and the delivery of all documents provided herein.

                SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                SECTION 1.04 Certificate of Incorporation; Bylaws. (a) From and after the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

                (b) The Bylaws of the Surviving Corporation shall be the same as the Bylaws of the Company, as in effect immediately prior to the Effective Time.

                SECTION 1.05 Directors and Officers. At the Closing, Pollock, Lasch, Diane Trentini, Anthony Jovenitti and Paul Kelly (the "Company-Designated Directors") and Matthew S. Galvez and James R. Thomas (the "Nematron-Designated Directors") shall be appointed to the Board of Directors of the Company. For a period of three (3) years following the Closing, (a) in the event there is a vacancy among the Company-Designated Directors, whether due to the expiration of a term or otherwise, it shall be filled by designation of the remaining Company-Designated Directors, (b) the Parent, as sole shareholder of the Surviving Corporation, shall cause such designated person to be elected to the Company's Board of Directors, and (c) Parent, as the sole shareholder of the Surviving Corporation, will not, without the consent of the Company-Designated Directors, increase the number of directors on the Board of Directors of the Company to more than seven (7).

                SECTION 1.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any of the Shares:

                         (a) Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation.

                         (b) Each Share, if any, owned by Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or by the Company immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                         (c) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.06(b)) shall be cancelled and shall be converted automatically into and exchanged for 249 validly issued, fully paid and non-assessable unregistered shares of voting Common Stock of Parent (the "Merger Consideration"), upon surrender, in the manner provided in
         Section 1.07, of the certificate that formerly evidenced such Share.

                SECTION 1.07 Surrender of Shares; Stock Transfer Books. (a) At the Closing the Shareholders and the Trustees will deliver to the Surviving Corporation duly executed certificates in valid form evidencing all of the Shares of such Shareholders and the OTI ESOP, duly endorsed in blank or accompanied by duly executed stock powers. Upon surrender to the Surviving Corporation of a certificate, duly completed and validly executed, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such certificate, and such certificate shall then be cancelled.

                (b) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                SECTION 1.08 Legend on Certificates Evidencing the Merger Consideration. The Company, the Shareholders and the Trustees understand that the Merger Consideration has not been registered under the Securities Act or any state securities laws, and that each of them must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration, and that the certificates representing the Merger Consideration will bear the following legend:

                "The shares represented by this certificate are 'Restricted Securities'. As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which opinion and counsel are acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

                                   ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE SHAREHOLDERS AND
                                  THE TRUSTEES


                The Company, the Shareholders and the Trustees hereby represent and warrant to Parent and Sub that:

                  SECTION 2.01 Organization and Qualification: Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. For purposes of this Agreement, (a) the term "Material Adverse Effect" means when used with respect to the Company any event or condition that is or is reasonably likely to be materially adverse to the business, operations, prospects, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company, and (b) "Subsidiary" means any corporation, partnership, joint venture or other business association or legal entity of which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity. The Company does not have any Subsidiaries. Except as disclosed in Section 2.01 of the Company Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to Parent (the "Company Disclosure Schedule"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or other legal entity.

                  SECTION 2.02 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws.

                  SECTION 2.03 Capitalization. The authorized and outstanding capital stock of the Company is as set forth in the Recitals to this Agreement. Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except as set forth in
Section 2.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

                  SECTION 2.04 Share Ownership and Authority. Each of the Shareholders and the Trustees is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind, which Shares constitute all of the issued and outstanding shares of capital stock of the Company. Each of the Shareholders and the Trustees has full legal right, power and authority to sell, assign, transfer and convey the Shares in accordance with the terms and subject to the conditions of this Agreement. The delivery to the Parent of the Shares pursuant to the provisions of this Agreement will transfer to the Parent valid title thereto, free and clear of any claim, lien, encumbrance or agreement with respect thereto. Each of the Shareholders and the Trustees has the full and unrestricted power to effect the Merger, free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever and without the consent of any third parties, except for restrictions on transfer imposed by or pursuant to the securities laws of the United States. Each of the Shareholders and the Trustees has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed by each of the Shareholders and the Trustees. This Agreement constitutes the valid and binding obligation of the each of the Shareholders and the Trustees, enforceable against each of the Shareholders and the Trustees in accordance with its terms.

                  SECTION 2.05 Authority Relative to this Agreement. Except as set forth in Section 2.05 of the Company Disclosure Schedule, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and subject to approval by the Company's shareholders of the Merger and satisfaction of the other conditions set forth herein, to consummate the Merger contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the approval and adoption of this Agreement by the affirmative vote of the shareholders of the Company, and the filing and recordation of appropriate merger documents as required by the New York Law). This Agreement has been duly and validly executed and delivered by the Company and, subject to the foregoing and assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

                  SECTION 2.06 No Conflict; Required Filings and Consents. Except as set forth in Section 2.06 of the Company Disclosure Schedule, (a) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, written order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or subject, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or subject, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                         (b)  The execution and delivery of this Agreement by
the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and recordation of appropriate merger documents as required by the New York Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to

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


make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.07 Compliance. Except as set forth in Section 2.07 of the Company Disclosure Schedule, the Company is not in default or violation of, (i) any law, rule, regulation, written order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or subject.

                  SECTION 2.08 Financial Statements. The Company has delivered or will deliver to Parent copies of the following financial statements:

                         (i)  The balance sheet of the Company as at December
31, 1999 and the statements of income, changes in capital accounts and cash flows for the fiscal years ended December 31, 1999, as audited by Mengel, Metzger, Barr & Co., LLP, independent auditors ("MMB") and the balance sheets as of December 31, 1998 and 1997 and the statements of income, changes in capital accounts and cash flows for the three fiscal years prior thereto as reviewed by MMB; and

                         (ii) Each of its monthly financial statements prepared
from January 1, 2000, until the Effective Time.

                         Each of the financial statements (including, in each
case, any notes thereto) was prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that the unaudited financial statements do not contain notes and are subject to normal year-end adjustments) and each fairly presents the financial position, results of operations and changes in shareholders' equity and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal year-end adjustments).

                         Except as and to the extent set forth on the balance
sheet of the Company dated as of December 31, 1999 (the "1999 Company Balance Sheet"), or in Section 2.08 of the Company Disclosure Schedule, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since December 31, 1999.

                  SECTION 2.09 Absence of Certain Changes or Events. Since December 31, 1999, except as set forth in Section 2.09 of the Company Disclosure Schedule or as contemplated by this Agreement, the Company has conducted its business only in the ordinary course and, since December 31, 1999, there has not been (i) any change in the business, operations, properties, condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company having, individually or in the aggregate, a Material Adverse Effect,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by

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


the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (vii) other than pursuant to the contracts referred to in Section 2.11, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, except in the ordinary course of business consistent with past practice, or (viii) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party except for contracts, arrangements or agreements in the ordinary course of business.

                  SECTION 2.10 Absence of Litigation. Except as set forth in
Section 2.10 of the Company Disclosure Schedule, as of the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any officer or director of the Company, or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth in Section 2.10 of the Company Disclosure Schedule, neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award.

                  SECTION 2.11 Contracts. Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company is not a party to any written or oral (i) contract with any labor union or similar entity, (ii) bonus, deferred compensation, stock purchase, stock option or other plan or agreement providing benefits for officers, directors of employees, (iii) employment, agency, consulting or similar contract, (iv) license agreement, (v) lease or other contract extending for more than one year beyond the Effective Time and involving more than $10,000 on an annual basis, whether as lessor or lessee,
(vi) contract or agreement with any vendor or supplier of the Company extending for more than one year beyond the Effective Time and involving more than $15,000 on an annual basis, (vii) contract with any shareholder, director, officer or employee of the Company or (viii) other material contract not described in
(i)-(vii) above. The Company has made available to Parent a correct and complete copy of each contract, agreement, and other written arrangement listed in the Company Disclosure Schedule.

                  SECTION 2.12 Employee Benefit Plans. (a) Section 2.12 of the Company Disclosure Schedule contains a true and complete list (i) of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, and (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company remains secondarily liable under
Section 4204 of ERISA (collectively, the "Plans"). No plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA and no Plan is subject to
Part IV of ERISA. Each Plan that is required to be in writing under ERISA is in writing. For each Plan that is in writing, the Company has previously furnished Parent with a true and complete copy of each Plan and for each Plan that is not in writing, the Company has previously furnished Parent with a complete description of such Plan, and the Company has furnished to Parent a true and complete copy of each material document prepared in connection with each such Plan,

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


including, where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Internal Revenue Service ("IRS") Forms 5500, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan and (vi) any written communication to employees. Except as set forth in Section 2.12 of the Company Disclosure Schedule, the Company has no express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                         (b) Except as set forth in Section 2.12 of the Company
Disclosure Schedule, none of the Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as disclosed in Section 2.12 of the Company Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person (ii) obligates the Company to pay separation, severance, termination or other benefits as a result of the Merger or (iii) obligates the Company to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company.

                         (c) Except as set forth in Section 2.12 of the Company
Disclosure Schedule, each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received or has applied for a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of the Company no material fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and to the knowledge of the Company no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

                         (d) To the knowledge of the Company, there has been no
prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 of the Code or Section 502(c) of ERISA or any material tax or penalty under Section 4980B of the Code, and to the knowledge of the Company, no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and to the knowledge of the Company no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 40943 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No asset of the Company is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(N) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and to the knowledge of the Company no fact or event exists which could give rise to any such lien or requirement to post any such security.

                         (e) Each Plan is now and has been operated in all
material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA, the Code and applicable state and federal law, and the Company has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no knowledge of any default or violation by any party to, any Plan. To the knowledge of the Company, all contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1999 Company Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans. All contributions required to have been paid under any Plan to the date hereof have been timely made.

                         (f) The Company has not incurred any material liability
under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and does not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. No litigation or legal or administrative proceeding has been asserted or commenced or, to the Company's knowledge, threatened, against any Plan, the assets of any such plan or the Company with respect to any Plan, or the plan administrator or fiduciary of any Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and to the knowledge of the Company there are no facts or circumstances which would reasonably be expected to form the basis for any such legal proceeding except to the extent that any such litigation or proceeding would not reasonably be expected to result in a material liability to the Company.

                         (g) The Company has no obligations under any of the
Plans to provide health or life insurance benefits to its current or prior employees (or their beneficiaries or dependents) for periods after termination of employment, except as specifically required by Section 4980B of the Code or subtitle B, part 6, of Title I of ERISA or similar state continuation coverage law. Each Plan which is a "welfare benefit plan" under ERISA ss. 3(1) is terminable in accordance with its terms by the Company at any time without any further obligation thereunder other than to make payments and/or contributions in respect of benefits theretofore accrued in accordance with its terms.

                  SECTION 2.13 Labor Matters. Except as set forth in Section
2.13 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) the Company has not breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company which could have a Material Adverse

Effect; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company.

                  SECTION 2.14 Tangible Property; Real Property and Leases. (a) The Company has sufficient title to all its tangible properties and assets to conduct its business currently conducted or as contemplated to be conducted.

                         (b) Each parcel of real property owned or leased by the
Company (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company consistent with past practice, and
(D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                         (c) Section 2.14 of the Company Disclosure Schedule
lists all leases of real or personal property to which the Company is a party. All such leases and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company. Except as set forth in Section 2.14 of the Company Disclosure Schedule, none of such leases contain a prohibition against assignment by the Company or any other provision which would preclude the Surviving Corporation from occupying and using the leased premises for the same purposes and upon the same rental and other terms as are applicable to the occupation and use by the Company.

                  SECTION 2.15 Intellectual Property. Set forth on Section 2.15 of the Company Disclosure Schedule is a list of the domestic and foreign patents, patent applications, patent licenses, software licenses, trade names, trademarks, domain names, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned by the Company and which are used in the operation of the business of Company (collectively, the "Intellectual Property"). Unless otherwise indicated on Section 2.15 of the Company Disclosure Schedule, the Company owns the entire right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Intellectual Property has been, to the extent indicated on Section 2.15 of the Company Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Section 2.15 of the Company Disclosure Schedule and, to the knowledge of the Shareholders and the Trustees, such registrations, filings and issuances remain in full force and effect. To the knowledge of the Shareholders and the Trustees, except as stated in Section
2.15 of the Company Disclosure Schedule, there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property. To the knowledge of the Shareholders and the Trustees, the Company has not received any notice that it is infringing any Intellectual Property of any other person in connection with the conduct of the business of the Company and to the knowledge of the Shareholders and the Trustees, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of the Shareholders and the Trustees the Company is not infringing any Intellectual Property of any other Person. The Company has not granted to any Person any licenses, sublicenses or other rights under any Intellectual Property owned by it.

         SECTION 2.16 Tax Matters. Except as set forth in Section 2.16 of the Company Disclosure Schedule:

                  (a) Returns, Payments, and Reserves. The Company has duly and timely filed (taking into account all available extensions) all Tax Returns concerning Taxes applicable to the Company (or such Tax Returns have been filed on behalf of the Company) required to be filed by applicable law and has paid (or set up reserves in accordance with GAAP), all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign Tax laws.

                  The Company is not delinquent in the payment of any Taxes claimed to be due by any federal, state or local or foreign taxing authority. The Company has established a tax reserve or account payable in an amount sufficient for all accrued and unpaid federal, state, county and local and foreign taxes of the Company, whether or not disputed, including any penalties, interest and related charges and fees in connection therewith, for all complete fiscal periods of the Company which reserve is set forth in the Company's 1999 Balance Sheet and constitutes an adequate reserve under GAAP and F.A.S.B. No.
15. There is no proposed liability for any Tax to be imposed upon the Company for the current or any prior year not foreclosed by the statute of limitations for which there is not an adequate reserve.

                  (b) Extensions; Certain Tax Adjustments. With respect to any Tax to which it is subject the Company (i) has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (ii) is not a party to any agreement providing for the allocation or sharing of, or indemnification for Taxes; (iii) is not required to include in income any adjustment pursuant to Code ss. 481(a) (nor does the Company have any knowledge that the Internal Revenue Service has proposed or is likely to propose any such adjustment or change of accounting method); or (iv) has not filed a consent pursuant to Code ss. 341(f) or agreed to have Code ss. 341(f)(2) apply. The Company does not have an application pending with any taxing authority requesting permission for any change in accounting method.

                  (c) Federal Income Tax Returns and Examinations. The Company has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Code ss. 6662. No examination or audit by the Internal Revenue Service is in progress, and no issue has been raised in any such examination or audit that, by application of similar principles, could reasonably be expected to result in the assertion of a deficiency for any other year not so examined or audited.

                  (d) State Income Tax Returns and Examinations. The Company files state income Tax Returns in the states of New York and North Carolina. No examination or audit by the State of New York is in progress, and no issue has been raised in any such examination or audit that, by application of similar principles, could reasonably be expected to result in the assertion of a deficiency for any other year not so examined or audited. No other state income Tax Returns have been examined.

                  (e) Other Proceedings. There are no audits or other administrative or court proceedings or any dispute or claim concerning any Tax for which the Company may be liable either (i) claimed by any governmental entity in writing sent to the Company or (ii) as to which the Company has knowledge. No such audit or examination is in progress. There is no refund claim proposed or pending with respect to any Tax Returns filed by or on behalf of the Company. The Company has received no notice of any pending or threatened audit by the Internal Revenue Service, the state of New York or any other state, local or foreign taxing authority related to the Company's Tax Returns or Tax liability for any period and no claim for assessment or collection of Taxes has been asserted against the Company.

                  (f) Claims by Certain Jurisdictions. No claim has ever been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (g) Waivers. As of the date hereof, the Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns which waivers or consents could result in the assessment of any additional taxes against or for the account of the Company and which waivers or consents remain outstanding as of the date hereof.

                  (h) Tax Liens. There are no Tax liens outstanding against any of the assets, properties or business of the Company other than for Taxes not yet due and payable (including without limitation, liens arising under property and similar Taxes), the date of payment of which has not yet accrued.

                  (i) Tax Status of Company Property. No property of the Company
(i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under Code ss. 103(a) or (iii) is property that is required to be treated as being owned by any person (other than the Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and as in effect immediately before the enactment of the Tax Reform Act of 1986.

                  Section 2.16 of the Company Disclosure Schedule sets forth the following information with respect to the Company as of the Company's 1999 Balance Sheet and as shown on the Company's 1999 tax return: (i) the tax basis of the Company in its respective assets and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution available to the Company.

                  (j) Certain Tax Accruals. The Company will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that economically accrued in a taxable period ending on or before the Effective Time as a result of the installment method of accounting, the completed contract method of accounting, any method of reporting revenue from contracts which are required to be reported on the percentage of completion method (as defined in Code ss. 460(b)) but that were reported using another method of accounting, or any other method of accounting.

                  (k) Certain Tax Agreements. Neither the Company nor any other person has entered into any agreement with any taxing authority that will bind Parent or the Company for any taxable period ending after the Effective Time.

                  (l) Certain Compensation Agreements. There is no contact, agreement, plan or arrangement covering any current or former director, officer, or employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Code ss.ss. 162(a)(1), 162(m) or 280G.


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

                  (m) Tax Records. The Company has maintained the books and records required to be maintained pursuant to Code ss. 6001 and the Regulations thereunder, and comparable laws of the state of New York, other states, cities, counties, localities and other countries and political divisions wherein it is required to file Tax Returns or any other reports relating to Taxes.

                  (n) Tax Definitions. For purposes of this agreement the following terms shall have the meaning set forth below:

                  "Tax or Taxes" shall mean all taxes, charges, fees, levies, or other assessments, domestic or foreign, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), capital stock, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, real property, personal property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                  "Tax Returns" shall mean all returns, declarations, reports, claims for refund, statements and other documents required or permitted to be filed with any governmental entity or authority with power to impose any tax in respect of any Tax and "Tax Return" shall mean one of the foregoing Tax Returns

                  SECTION 2.17 Environmental Matters. Except as set forth in
Section 2.17 of the Company Disclosure Schedule, to the knowledge of the Company, there are no present or past conditions relating to the Company's or any of its former direct or indirect Subsidiaries' owned or leased properties, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release by the Company of any kind whatsoever of any Hazardous Materials (as defined below) or exposure of any type to any workplace or to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any generation, transportation, treatment, storage, disposal, use or handling by the Company of any Hazardous Materials.

                  The Company is in compliance in all material respects with all applicable federal, state or municipal statutes, laws, regulations or permits relating to the environment or occupational health and safety. Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company has not received notice of, nor are there outstanding, any claims, citations, penalties, unsatisfied abatement obligations or written notices or written orders of noncompliance by any federal, state or local agency relating to the environment or occupational health and safety, nor to the knowledge of the Company are any such matters pending or threatened. None of the Company's facilities whether owned or leased are currently undergoing hazardous waste remediation, removal or clean-up activities.

                  No material expenditures, other than expenses incurred in the ordinary course of business, are required in order for the Company to comply with any such existing statute, law or regulation in connection with the operation of the business after the Merger, including, without limitation, expenditures relating to the clean-up or removal of any Hazardous Materials which may have been discharged or released prior to the Effective Time.

                  The Company has all governmental permits, licenses, certificates of inspection and other authorizations relating to the environment or occupational health and safety necessary to conduct its present business.

                  "Hazardous Materials" means any material or substance: (i) which is defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq) and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) which is defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq) and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated byphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (viii) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to define a substance having an adverse effect on the environment under any federal, state or local statute, regulation or ordinance applicable to the Company.

                  SECTION 2.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

                  SECTION 2.19 Transactions with Management. Except as set forth in Section 2.19 of the Company Disclosure Schedule, no officer, director or Shareholder has, since December 31, 1999, engaged in any material business with the Company. To the knowledge of the Company, no officer or director of the Company (except in his or her capacity as such) has any direct or indirect material interest in (i) any property or assets of the Company (except as a shareholder), (ii) any competitor, customer, supplier or agent of the Company, or (iii) any person which is a party to any material contract or agreement with the Company.

                  SECTION 2.20 Books and Records. The books and records of the Company are in all material respects complete and correct. All proceedings of the Board of Directors and shareholders of the Company to date have been recorded in its corporate minute books. All documents and copies thereof of the Company (whether or not specifically referred to in this Agreement) delivered to Parent, its attorneys or accountants, in connection with Parent's examination of the financial condition, books and records of the Company are and will be true, complete and correct in all material respects.

                  SECTION 2.21 Disclosure. No representation, warranty or statement made by the Company in this Agreement (including the Company Disclosure Schedule), when taken together with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made.

                  SECTION 2.22 Investment Representations. Each of the Shareholders and the Trustees is acquiring the Merger Consideration for its own account and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act of 1933, as amended (the "Securities Act") and rules promulgated thereunder, or any state securities statute, and agrees not to sell, hypothecate or otherwise dispose of all or any part of the Merger Consideration unless such Merger Consideration has been registered under the Securities Act and applicable state or other securities laws or in the opinion of counsel for the Shareholders and the Trustees, which counsel and which opinion are reasonably satisfactory to the Parent, an exemption from the registration requirements of the Securities Act and such state or other laws is available. Each of the Shareholders and the Trustees is an "accredited investor" as defined in Rule 501 under Regulation D promulgated under the Securities Act. Each of the Shareholders and the Trustees can bear the economic risk of losing its investment in the Merger Consideration and is presently able to afford the complete loss of such investment. Each of the Shareholders and the Trustees has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Merger Consideration. Each of the Shareholders and the Trustees has been furnished with the Parent's Form 10KSB for the year ended December 31, 1999, Form 10QSB for the quarter ended March 31, 2000, Form 10QSB for the quarter ended June 30, 2000, Form 10QSB for the quarter ended September 30, 2000 and the proxy statement for the Parent's annual meeting of shareholders held on May 23, 3000 (collectively, the "SEC Reports") and acknowledges that it has been afforded the opportunity
(i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Parent concerning the merits and risks of investing in the Merger Consideration and (ii) to obtain such additional information which the Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Each of the Shareholders and the Trustees acknowledges that the Parent has answered all questions and responded to all inquiries and requests for information to each of the Shareholder's and the Trustee's satisfaction. Each of the Shareholders and the Trustees acknowledges that it has made, independently and without reliance upon the Parent (other than the representations and warranties of the Parent set forth in Article III hereof) or any agent or representative of the Parent and based on its own independent analysis of the Parent and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

                  SECTION 2.23 Trustees' Authorization. The Trustees have followed the provisions of the OTI ESOP and the Trust Agreement with respect to obtaining voting direction from the OTI ESOP participants including, but not limited to, providing to all OTI ESOP participants all relevant information with respect to the Merger. The Trustees have full authority to execute and deliver this Agreement and have determined that the consummation of the Merger is in accordance with the Trustees' fiduciary obligations.

                  SECTION 2.24 Employees. Section 2.24 of the Company Disclosure Schedule sets forth the following information for each of the officers and employees of the Company: name and job title; current annualized rate of compensation as of the date of this Agreement (identifying any guaranteed bonuses separately); and the number of vacation days such person is entitled to take in each calendar year.

                  SECTION 2.25 Vehicles. Section 2.25 of the Company Disclosure Schedule contains a list of all motor vehicles owned or leased by the Company.

                  SECTION 2.26 Customers. None of the customers which accounted for one percent or more of the dollar volume of purchases from the Company for the fiscal year ended December 31, 1999 and for the eight (8) months ended August 31, 2000 has discontinued its relationship with the Company or notified it in writing that it intends to discontinue its relationship with the Company.

                  SECTION 2.27 Bank Accounts. Section 2.27 of the Company Disclosure Schedule contains the names and locations of all banks or other financial institutions which are depositories of funds of the Company, the names of all persons authorized to draw or sign checks or drafts upon such accounts and the names and locations of any institutions in which the Company has safe deposit boxes and the names of the persons having access thereto.

                  SECTION 2.28 Accounts Receivable. All of the accounts receivable of the Company on the 1999 Company Balance Sheet and created since the date of the 1999 Company Balance Sheet and prior to the Effective Date are the result of a bona fide sales or other transactions.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub hereby represent and warrant to the Company that:

                  SECTION 3.01 Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  SECTION 3.02 Authority Relative to this Agreement. Except for the approval of the Parent's shareholders to be obtained following the Closing pursuant to Section 5.01 hereof, each of Parent and Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. Except for the approval of the Parent's shareholders to be obtained following the Closing pursuant to
Section 5.01 hereof, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Merger (other than the filing and recordation of appropriate merger documents as required by the New York Law). This Agreement has been duly and validly executed and delivered by Parent and Sub and assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

                  SECTION 3.03 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement by Parent and Sub will not, (i) conflict with or violate the articles or certificate of incorporation and by-laws of Parent or Sub, (ii) conflict with or violate any law, rule, regulation, written order, judgment or decree applicable to Parent or Sub or by which any property or asset of Parent or Sub is bound or subject or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of Parent or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any property or asset of Parent or Sub is bound or subject, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                         (b) Except as set forth in Schedule 3.03, the execution
and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement by Parent and Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and recordation of appropriate merger documents as required by the New York Law, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Sub from performing their obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.04 Disclosure. No representation, warranty or statement by Parent or Sub in this Agreement when taken together with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER


                  SECTION 4.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business; and the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or by
Section 4.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

                         (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

                         (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business;

                         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than a dividend to the shareholders of the Company of the receivables from Honeywell in the aggregate amount of $47,034.88 and the receivables from American Axle in the aggregate amount of $359,357.28 (the "Transferred Receivables") to be paid prior to the Effective Time, which dividend will be made by an assignment of the Transferred Receivables without recourse;

                         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                         (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or substantially all of the assets of a business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, pledge in respect of or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business; (iii) enter into any contract or agreement which require aggregate payments by the Company in an aggregate amount in excess of $5,000 other than contracts or agreements entered into in the ordinary course of business; and (iv) terminate, cancel or request any material change in, or agree to any material change in, any contract which is material to the business of the Company, except in the ordinary course of business, other than contemplated amendments of real estate leases for the real property leased by the Company for its operations, which amendments shall be approved by the Parent prior to execution thereof; (v) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $5,000; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 4.01(e);

                         (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend (except as may be required by law) any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or reimburse any officer of the Company for aggregate expenses in excess of $1,000;

                         (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                         (h) make any tax election; settle or compromise any material federal, state, local or foreign tax liability or change any of its methods of reporting income, deductions or other items for federal state, local or foreign Tax purposes from those employed in the preparation of its most recently filed returns with respect to the applicable Tax, except only as such changes may be required by intervening changes in applicable law or regulations;

                         (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the 1999 Company Balance Sheet or subsequently incurred in the ordinary course of business;

                         (j) form any subsidiary; or

                         (k) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01 Parent's Shareholders' Meeting. The Parent, acting through its Board of Directors, shall, in accordance with applicable law and the Parent's Amended and Restated Articles of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold a Special Meeting of Shareholders (the "Parent's Shareholders' Meeting") as soon as practicable and (A) include in the Proxy Statement mailed to shareholders ("Proxy Statement") the recommendation of the Board of Directors that the shareholders of the Parent approve the issuance of the Merger Consideration for the consummation of the transactions contemplated by this Agreement and (B) take all lawful action to solicit and use its reasonable efforts to obtain such approval.

                  SECTION 5.02 Reserved.

                  SECTION 5.03 Proxy Statement. Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. If at any time after the mailing of the Proxy Statement and prior to the Parent's Shareholders' Meeting, any event with respect to any party, its officers, directors or principal shareholders or any event with respect to the Merger shall occur which is required to be described in the Proxy Statement, such party shall immediately inform the other party of such event and all parties shall cooperate in the preparation of a mutually satisfactory amendment or supplement describing such event and such amendment or supplement shall be promptly disseminated to the shareholders of the Parent.

                  SECTION 5.04 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, accountants and agents of the Company to, afford the officers, employees and agents of Parent and Sub complete access at all reasonable times and upon reasonable request, and so long as it does not interfere with the normal operations of the business of the Company, to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Sub with all financial, operating and other data and information as Parent or Sub, through its officers, employees or agents, may reasonably request.

                         (b) All proprietary and confidential information
obtained by Parent or Sub pursuant to this Section 5.04 shall be kept confidential except such information as may be appropriate to be divulged in order to satisfy any of the conditions precedent set forth in Section 6.02 hereof.

                         (c) All proprietary and confidential information
obtained by Parent or Sub pursuant to this Section 5.04 shall be promptly returned to the Company in the event of the termination of this Agreement.

                  SECTION 5.05 No Solicitation. The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company.

                  SECTION 5.06 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.07 Further Action; Reasonable Efforts. Upon the terms and subject to the conditions hereof (including, without limitation, Section 5.04) each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including, without limitation, using its reasonable efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

                  SECTION 5.08 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 5.09 No-Shop. Neither the Company or any of its officers, employees, directors, nor the Shareholders or the Trustees or any of their representatives (including investment bankers, accountants, attorneys, agents or consultants) will take any action to, directly or indirectly, (i) encourage, initiate or solicit discussions or negotiations with any person, other than Parent (and its affiliates and representatives), concerning any purchase of any capital stock of the Company or any merger, asset sale or similar transaction involving the Company (other than sales of assets in the ordinary course of business consistent with past practice), or enter into any negotiations or agreement with any third party with respect to the foregoing (an "Alternative Transaction"), or (ii) except as may be required by law or legal process, disclose non-public information relating to the Company or provide access to property, books or records of the Company to any person, other than Parent (and its affiliates and representatives), in connection with any solicitation, offer or proposal of an Alternative Transaction. The Company, the Shareholders and the Trustees will promptly disclose to Parent the existence or occurrence of any proposal, contract or contact which they, the Company or any of their representatives described above may receive after the date hereof in respect of any Alternative Transaction. Each of the Shareholders and the Trustees agree that they will, and will cause the Company and its officers, employees, directors, agents and representatives to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Alternative Transaction.

                 SECTION 5.10 Employee Benefits. (a) Immediately after the Closing, the Company shall take all action necessary to permanently discontinue employer contributions to the OTI ESOP and freeze participation in the OTI ESOP so that no additional employees of the Company or any employees of the Parent will be eligible to participate in the OTI ESOP. Therefore, immediately after the Closing, all participants in the OTI ESOP will be fully vested in their accounts.

                (b) The Company and the Parent recognize that after the completion of this transaction they will be members of a controlled group of corporations as defined in Code Section 414(b). Both the Company and the Parent agree that immediately after the Closing, an employee of one entity shall not be allowed to participate in the other entity's Plans solely due to the controlled group status, and further agree to take any action necessary to incorporate these eligibility rules into the Plans. Nothing in this paragraph shall prohibit the Parent or the Company from later agreeing to amend, merge, or terminate any Plans.

                SECTION 5.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of ss. ss. 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                SECTION 5.12 Transferred Receivables. As of the date of this Agreement, the Company will assign new job numbers to the existing projects with Honeywell and American Axle. All work done and all expenses incurred on such contracts after the date of this Agreement will be charged to such new job number. The Shareholders and the Trustees agree to reimburse the Company in cash, within thirty (30) days after the date of any invoice from the Company, for all costs and expenses incurred with respect to the projects after the date of this Agreement. The agreement set forth in this Section 5.12 shall survive the Effective Time.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER


                SECTION 6.01 Conditions Precedent to Obligations of the Shareholders and the Trustees. The obligations of the Shareholders and the Trustees to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time, of each of the following conditions unless waived by the Shareholders and the Trustees:

                         (a) Shareholder Approval. The issuance of the Merger Consideration in connection therewith shall have been approved and adopted by the affirmative vote of at least a majority of the shareholders of the Parent voting on such issuance.

                         (b) Accuracy of Representations and Warranties. All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time.

                         (c) Performance. Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by each of them prior to the Effective Time.

                         (d) Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Parent and Sub, shall have been made or obtained.

                         (e) Employment Agreements. At the Effective Time, each of the Shareholders shall have entered into an Employment Agreement with the Surviving Corporation in the form attached to this Agreement as Exhibit A.

                         (f)      Reserved.


                         (g) Board of Directors of Parent. At the Effective Time, William K. Pollock shall have been elected to the Board of Directors of the Parent.

                         (h) Opinion of Counsel. The Company shall have been provided an opinion of counsel for the Parent, in form and substance reasonably acceptable to the Company and its counsel.

                         (i) Merger Consideration. At Closing, the Shareholders and the OTI ESOP shall have received the Merger Consideration in the form and manner specified in Sections 1.06 and 1.07 of this Agreement.

                         (j) Incumbency Certificate. At Closing, the Company shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the officers of the Parent authorized to sign this Agreement and the documents executed in connection therewith, upon which certificate the Company shall be entitled to rely until informed of any change in writing by the Parent. The Parent shall attach to such incumbency certificate (i) copies of its Amended and Restated Articles of Incorporation, together with all amendments and (ii) a certificate of good standing, each certified by the Michigan Department of Consumer and Industry Services, (iii) copies of its Bylaws and (iv) copies of its Board of Directors' resolutions and resolutions or actions of any other body authorizing the execution of this Agreement and any documents executed in connection therewith, each certified by the Secretary or Assistant Secretary of the Parent.

                         (k) Closing Certificate. At Closing, the Company shall have received a certificate signed by the Parent and dated the date of the Closing to the effect that the conditions precedent provided in
         Section 6.01(a) through (j) hereof have been satisfied. The delivery of such certificate shall in no way diminish, supercede or enlarge the representations and warranties of the Parent made in this Agreement or its liability in respect thereof pursuant to Article VII hereof.

                         (l) Registration Rights Agreement. At closing, Parent shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit B.

                SECTION 6.02 Conditions Precedent to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions unless waived by Parent and Sub:

                         (a) Shareholder Approval. The Merger and the issuance of the Merger Consideration in connection therewith shall have been approved and adopted by the affirmative vote of at least a majority of the shareholders of the Parent voting on the Merger.

                         (b) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time, and at Closing the Shareholders and Trustees shall have delivered a "bring down" certificate with respect to such representations and warranties.

                         (c) Performance. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time.

                         (d) Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Parent, shall have been made or obtained, including without limitation the consent of La Salle Business Credit to the Merger.

                         (e) No Litigation. No litigation shall be pending which seeks to prevent or prohibit consummation of the Merger.

                         (f) Employment Agreements. At the Effective Time, each of the Shareholders shall have entered into an Employment Agreement with the Surviving Corporation in the form attached to this Agreement as Exhibit A.

                         (g) Due Diligence. Parent shall be satisfied with the results of its due diligence investigation of the Company.

                         (h) Company Financing Arrangements. Parent shall have obtained amendments to the Company's existing financing arrangements or obtained substitute financing acceptable to Parent.

                         (i) Consents. Parent shall have obtained all consents from the Company's employee stock ownership plan, customers, suppliers, landlords, and others, and shall have made all modifications to existing agreements with any of them, as it deems necessary or appropriate.

                         (j)      Reserved.

                         (k) Compliance with Securities Laws. At the Effective Time, the Company, the Sub, the Parent, the Shareholders and the Trustees shall have complied with all applicable state and federal securities laws and exchange requirements.

                         (l) Delivery of Certificates. At the Closing, the Shareholders and the Trustees shall deliver to the Parent certificates representing all of the Shares, endorsed in blank or with accompanying stock powers duly signed. The Shareholders and the Trustees shall also deliver such other instruments or documents as shall, in the opinion of the Parent's counsel, be reasonably required to vest good and marketable title in the Parent to the Shares.

                         (m) Opinion of Counsel. The Parent shall have been provided an opinion of counsel for the Company, the Shareholders and the Trustees, in form and substance reasonably acceptable to the Parent and its counsel.

                         (n) Noncompetition Agreement. Pollock and Lasch shall each have entered into an agreement not to compete with the Company and the Parent in the form attached hereto as Exhibit C.

                         (o) Tax Representation and Continuity Certificates. At Closing, the Parent shall have received in support of the intended federal income Tax treatment of the transaction: (i) the Tax Representation Certificate duly executed by the Company in the Form attached hereto as Exhibit D , and (ii) a Continuity of Interest Certificate from each Shareholder duly executed by such Shareholder.

                         (p) Incumbency Certificate. At Closing, the Parent shall have received an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of the officers of the Company authorized to sign this Agreement and the documents executed in connection therewith, upon which certificate the Parent shall be entitled to rely until informed of any change in writing by the Company. The Company shall attach to such incumbency certificate (i) copies of its Certificate of Incorporation, together with all amendments and (ii) a certificate of good standing, each certified by the New York Department of State,
         (iii) copies of its Bylaws and (iv) copies of its Board of Directors' resolutions and resolutions or actions of any other body authorizing the execution of this Agreement and any documents executed in connection therewith, each certified by the Secretary of the Company.

                         (q) Closing Certificate. At Closing, the Parent shall have received a certificate signed by the Company and dated the date of the Closing to the effect that the conditions precedent provided in
         Section 6.02(a) through (p) hereof have been satisfied. The delivery of such certificate shall in no way diminish, supercede or enlarge the representations and warranties of the Company made in this Agreement or its liability in respect thereof pursuant to Article VII hereof.

                                   ARTICLE VII

                   TERMINATION. AMENDMENT, WAIVER AND EXPENSES


                SECTION 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the requisite approval and adoption of this Agreement and the Merger contemplated hereby by the shareholders of each of the Parent and the
Company:

                         (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Sub, the Company and by the Shareholders and the Trustees;

                         (b) By Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be compiled with by the Company prior to the date of such termination and such failure shall not have been cured within fifteen (15) business days following receipt by the Company from Parent of written notice of such failure and demand for cure, or (ii) if shareholders of the Parent shall have failed to approve the issuance of the Merger Consideration by the requisite vote at the Parent's Shareholders' Meeting;

                         (c) By the Company if Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, and such failure to comply shall not have been cured within fifteen (15) business days following receipt by Parent from the Company of written notice of such failure and demand for cure, or (ii) if shareholders of the Parent shall have failed to approve the issuance of the Merger Consideration by the requisite vote at the Parent's Shareholders' Meeting;

                         (d) By Parent if (i) an action as set forth in Section 6.02(e) is instituted, or (ii) it is unable to satisfy any of the conditions precedent set forth in Section 6.02(g) through 6.02(q) hereof; and

                         (e) By the Company or Parent if the Merger is not consummated within sixty (60) business days from the date of this Agreement; provided that if Parent is unable to satisfy any of the conditions set forth in Section 6.02 hereof by such date, it shall have the right to extend such date for two (2) thirty (30) business day periods each in order to give Parent additional time to satisfy such conditions.

                SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Section 7.06 hereof shall survive any termination of this Agreement. Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

                SECTION 7.03 Legal Fees. Without the written consent of Parent, the Company will not incur Company legal fees in connection with the Merger in excess of $25,000.

                SECTION 7.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (as applicable) at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Merger by the shareholders of the Parent, no amendment may be made which would as a matter of law require further shareholder approval of such amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                SECTION 7.05 Waiver. At any time prior to the Effective Time any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                SECTION 7.06 Fee. If at any time while this Agreement is in effect the Company shall have consummated, or entered into an agreement providing for, a merger or consolidation of the Company with, sale of all or a substantial part of the assets of the Company to, or any other business combination involving the Company with, any person (other than Parent or Sub), then, Company shall, within two days after the first of such events has occurred, pay Parent an amount equal to all out of pocket expenses incurred by Parent in connection with this Agreement. This provision shall be in addition to any other rights and remedies Parent and Sub may have under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION


                SECTION 8.01 Indemnification by the Shareholders and the Trustees. The Shareholders and the Trustees shall jointly and severally indemnify, defend and hold harmless the Parent, its affiliates, and their respective officers, directors, employees, members, partners and shareholders in their capacities as such (including the successors of any of the foregoing) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, without limitation, reasonable attorneys', environmental consultants' and accountants' fees and costs) of any kind or character ("Damages"), (subject to Section 8.05), arising out of or in any manner incident, relating or attributable to (a) any misrepresentation or breach of warranty by any of the Shareholders or the Trustees contained in this Agreement (subject to Section 9.01), (b) any failure by the Shareholders or the Trustees to perform, cause to be performed or observe any covenant to be performed or observed by the Company, the Shareholders or the Trustees under this Agreement, (c) any guaranty to which the Company is a party and which guarantees amounts payable by, or obligations of, the Shareholders, the Trustees or any of their affiliates or related parties, (d) any liability of the Company under any agreements, contracts, negotiations and other dealings by the Shareholders or the Trustees with any third party concerning the sale of the capital stock or business of the Company, (e) any liability for federal income or state or local income or franchise taxes of the Company, the Shareholders or the Trustees that is based upon or measured with respect to the income of the Company, the Shareholders or the Trustees for any period up through and including the Effective Time, (f) any liability for federal income or state or local income or franchise taxes of the Shareholders or the Trustees based on income for any post-Closing period, (g) any liability of the Company, the Shareholders or the Trustees for taxes resulting from the transactions contemplated by this Agreement, including, without limitation, any taxes resulting from the disposition, deemed or actual, of assets or stock contemplated by this Agreement.

                  SECTION 8.02 Limitations. Notwithstanding the provisions of
Section 8.01:


         (a) The right of indemnification provided in Section 8.01 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person except as consented to by the Shareholders and the Trustees. Except as provided in Article VII hereof and Exhibit C, the right of indemnification in Section 8.01 is the sole remedy which the Parent has against the Shareholders and the Trustees for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any matter from, the transactions contemplated hereunder.

         (b) If a condition precedent stated in Section 6.02(b) is not satisfied, the Company's Closing Certificate specifies the representation or warranty which is not correct in all material respects and identifies the reason and underlying facts therefor in reasonable details (such facts, the "Down-Date Facts"), and the Parent at any time thereafter proceeds with the Closing notwithstanding such unsatisfied condition or incorrectness, then the Shareholders and the Trustees shall have no liability to the Parent or any other party indemnified pursuant to Section 8.01 with respect to the Down-Date Facts to the extent so described.

                SECTION 8.03 Procedure. The party requesting indemnification under this Article VIII (the "indemnified party") shall give the party from whom indemnification is requested (the "indemnifying party") prompt notice of, and shall reasonably cooperate with the indemnifying party (including, without limitation, by making relevant personnel and records available to the indemnifying party at all reasonable times free of charge) in connection with any claim for which the indemnified party may seek indemnification from the indemnifying party under Article VIII, but the failure to give such notice will not affect the indemnifying party's liability hereunder, except and to the extent it is actually prejudiced thereby. The indemnifying party shall at its own expense and with counsel of its choice assume the defense of all third party claims for which it is obligated to indemnify the indemnified party. The indemnified party may also at its own expense employ its own counsel to participate in the defense of any such third party claim. The indemnifying party shall have the absolute right to settle at its expense any such third party claim; provided, however, that such settlement shall also require the prior written consent of the indemnified party where criminal liability is admitted or where any action other than the payment of money is required or which does not include an unconditional release of all indemnified parties.

                SECTION 8.04 Parent's Indemnification. (a) Subject to clause (b) below, the Parent agrees to indemnify, defend, and hold harmless the Shareholders and the Trustees from, against, and with respect to any Damages (subject to Section 8.05) arising out of or in any manner incident, relating, or attributable to (1) any misrepresentation or breach of warranty by the Parent contained in this Agreement, and (2) any failure by the Parent to perform or observe any covenant to be performed or observed by the Parent under this Agreement.

         (b) The right of indemnification provided in Section 8.04 is solely for the benefit of the parties referred to therein, and such right will not be extended, either directly or indirectly, to any other person. The right of indemnification in Section 8.04 is the sole remedy which the Shareholders and the Trustees have against the Parent for any breach of a representation or warranty hereunder or for any other claim with respect to, or arising in any manner from, the transactions contemplated hereunder.

                SECTION 8.05 Amount. The amount of Damages for which indemnification is provided (i) under this Article VIII will be computed net of any insurance proceeds received by the indemnified party in connection with such Damages, reduced by all costs and expenses related thereto and any premium increase or expense resulting therefrom and (ii) by the Shareholders and the Trustees under Section 8.01(a) will be reduced to the extent such Damages relate to and do not exceed any applicable reserve or accrual with respect to such Damages provided for or reflected in the 1999 Company Balance Sheet.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                SECTION 9.01 Survival of Representations. Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive for three years after the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreement set forth in Section 7.06 shall survive termination of this Agreement.

                SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                if to Parent or Sub:

                Nematron Corporation
                5840 Interface Drive
                Ann Arbor, Michigan  48103
                Telephone No.: (734) 214-2000
                Facsimile No.: (734) 994-8074
                Attention:  Matthew S. Galvez

                with a copy to:

                Dickinson Wright PLLC
                500 Woodward Avenue
                Suite 4000
                Detroit, MI  48226
                Telephone No.: (313) 223-3500
                Facsimile No.: (313) 223-3598
                Attention:  Bernadette M. Dennehy


                if to the Company or Shareholder:

                Optimation Technology, Inc.
                50 High Tech Drive
                Rush, NY  14543
                Telephone No.: (716) 359-0700
                Fax No.: (716) 359-0701

                Attention:  William Pollock

                with a copy to:

                Saperston & Day, P.C.
                800 First Federal Plaza
                Rochester, NY  14614
                Telephone No.: (716) 325-7570
                Fax No.: (716) 325-5458
                Attention:  George G. MacKey

                SECTION 9.03 Shareholder Agreements. In consideration of Parent and Sub entering into this Agreement, each Shareholder agrees (i) to vote all Shares owned directly or indirectly by him in favor of the Merger, and (ii) to not, without Parent's prior written consent, sell or otherwise dispose of the Shares owned directly or indirectly by him until the Merger is consummated or the Agreement is terminated.

                SECTION 9.04 Trustee Agreements. In consideration of Parent and Sub entering into this Agreement, each Trustee acknowledges and agrees (i) that it has voted all Shares owned directly or indirectly by the OTI ESOP in favor of the Merger, and (ii) that it will not, without Parent's prior written consent, sell or otherwise dispose of the Shares owned directly or indirectly by the OTI ESOP until the Merger is consummated or the Agreement is terminated.

                SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                SECTION 9.06 Entire Agreement; Assignment. This Agreement, together with the Exhibits and Schedules hereto and the Company Disclosure Schedule constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, their officers and representatives, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

                SECTION 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                SECTION 9.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                SECTION 9.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


               [the balance of this page intentionally left blank]

                IN WITNESS WHEREOF, Parent, Sub, the Company, the Shareholders and the Trustees have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          NEMATRON CORPORATION


                          By:  /s/ David P. Gienapp
                             -----------------------------
                          Its: Corporate Secretary


                          NEMATRON ACQUISITION CORP.


                          By:  /s/ David P. Gienapp
                             -----------------------------
                          Its: Vice President


                          OPTIMATION TECHNOLOGY, INC.


                          By:  /s/ William K. Pollock
                             -----------------------------
                          Its: President



                          /s/ William K. Pollock
                          --------------------------------
                          WILLIAM K. POLLOCK


                          /s/ Timothy Lasch
                          --------------------------------
                          TIMOTHY LASCH


                          /s/ William K. Pollock
                          ---------------------------------------
                          WILLIAM  K.  POLLOCK,  TRUSTEE  OF  THE
                          OPTIMATION  TECHNOLOGY,  INC.
                          EMPLOYEE STOCK OWNERSHIP TRUST




                          and


                          /s/ Timothy Lasch
                          -----------------------------------------
                          TIMOTHY LASCH,  TRUSTEE OF THE OPTIMATION
                          TECHNOLOGY,  INC.  EMPLOYEE
                          STOCK OWNERSHIP TRUST

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT
                              OF WILLIAM K. POLLOCK

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this      day of
           , 2000, by and between William K. Pollock ("Employee") and OPTIMATION TECHNOLOGY, INC., a New York corporation (the "Company").

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the
"Merger Agreement") dated as of November    , 2000 by and among Nematron
Corporation ("Nematron"), Nematron Acquisition Corp. ("Sub"), the Employee and the other shareholders of the Company, Nematron acquired, through a merger with Sub in which the Company was the surviving corporation (the "Acquisition") all of the issued and outstanding stock of the Company;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, Nematron has required Employee and the Company to enter into this Agreement to ensure the continued employment of Employee by the Company;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, the Company is engaged in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business"); and

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company as its President (the "Position") for a period commencing on the date hereof and continuing for a period of three (3) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of the Company, and shall work with other officers and employees of the Company in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the Board of Directors of the Company. Employee shall be based in the Company's offices in the Rochester, New York area.

          3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of $51.40 per hour for not less than 2,080 hours per calendar year, less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), and $77.10 per hour for each hour in excess of 2,080 hours per calendar year, payable in a manner and at such times as is consistent with the payroll practices of the Company or Nematron. The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the compensation committee appointed by the Board of Directors or, if none, the Board, upon terms established by the compensation committee or the Board of Directors, and, to the extent and upon the terms determined by Nematron's board of directors in its sole discretion, in Nematron's Gainsharing Program and Long-Term Incentive Plan.

         5. Other Benefits. Employee shall be entitled to those employee benefits which the Company, as determined by the compensation committee or Board of Directors, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, and disability income insurance substantially similar to the disability income insurance policy in effect for Employee's benefit as of November 1, 2000, and such other benefits as the compensation committee or Board of Directors may determine from time to time.

         6. Reimbursement of Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented business expenses incurred by him in the performance of his duties under this Agreement.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by the Company or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict

Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 7. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8.       Inventions and Property.

                  (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                  (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (B) as a result of tasks assigned to Employee by the Company or
(C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                      (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                      (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                      (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in
Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of three (3) years thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of the Company:

                  (a) engage or participate in any business activity competitive with the Business of the Company;

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof;

                  (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

                  (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

                  10.1.    Termination by Death or Permanent Disability.


                  (a) In the event of Employee's death or Permanent Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

                  (b) Except as specifically set forth in this Section 10.1, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Employee or his personal representative.

                  10.2.    Termination for Cause.


                           (a) The Company may terminate Employee's employment
hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Company,
(ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a directive of the Board of Directors, after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice,
(iv) the Employee's misappropriation of funds or assets of the Company or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                           (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

                  10.3.    Termination Without Cause.


                           In the event of termination by the Company of
Employee's employment hereunder without Cause, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination) for the remainder of the term of this Agreement or twelve months, whichever is longer.

                  10.4.    Termination by Employee.


                           (a) Employee may terminate his employment for any
reason upon ninety (90) days' written notice to Company.

                           (b) In the event of termination of Employee's
employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

         11. Indemnification. The Company shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of the Company or by reason of service, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of the Company, the Company may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to the Company that:


                           (a) There are no restrictions, agreements or
understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

                  (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

                  (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

                  (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of the Company under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                  William K. Pollock

                  ---------------------

                  ---------------------

                  ---------------------

If to the Company:

                  Optimation Technology, Inc.
                  c/o Nematron Corporation
                  5840 Interface Drive
                  Ann Arbor, MI  48103
                  Attn:  Matthew S. Galvez
                  Fax:  (734) 994-8074

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22.      Specific Enforcement: Extension of Period.


                  (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                  (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                  OPTIMATION TECHNOLOGY, INC.



                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:


                                  EMPLOYEE




                                 -----------------------------------------------
                                  William K. Pollock

                              EMPLOYMENT AGREEMENT
                               OF TIMOTHY A. LASCH

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made this      day of
            , 2000, by and between Timothy A. Lasch ("Employee") and OPTIMATION TECHNOLOGY, INC., a New York corporation (the "Company").

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the
"Merger Agreement") dated as of November     , 2000 by and among Nematron
Corporation ("Nematron"), Nematron Acquisition Corp. ("Sub"), the Employee and the other shareholders of the Company, Nematron acquired, through a merger with Sub in which the Company was the surviving corporation (the "Acquisition") all of the issued and outstanding stock of the Company;

         WHEREAS, as a condition precedent to the consummation of the Acquisition, Nematron has required Employee and the Company to enter into this Agreement to ensure the continued employment of Employee by the Company;

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement is also a condition precedent to the effectiveness of this Agreement;

         WHEREAS, the Company is engaged in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business"); and

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company as its Vice President (the "Position") for a period commencing on the date hereof and continuing for a period of four (4) years, subject to earlier termination pursuant to the provisions of Section 10 hereof (the "Term").

         2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full attention, skill and efforts to the performance of the duties required by or appropriate for his Position, shall use his best skill and abilities to promote the interest of the Company, and shall work with other officers and employees of the Company in a competent and professional manner. Employee agrees to assume such duties and responsibilities as are commensurate with his Position. Employee shall report directly to the President of the Company. Employee shall be based in the Company's offices in the Rochester, New York area.

         3. Other Business Activities. During the Term, Employee will not, without the prior approval of the Board of Directors, directly or indirectly engage in any other business activities or pursuits which may interfere with the performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete provided for in Section 9 hereof, an initial base salary of ($48.30) per hour for not less than 2,080 hours per calendar year, less applicable withholdings, commencing upon closing of the Acquisition (the "Base Salary"), and ($72.45) per hour for each hour in excess of 2,080 hours per calendar year, payable in a manner and at such times as is consistent with the payroll practices of the Company or Nematron. The Employee shall also be entitled to participate in such incentive bonus or long-term incentive programs as may be established from time to time by the compensation committee appointed by the Board of Directors or, if none, the Board of Directors, upon terms established by the compensation committee or the Board of Directors, and, to the extent and upon the terms determined by Nematron's board of directors in its sole discretion, in Nematron's Gainsharing Program and Nematron's Long-Term Incentive Plan.

         5. Other Benefits. Employee shall be entitled to those employee benefits which the Company, as determined by the compensation committee or Board of Directors, may from time to time generally makes available to its senior executives ("Benefits"). The Benefits shall initially include, without limitation, health insurance, life insurance, and disability income insurance substantially similar to the disability income insurance policy in effect for Employee's benefit as of November 1, 2000, and such other benefits as the compensation committee or Board of Directors may determine from time to time.

         6. Reimbursement of Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented business expenses incurred by him in the performance of his duties under this Agreement.

         7. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third-party or use for his own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 8(b) hereof, any information relating to methods of production, manufacture, service, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, any other materials prepared by Employee in the course of, relating to or arising out of his employment by the Company or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 7. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         8.       Inventions and Property.

                  (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, Proprietary Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of his assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of Employee's employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                  (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during the Employee's employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (B) as a result of tasks assigned to Employee by the Company or
(C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property and the Employee shall have no claim for additional compensation for the Intellectual Property.

                          (ii)     The  Employee   acknowledges   that  all  the
Intellectual   Property  that  is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                          (iii)    Employee further agrees to reveal promptly
all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                         (iv)      In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 8(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         9. Covenant Not to Compete. The Employee shall not, during the Term and for a period of three (3) years thereafter (such period, the "Restricted Period"), do any of the following directly or indirectly, within the continental United States, without the prior written consent of the Company:

                  (a) engage or participate in any business activity competitive with the Business of the Company;

                  (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 9(a) hereof;

                  (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

                  (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         10. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 10. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 10.

                  10.1.    Termination by Death or Permanent Disability.

                  (a) In the event of Employee's death or Permanent Disability (as defined below) during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee or Employee's executors, legal representatives or administrators an amount equal to the vested or accrued and unpaid portion of his Base Salary, Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation").

                  (b) Except as specifically set forth in this Section 10.1, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death or Permanent Disability, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company and to exercise any rights afforded under any compensation or benefit plan then in effect. For the purposes of this Agreement, "Permanent Disability" shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Employee or his personal representative.

                  10.2.    Termination for Cause.

                           (a)      The  Company  may  terminate  Employee's
employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean, in each case as determined by a majority of the Board of Directors: (i) any breach by Employee of any of his material obligations under this Agreement (other than as a result of incapacity due to physical or mental illness), in each case if such breach is not cured within thirty (30) calendar days after written notice thereof to Employee by Company, (ii) commission of a felony or a crime involving moral turpitude or other commission of any act or omission of Employee involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company or any of its affiliates or subsidiaries or any of their employees, vendors, suppliers, distributors or customers, (iii) Employee's substantial neglect of duties or failure to follow a directive of the Board of Directors, after written notice from the Board of Directors of such neglect or failure has not been cured within thirty (30) days after the Employee receives such notice, (iv) the Employee's misappropriation of funds or assets of the Company or one of its affiliates or subsidiaries for personal use, or (v) the Employee's gross negligence or willful misconduct in the performance of his duties.

                           (b)      In the event of a termination  of Employee's
employment hereunder pursuant to Section 10.2(a), Employee shall be entitled to receive all vested or accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder by reason of Employee's termination pursuant to this Section 10.2.

                  10.3.    Termination Without Cause.

                           In the event of termination  by the Company of
Employee's employment hereunder without Cause, Employee shall be entitled to receive all accrued, but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation, plus an amount equal to One hundred percent (100%) of the Employee's annual Base Salary (as of the date of termination) for the remainder of the term of this Agreement or twelve months, whichever is longer.

                  10.4.    Termination by Employee.

                           (a)      Employee  may  terminate  his  employment
for any reason upon ninety (90) days' written notice to Company.

                           (b)      In the event of  termination  of  Employee's
employment hereunder pursuant to Section 10.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, Benefits and Other Compensation. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee.

         11. Indemnification. The Company shall indemnify Employee and shall save and hold Employee harmless from, against, for, and in respect of, any and all damages, losses, obligations, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses, incident to, or arising out of, any threatened, pending or completed suit, action, claim or proceeding, whether civil, criminal, administrative or investigative, suffered, incurred or required to be paid by Employee by reason of being a director, officer, employee or agent of the Company or by reason of service, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not Employee continues to be a director, officer, employee or agent of the Company or such corporation, partnership, joint venture, trust or other enterprise at the time such action, suit or proceeding is brought or threatened) if the Board of Directors determines that Employee's act or omission was taken or made in good faith and in a manner reasonably believed to be in, or not inconsistent with, the best interests of the Company; provided, that such act or omission did not constitute gross negligence, willful misconduct or fraud. The foregoing right of indemnification shall be in addition to any rights to which Employee may otherwise be entitled and shall inure to the benefit of Employee's heirs, executors or administrators. If authorized under the circumstances by the Board of Directors of the Company, the Company may pay the expenses incurred by Employee (including without limitation reasonable attorneys' fees) in defending any action, suit or proceeding upon receipt of an undertaking by Employee to repay such payment if there shall be a final adjudication or determination that it is not entitled to indemnification as provided herein.

         12. Other Agreements. Employee represents and warrants to the Company that:


                  (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder;

                  (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

                  (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

                  (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

         13. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9 and 22 hereof shall survive the termination of Employee's employment hereunder.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor entity assumes in writing all of the obligations of the Company under this Agreement. Except as provided in this Section 14, this Agreement is not intended to, and shall not, confer any rights upon any third parties.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

                   Timothy Lasch

                   ---------------------
                   ---------------------
                   ---------------------

If to the Company:

                   Optimation Technology, Inc.
                   c/o Nematron Corporation
                   5840 Interface Drive
                   Ann Arbor, MI  48103
                   Attn:  Matthew S. Galvez
                   Fax:  (734) 994-8074

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         16. Entire Agreement; Amendments. This Agreement, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

         19. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

         20. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         21. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

         22.       Specific Enforcement: Extension of Period.

                  (a) Employee acknowledges that the restrictions contained in Sections 7, 8, and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 or 9 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                  (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 9 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


                                         OPTIMATION TECHNOLOGY, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         EMPLOYEE



                                         ---------------------------------------
                                         Timothy A. Lasch

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made this       day
of       , 2000, by and between William K. Pollock, Timothy A. Lasch, and
Pollock and Lasch, as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust (collectively, the "Holders"), and NEMATRON CORPORATION, a Michigan corporation, with offices at 5840 Interface Drive, Ann Arbor, Michigan 48103 ("Company").

         Nematron, Nematron Acquisition Sub, Optimation Technology, Inc. and the
Holders are parties to an Agreement and Plan of Merger dated November    , 2000
herewith pursuant to which the Holders, in connection with the acquisition by Nematron of Optimation Technology, Inc. ("OTI") through a merger of its subsidiary with and into OTI, are receiving 3,112,500 shares of Nematron's Common Stock, no par value per share ("Common Stock"). In connection with the issuance of the Common Stock, Nematron has agreed to provide the Holders with the certain registration rights.

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "REGISTRABLE SECURITIES" shall mean the 3,112,500 shares of Nematron's Common Stock issued to the Holders, and any securities issued in respect of such shares upon any conversion, stock split, stock dividend, recapitalization or similar event, which have not been sold to the public pursuant to a Registration.

                  The terms "REGISTER, "REGISTERED" AND "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by Nematron in compliance with Section 2 hereof, including, without limitation, all Registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Nematron, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration but shall not include Selling Expenses, fees and disbursements of counsel for the Holders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer fees applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders.

         2.       COMPANY REGISTRATION.

                  2.1 NOTICE OF REGISTRATION. If at any time or from time to time Nematron shall determine to Register any of its capital stock or other issued securities, either for its own account or the account of a security holder or holders (other than the Holders), other than (x) a Registration relating solely to employee benefit plans, or (y) a Registration relating solely to a Commission Rule 145 transaction, or (z) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of Registrable Securities, Nematron shall:

                  2.1.1.  promptly give to the Holders written notice thereof;
and

                  2.1.2. use its best efforts to include in such Registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by a Holder within ten (10) days after the Holder's receipt of the written notice from Nematron described in Section 2.1.1 above, except as set forth in Section 2.2 below.

                  2.2 UNDERWRITING. If the Registration of which Nematron gives notice is for a Registered public offering involving an underwriting, Nematron shall so advise the Holders as a part of the written notice given pursuant to Section 2.1.1. In such event the right of the Holders to Registration pursuant to this Section 2 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of the Holders' Registrable Securities in the underwriting to the extent provided herein. A Holder, if proposing to distribute its securities through such underwriting, shall (together with Nematron and the other holders of securities of Nematron with registration rights to participate therein, distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the managing underwriter selected for underwriting by Nematron. Notwithstanding any other provision of this Section 2, if the managing underwriter advises Nematron in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below), exclude all Registrable Securities from or limit the number of Registrable Securities to be included in the Registration and underwriting. If a limitation on the number of Registrable Securities is required as a result of these limits, the number of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all such holders requesting to participate in such Registration in proportion, as nearly as practicable, to the respective amounts of registrable securities which they had requested to be included in such Registration at the time of filing the Registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such Registration.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Agreement shall be borne by Nematron, and all Selling Expenses shall be borne by the holders of the securities so Registered pro rata on the basis of the number of their shares so Registered.

         4. REGISTRATION PROCEDURES. In the case of each Registration, qualification or compliance effected by Nematron pursuant to this Agreement, Nematron will keep the Holders, if participating therein, advised in writing as to the initiation of each Registration, qualification or compliance and as to the completion thereof. At its expense, Nematron will use its best efforts to:

                 4.1. Except for offerings pursuant to Rule 145 or successors thereto under the Securities Act, Nematron will keep such Registration, qualification or compliance effective and current for a period of one hundred twenty (120) days or until the Holders have completed the distribution described in Registration statement relating thereto, whichever first occurs.

                 4.2 Nematron will furnish such number of prospectuses and other documents incident thereto as each Holder from time to time may reasonably request.

                 4.3 Nematron will notify the Holders, if Registrable Securities are covered by a Registration statement, at any time when a prospectus relating thereto covered by such Registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

         5.      INDEMNIFICATION.

                 5.1 Nematron will indemnify the Holders, and the Holders' legal counsel and independent accountants, with respect to which Registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Nematron of the Securities Act or any rule or regulation thereunder or any state securities law applicable to Nematron and relating to action or inaction required of Nematron in connection with any such Registration, qualification or compliance, and will reimburse the Holders for any legal and any other expenses reasonably incurred in connection with investigating, defending any such claim, loss, damage, liability, or action, provided that Nematron will not be liable in any case to the extent that any such claim, loss, damage liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Nematron by such Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contain in this
Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if settlement is effected without the consent of Nematron (which consent has not been unreasonably withheld).

                 5.2. Each Holder, if Registrable Securities held by him are included in the securities as to which such Registration, qualification or compliance is being effected, will indemnify Nematron and each of its directors and officers, each person who controls Nematron within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder or holder participating in such Registration, and each of their officers, directors and partners, and each person controlling such Holder and the legal counsel and independent accountants of the foregoing persons against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Nematron and such holders, directors, officers, partners, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Nematron and stated to be specifically for use therein; provided, however, that the liability and obligations of each Holder hereunder shall be limited to any amount equal to the gross proceeds received by such Holder of Registrable Securities sold as contemplated therein.

                 5.3 Each party entitled to indemnification under this Section 5 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, the Indemnifying Party shall bear the expenses of such defense of the Indemnified Party (including the fees and disbursements of one additional counsel to all Indemnified Parties which shall be selected by the Indemnified Parties) if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 5 except to the extent the omission results in a failure of actual notice to the Indemnified Party and such Indemnified Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         6. INFORMATION BY HOLDER. Each Holder, if any of the Registrable Securities are included in any Registration, shall furnish to Nematron such information regarding such Holder and the distribution proposed by such Holder as Nematron may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this

Agreement. Such information shall be furnished to Nematron by an instrument duly executed by such Holder and stated to be specifically for use therein.

         7. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Nematron to Register securities granted under Section 2 may be transferred or assigned by a Holder to one or more permitted transferees or assignees of at least one-third of the total number of Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) Nematron is given written notice by such Holder thirty (30) days prior to said transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which such Registration rights are being transferred or assigned and Nematron consents to the transfer or assignment (which consent will not be unreasonably withheld), and (iii) that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement and executes and delivers an assumption agreement reasonably satisfactory to Nematron to that effect.

         8. "MARKET STAND-OFF" AGREEMENT. Each Holder agrees, if requested by Nematron and an underwriter of Common Stock (or other securities) of Nematron, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Nematron held by such Holder during the one hundred fifty
(150) day period following the effective date of a Registration statement of Nematron filed under the Securities Act, provided that all officers and directors of Nematron enter into similar agreements. Nematron may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such one hundred fifty (150) day period.

         9. SUSPENSION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Sections 2 hereof shall not be exercisable by any Holder during the period in which such Holder has the ability to sell all of the Registrable Securities held by the Holder under Rule 144 or Rule 144A during a single ninety (90) day period.

         10. DELAY OF REGISTRATION. The Holders shall not have any right to take any actions to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         11.    GENERAL.

                11.1 GOVERNING LAW. This agreement shall be governed in all respects by the laws of the State of Michigan without giving effect to any conflicts of laws principles.

                11.2. REMEDIES. Any person having rights under any provisions of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                11.3. ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements with respect to such subject matter. Except as otherwise provided herein, the provisions of this Agreement may be amended in a writing signed by Nematron and the Holders.

                11.4. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

                11.5. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage pre paid, or delivered by hand, addressed
(i) if to the Holders, at their respective addresses set forth in the preamble of this Agreement or at such other address as a Holder shall have furnished to Nematron in writing, and (ii) if to Nematron, at its address set forth at the beginning of this Agreement, or at such other address as Nematron shall have furnished to the Holders in writing.

                11.6. TITLE AND SUBTITLES. The titles of the sections and. paragraphs of this Agreement are for convenience of reference only and are not to, be considered in construing this Agreement.

                11.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                       ------------------------------------
                                       William K. Pollock


                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------



                                       ------------------------------------
                                       Timothy A. Lasch



                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------


                                       OPTIMATION TECHNOLOGY, INC.
                                       EMPLOYEE STOCK OWNERSHIP TRUST


                                       By:
                                          ---------------------------------
                                          William K. Pollock, Trustee


                                       By:
                                          ---------------------------------
                                          Timothy A. Lasch, Trustee


                                       Address for Notices:


                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       NEMATRON CORPORATION


                                       By:
                                          ---------------------------------
                                          David P. Gienapp
                                       Its: Vice President, Finance and
                                            Administration

                                    EXHIBIT C

                            AGREEMENT NOT TO COMPETE


         AGREEMENT NOT TO COMPETE (the "Agreement"), dated as of              ,
2000 between Timothy A. Lasch ("Lasch") having an address at and Optimation Technology, Inc. (the "Company") having an address at and Nematron Corporation ("Nematron") having an address at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         WHEREAS, Lasch, a shareholder, officer and key employee of the Company
entered into an agreement dated as of November    , 2000 (the "Merger
Agreement") pursuant to which Nematron will, through a merger of its subsidiary with and into the Company, acquire all of the issued and outstanding stock of the Company;

         WHEREAS, Lasch has acquired significant expertise in the business and operations of the Company and in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business");

         WHEREAS, the Company and Nematron desire that Lasch not engage in competition or use his expertise to compete or assist others in competition with the Company;

         NOW THEREFORE, in consideration of the execution of the Merger Agreement, the mutual agreements contained herein and therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Lasch agrees for the benefit of the Company and Nematron that, during the period commencing on the effective time of the Merger under the Merger Agreement (the "Closing Date") and ending on the third (3rd) anniversary of the Closing Date, he will not:

              (a) engage or participate in any business activity competitive with the Business of the Company;

              (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Lasch may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business of the Company;

              (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

              (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

              (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         The foregoing shall not apply to Lasch's activities as an employee of the Company after the Closing Date or his ownership of shares of common stock of Nematron.

         Lasch agrees that a monetary remedy for a breach of the agreements set forth in this Agreement will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Lasch agrees that the Company will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court of competent jurisdiction may determine.

         If any provision of this Agreement is held invalid in part, it will be curtailed, both as to time and location, to the minimum extent required for its validity and will be binding and enforceable with respect to Lasch as so curtailed.

         This Agreement shall be construed an interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws of such state.

         Terms used herein but not defined shall be defined by reference to the Merger Agreement.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                          -----------------------------
                                          Timothy A. Lasch


                                          OPTIMATION TECHNOLOGY, INC.


                                          By:
                                                   -------------------------
                                          Its:     Vice President -- Finance and
                                                   Administration


                                          NEMATRON CORPORATION


                                          By:
                                                   -------------------------
                                          Its:     Vice President -- Finance and
                                                   Administration

                            AGREEMENT NOT TO COMPETE
         AGREEMENT NOT TO COMPETE (the "Agreement"), dated as of              ,
2000 between William K. Pollock ("Pollock") having an address at and Optimation Technology, Inc. (the "Company") having an address at and Nematron Corporation ("Nematron") having an address at 5840 Interface Drive, Ann Arbor, Michigan 48103.

         WHEREAS, Pollock, a shareholder, officer and key employee of the
Company entered into an agreement dated as of November    , 2000 (the "Merger
Agreement") pursuant to which Nematron will, through a merger of its subsidiary with and into the Company, acquire all of the issued and outstanding stock of the Company;

         WHEREAS, Pollock has acquired significant expertise in the business and operations of the Company and in the business of providing process and mechanical design, instrumentation and electrical design, system integration, software programming and computer aided drafting to its customers in various industry segments (the "Business");

         WHEREAS, the Company and Nematron desire that Pollock not engage in competition or use his expertise to compete or assist others in competition with the Company;

         NOW THEREFORE, in consideration of the execution of the Merger Agreement, the mutual agreements contained herein and therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Pollock agrees for the benefit of the Company and Nematron that, during the period commencing on the effective time of the Merger under the Merger Agreement (the "Closing Date") and ending on the third (3rd) anniversary of the Closing Date, he will not:

              (a) engage or participate in any business activity competitive with the Business of the Company;

              (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company. Notwithstanding the foregoing, Pollock may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business of the Company;

              (c) solicit or call on, either directly or indirectly, in connection with any business which is competitive with the Business of the Company, any (i) customer with whom the Company shall have dealt at any time or
(ii) any distributor, supplier or other contracting party with whom the Company shall have dealt;

              (d) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

              (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two year period immediately preceding the termination of Employee's employment hereunder.

         The foregoing shall not apply to Pollock's activities as an employee of the Company after the Closing Date or his ownership of shares of common stock of Nematron.

         Pollock agrees that a monetary remedy for a breach of the agreements set forth in this Agreement will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Pollock agrees that the Company will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court of competent jurisdiction may determine.

         If any provision of this Agreement is held invalid in part, it will be curtailed, both as to time and location, to the minimum extent required for its validity and will be binding and enforceable with respect to Pollock as so curtailed.

         This Agreement shall be construed an interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws of such state.

         Terms used herein but not defined shall be defined by reference to the Merger Agreement.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                         -------------------------------------
                                         William K. Pollock


                                         OPTIMATION TECHNOLOGY, INC.


                                         By:
                                                  ----------------------------
                                         Its:     Vice President -- Finance and
                                                  Administration


                                         NEMATRON CORPORATION


                                         By:
                                                  ----------------------------
                                         Its:     Vice President -- Finance and
                                                  Administration

                                   EXHIBIT D

                         TAX REPRESENTATION CERTIFICATE
                           OPTIMATION TECHNOLOGY, INC.



                                                                          , 2000
                                                           ---------------

Nematron Corporation                         Dickinson Wright PLLC
5840 Interface Drive                         500 Woodward Avenue, Suite 4000
Ann Arbor, MI  48103                         Detroit, Michigan 48226-3425



RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER , 2000, AMONG NEMATRON CORPORATION, A MICHIGAN CORPORATION ("PARENT"), NEMATRON ACQUISITION CORP., A NEW YORK CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), OPTIMATION TECHNOLOGY, INC. A NEW YORK CORPORATION (THE "COMPANY") AND THE SHAREHOLDERS OF THE COMPANY, (THE "MERGER AGREEMENT").

Ladies and Gentlemen:

         This letter is supplied to you in connection with the above referenced merger transaction ("Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following statements are accurate now and will be accurate as of the Effective Time:

         1. Pursuant to the terms of the Merger Agreement and the Certificate of Merger to be filed by Merger Sub and the Company with the New York Department of State at the Effective Time, Merger Sub will merge into the Company, and the Company will acquire (by operation of law) all of the assets and liabilities of Merger Sub. Specifically. at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by the Company immediately after the Merger, the following assets will be treated as property held by the Company immediately prior but not subsequent to the Merger:
(a) assets disposed of by the Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger and ending at the Effective Time (the "Pre-Merger Period"); (b) assets used by the Company to pay the shareholders of the Company in connection with the exercise of dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger; and (c) assets used to make distribution, redemption or other payments in respect of shares of Company capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

         2. Other than in the ordinary course of business or pursuant to its obligations under the Merger Agreement, the Company has made not transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) (a) in contemplation of the Merger or (b) during the Pre-Merger Period.

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes not related to taxes, and are more specifically as part of a strategic business plan to build a global service organization focused on plant floor-to-enterprise needs in a variety of targeted industries.

         4. At the Effective Time, the Company will have no outstanding equity interests other than the Company's common stock, no par value. At the Effective Time, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company capital stock or any other equity interest in the Company other than those disclosed in Section 2.03 of the Merger Agreement or the Company Disclosure Schedule with respect thereto.

         5. Upon consummation of the Merger, shares of Company capital stock representing "Control" of the Company will be exchanged solely for shares of Parent Common Stock. At the Effective Time, there will exist no rights to acquire Company capital stock or to vote (or restrict or otherwise control the vote of) shares of Company capital stock which, if exercised, would affect Parent's acquisition and retention of Control of the Company. (For purposes of the preceding sentence, shares of Company capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as shares of Company capital stock outstanding at the Effective Time but not exchanged for shares of Parent Common Stock.) As used in this letter, "Control" of a corporation shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock of such corporation entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of such corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or rights to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

         6. The total fair market value of all consideration other than shares of Parent Common Stock to be received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of all Company capital stock outstanding immediately prior to the Merger.

         7. The Company has no plan or intention to issue additional shares of capital stock after the Merger, or take any other action that would result in Parent not being in Control of the Company.

         8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation ss. 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business.

         9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger.

         10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business.

         11. The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

         12. The Company is not, and will not be at the Effective Time, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

         13. The Company is not, and will not be at the Effective Time, under the jurisdiction of a court in a Title II or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

         14. After due inquiry with its officers, directors and principal shareholders, the Company has no knowledge of, and believes that there does not exist, any plan or intention on the part of the shareholders (or any shareholder) of the Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a reduction in ft risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock to be received in the Merger that would reduce the Company shareholders' ownership of such Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value, of the Company capital stock outstanding immediately prior to the consummation of the Merger. (For purposes of the preceding sentence, shares of Company capital stock (a) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received in connection with the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) and/or (b) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of Company capital stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

         15. There will be no payments of cash to shareholders of the Company in connection with the exercise of dissenters' rights, and one hundred percent (100%) of the Company capital stock outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of Company capital stock other than shares of Parent Common Stock.

         16. The fair market value of the shares of Parent Common Stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of Company capital stock surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of Company capital stock will be approximately equal to the fair market value of all of the outstanding shares of Company capital stock immediately prior to the Merger.

         17. Each of Merger Sub, Parent, the Company and each shareholder of the Company will pay separately his or its own expenses relating to the Merger.

         18. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger.

         19. The terms of the Merger Agreement and of the other agreements relating thereto are the product of arm's length negotiations.

         20. None of the compensation received or to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Company capital stock; none of the shares of Parent Common Stock to be received by any shareholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any employment agreement or any covenant not to compete; and the compensation paid or to be paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         21. With respect to each instance, if any, in which shares of Company capital stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (a) to the best knowledge of the Company, (i) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (ii) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (iii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (b) the Stock Purchase was not a formal or informal condition to the consummation of the Merger.

         22. The Company is authorized to make all of the representations set forth herein.

         Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.


                                     Very truly yours,

                                     OPTIMATION TECHNOLOGY, INC.



                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                               SCHEDULES (OMITTED)


Company Disclosure Schedule
Schedule 3.03            No Conflict, Required Filings and Consents




Omitted Schedules will be furnished upon request.

                               FORM OF PROXY CARD
                  SOLICITED ON BEHALF OF NEMATRON CORPORATION'S
                               BOARD OF DIRECTORS
                          DATED AS OF DECEMBER 4, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF NEMATRON CORPORATION

         The undersigned hereby constitutes and appoints Matthew S. Galvez and David P. Gienapp, and each of them, attorneys, agents and proxies with power of substitution to vote as designated below all of the shares of Common Stock of Nematron Corporation (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of Nematron, to be held at Nematron Corporation, 5840 Interface Drive, Ann Arbor, Michigan on December 22, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, upon the matter set forth below, which is proposed by Nematron.

         This Proxy, when properly executed, will be voted in the manner directed; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES PURSUANT TO THE MERGER.

         Nematron Corporation's Board of Directors proposes to issue a total of 3,112,500 shares of Nematron Common Stock pursuant to the Agreement and Plan of Merger, dated as of November 14, 2000, among Nematron, Merger Sub, Optimation, William K. Pollock, Timothy A. Lasch, and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust (the "Trustees"), pursuant to which Merger Sub (a New York corporation organized by Nematron Corporation in connection with the Merger, as hereinafter defined) will be merged with and into Optimation, with Optimation surviving as a wholly owned subsidiary of Nematron (the "Merger"). The American Stock Exchange rules require shareholder approval to issue the shares pursuant to the Merger.

         By checking the appropriate box below, I choose to vote my shares of Nematron Common Stock:

[ ] FOR APPROVAL OF THE ISSUANCE OF 3,112,500 SHARES OF NEMATRON COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER

[ ] AGAINST APPROVAL OF THE ISSUANCE OF 3,112,500 SHARES OF NEMATRON COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER

[ ] ABSTENTION WITH RESPECT TO THE APPROVAL OF THE ISSUANCE OF 3,112,500 SHARES OF NEMATRON COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER
________________________________________________________________________________

         The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement dated December 4, 2000 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

         Please sign this Proxy exactly as your name(s) appear(s) on this Proxy. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE BELOW.

SIGNATURE(S) ___________________________________         DATE _________________

SIGNATURE(S) ___________________________________         DATE _________________



                                       75